                                                                   Exhibit 4.8


                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

                               U.S. $380,000,000

                         Dated as of December 13, 1994

                                     among

                           AMERISOURCE CORPORATION,
                                 as Borrower,

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                     individually and in its capacities as
                the Administrative Agent and a Managing Agent,

                                      and

                            BANKERS TRUST COMPANY,
                     individually and in its capacities as
                   the Issuing Lender and a Managing Agent,

                                      and

                       BANKAMERICA BUSINESS CREDIT, INC.
                          and HELLER FINANCIAL, INC.,
                                 as Co-Agents,

                                      and

                              THE BANKS AND OTHER
                     FINANCIAL INSTITUTIONS NAMED HEREIN,
                                  as Lenders

                               TABLE OF CONTENTS
                               -----------------

Section                                                              Page
- - - -------                                                              ----

1.    DEFINITIONS AND RULES OF CONSTRUCTION...........................  2
      -------------------------------------
      1.1   Definitions...............................................  2
            -----------
      1.2   Rules of Construction..................................... 43
            ---------------------

2.    AMOUNT AND TERMS OF CREDIT...................................... 44
      --------------------------
      2.1   Advances.................................................. 44
            --------
      2.2  Making the Loans........................................... 47
           ----------------
      2.3  Letters of Credit.......................................... 48
           -----------------
      2.4   Mandatory Prepayment...................................... 55
            --------------------
      2.5   Optional Reduction of Maximum Loan or Advance
            ---------------------------------------------
            Rate...................................................... 55
            ----
      2.6   Use of Proceeds........................................... 56
            ---------------
      2.7   Single Loan............................................... 56
            -----------
      2.8   Interest on Loans......................................... 56
            -----------------
      2.9   Special Provisions Governing LIBOR Rate Loans............. 59
            ---------------------------------------------
      2.10  Eligible Inventory........................................ 63
            ------------------
      2.11  Fees...................................................... 64
            ----
      2.12  Cash Management System.................................... 65
            ----------------------
      2.13  Receipt of Payments....................................... 66
            -------------------
      2.14  Application and Allocation of Payments.................... 66
            --------------------------------------
      2.15  Accounting................................................ 68
            ----------
      2.16  Indemnity................................................. 68
            ---------
      2.17  Access.................................................... 69
            ------
      2.18  Taxes..................................................... 70
            -----
      2.19  Indemnification in Certain Events......................... 74
            ---------------------------------
      2.20  Replacement of Commitments................................ 75
            --------------------------


3.    CONDITIONS PRECEDENT............................................ 76
      --------------------
      3.1   Conditions to Effectiveness of this Agreement............. 76
            ---------------------------------------------
      3.2   Further Conditions........................................ 78
            ------------------

4.    REPRESENTATIONS AND WARRANTIES.................................. 79
      ------------------------------
      4.1   Corporate Existence; Compliance with Law.................. 79
            ----------------------------------------
      4.2   Executive Offices......................................... 80
            -----------------
      4.3   Subsidiaries.............................................. 80
            ------------
      4.4   Corporate Power; Authorization; Enforceable
            -------------------------------------------
            Obligations............................................... 80
            -----------
      4.5   Solvency.................................................. 81
            --------
      4.6   Financial Statements...................................... 81
            --------------------
      4.7   Projections............................................... 82
            -----------
      4.8   Ownership of Property; Liens.............................. 83
            ----------------------------
      4.9   No Default................................................ 84
            ----------
      4.10  Burdensome Restrictions................................... 84
            -----------------------
      4.11 Labor Matters.............................................. 84
           -------------
      4.12  Other Ventures............................................ 85
            --------------
      4.13  Investment Company Act.................................... 85
            ----------------------
      4.14  Margin Regulations........................................ 85
            ------------------
      4.15  Taxes..................................................... 85
            -----
      4.16  ERISA..................................................... 86
            -----
      4.17  No Litigation............................................. 88
            -------------
      4.18  Brokers................................................... 89
            -------
      4.19  Ancillary Agreements...................................... 89
            --------------------
      4.20  Outstanding Stock; Options; Warrants, Etc................. 89
            -----------------------------------------
      4.21  Employment and Labor Agreements........................... 89
            -------------------------------
      4.22  Patents, Trademarks, Copyrights and Licenses.............. 89
            --------------------------------------------

      4.23  Full Disclosure........................................... 90
            ---------------
      4.24  Liens..................................................... 90
            -----
      4.25  Hazardous Materials....................................... 90
            -------------------
      4.26  Insurance Policies........................................ 91
            ------------------
      4.27  Bank Accounts............................................. 92
            -------------
      4.28  Inventory................................................. 92
            ---------
      4.29  Indebtedness.............................................. 93
            ------------
5.    FINANCIAL STATEMENTS AND INFORMATION............................ 93
      ------------------------------------
      5.1   Reports and Notices....................................... 93
            -------------------
      5.2   Additional Reports and Notices............................ 97
            ------------------------------
      5.3   Communication with Accountants............................ 97
            ------------------------------

6.    AFFIRMATIVE COVENANTS........................................... 98
      ---------------------
      6.1   Maintenance of Existence and Conduct of Business.......... 98
            ------------------------------------------------
      6.2   Payment of Obligations.................................... 99
            ----------------------
      6.3   Agent's and Lenders' Fees................................. 99
            -------------------------
      6.4   Books and Records......................................... 99
            -----------------
      6.5   Litigation................................................100
            ----------
      6.6   Insurance.................................................100
            ---------
      6.7   Compliance with Laws......................................101
            --------------------
      6.8   Agreements................................................101
            ----------
      6.9   Supplemental Disclosure...................................101
            -----------------------
      6.10  Employee Plans............................................102
            --------------
      6.11  Environmental Matters.....................................102
            ---------------------
      6.12  Landlord's Agreements.....................................103
            ---------------------
      6.13  Subsidiary................................................103
            ----------
      6.14 Interest Rate Contracts....................................103
           -----------------------
      6.15  Minimum Tangible Net Worth................................103
            --------------------------
      6.16  Interest Coverage Ratio...................................104
            -----------------------
      6.17  Current Ratio.............................................104
            -------------
      6.18  Stock Changes.............................................104
            -------------
      6.19  Private Label Programs....................................104
            ----------------------
      6.20 Receivables Securitization Facility........................105
           -----------------------------------

7.    NEGATIVE COVENANTS..............................................106
      ------------------
      7.1   Mergers and Acquisitions..................................106
            ------------------------
      7.2   Investments; Loans and Advances...........................107
            -------------------------------
      7.3   Indebtedness..............................................108
            ------------
      7.4   Employee Loans............................................108
            --------------
      7.5   Capital Structure.........................................109
            -----------------
      7.6   Maintenance of Business...................................110
            -----------------------
      7.7   Transactions with Affiliates..............................110
            ----------------------------
      7.8   Guaranteed Indebtedness...................................111
            -----------------------
      7.9   Liens.....................................................111
            -----
      7.10  Sales of Assets...........................................111
            ---------------
      7.11  Cancellation of Indebtedness..............................112
            ----------------------------
      7.12  Events of Default.........................................112
            -----------------
      7.13  Speculative Transactions..................................112
            ------------------------
      7.14  Restricted Payments; Dividends............................113
            ------------------------------
      7.15  Payment or Modification of Obligations....................114
            --------------------------------------
      7.16  Compensation..............................................114
            ------------
      7.17  Real Property Leases......................................114
            --------------------
      7.18  ERISA.....................................................114
            -----
      7.19  Hazardous Materials.......................................115
            -------------------
      7.20  Capital Expenditures......................................116
            --------------------
      7.21  Operating Leases..........................................116
            ----------------
      7.22  Fiscal Year...............................................116
            -----------

      7.23  Tax Sharing...............................................117
            -----------
      7.24  Amendments to Other Documents.............................117
            -----------------------------

8.    TERM............................................................118
      ----
      8.1   Termination...............................................118
            -----------
      8.2   Survival of Obligations Upon Termination of
            -------------------------------------------
            Financing Arrangement.....................................118
            ---------------------
      8.3   Events Prior to Restatement Closing Date..................119
            ----------------------------------------

9.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES..........................119
      --------------------------------------
      9.1    Events of Default........................................119
             -----------------
      9.2    Remedies.................................................123
             --------
      9.3    Waivers by Borrower......................................124
             -------------------
      9.4    Right of Setoff..........................................124
             ---------------

10.   AGENCY..........................................................125
      ------
      10.1  Appointment...............................................125
            -----------
      10.2  Delegation of Duties......................................126
            --------------------
      10.3  Limitation of Liability...................................126
            -----------------------
      10.4  Reliance by Agent.........................................126
            -----------------
      10.5  Notice of Default.........................................127
            -----------------
      10.6  Non-Reliance on Agent and the Other Lenders...............128
            -------------------------------------------
      10.7  Indemnification...........................................128
            ---------------
      10.8  Payments..................................................129
            --------
      10.9  Agent in Its Individual Capacity..........................129
            --------------------------------
      10.10 Successor Agent...........................................129
            ---------------
      10.11 Adjustment................................................130
            ----------
      10.12 Applicability of Section to Borrower......................130
            ------------------------------------

11.   ASSIGNMENTS AND PARTICIPATIONS..................................130
      ------------------------------
      11.1  Successors and Assigns....................................130
            ----------------------
      11.2  Assignments...............................................131
            -----------
      11.3  Participations............................................132
            --------------
      11.4  Disclosure................................................133
            ----------
      11.5  Assignments and Participations as Units...................134
            ---------------------------------------

12.   MISCELLANEOUS...................................................134
      -------------
      12.1  Complete Agreement; Modification of Agreement.............134
            ---------------------------------------------
      12.2  Fees and Expenses.........................................135
            -----------------
      12.3  No Waiver.................................................136
            ---------
      12.4  Remedies..................................................137
            --------
      12.5  Severability..............................................137
            ------------
      12.6  Parties...................................................137
            -------
      12.7  Conflict of Terms.........................................137
            -----------------
      12.8  Authorized Signature......................................137
            --------------------
      12.9 GOVERNING LAW..............................................137
           -------------
      12.10 Notices...................................................138
            -------
      12.11 Survival..................................................140
            --------
      12.12 Section Titles............................................140
            --------------
      12.13 Counterparts..............................................140
            ------------
      12.14 BTCo......................................................140
            ----
      12.15  Designation of Senior Debt...............................141
             --------------------------
      12.16 MUTUAL WAIVER OF JURY TRIAL...............................141
            ---------------------------

                        INDEX OF EXHIBITS AND SCHEDULES
                        -------------------------------

Exhibit A          - Form of Notice of Advance                    [Section 2.1]
Exhibit B          - Form of Borrowing Base
                     Certificate                                  [Definitions]
Exhibit C          - Form of Assignment and Acceptance            [Definitions]
Exhibit D          - Form of Landlord's Agreement                 [Definitions]
Exhibit E          - Form of Note                                 [Definitions]
Exhibit F          - Form of Confidentiality Agreement            [Section 11.4]
Exhibit G          - Form of Notice of LIBOR Advance              [Section 2.8]
Exhibit H          - Form of Accountant's Letter                  [Section 5.2]
Exhibit I          - Form of Letter of Credit Request             [Section 2.3]

Schedule A  - Lenders and Lenders'
                     Proportionate Shares                         [Definitions]
Schedule B         - Schedule of Documents                        [Definitions]
Schedule C         - Quarterly Rate Adjustment Matrix             [Definitions]
Schedule D         - L/C Guaranty Alternative                     [Section 2.3]
Schedule E  - Receivables Pooling Agreement
            Defined Terms                         [Section 7.24]
Schedule 4.2       - Executive Offices
Schedule 4.3       - Subsidiaries
Schedule 4.6    - Material Events
Schedule 4.8       - Real Estate and Leases
Schedule 4.12      - Joint Ventures
Schedule 4.15      - Tax Matters
Schedule 4.16      - ERISA Plans
Schedule 4.17      - Litigation
Schedule 4.20      - Stock Ownership of Borrower and Parent
Schedule 4.21      - Employment Matters
Schedule 4.22      - Patents, Trademarks, Copyrights and Other
                     Intellectual Property Rights
Schedule 4.25      - Environmental Liabilities
Schedule 4.26      - Insurance Policies
Schedule 4.27      - Bank Accounts
Schedule 6.1       - Names
Schedule 6.11      - Environmental Remediation Plan
Schedule 7.2       - Existing Advances
Schedule 7.3       - Indebtedness
Schedule 7.7       - Permitted Affiliate Transactions
Schedule 7.9       - Liens
Schedule 7.10      - Sales of Assets
Schedule 7.16      - Management Incentive Program
Schedule 12.8      - Authorized Signatures

                  This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of December 13, 1994, among AMERISOURCE CORPORATION, a Delaware corporation, formerly known as Alco Health Services Corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York ("GE Capital"), individually and in its capacities as the administrative agent (in such capacity, "Agent") and a managing agent for each of the Lenders (as defined below) hereunder, BANKERS TRUST COMPANY, a corporation organized under the banking laws of the State of New York ("BTCo"), individually and in its capacities as the issuing lender and a managing agent for each of the Lenders hereunder, BankAmerica Business Credit, Inc., and Heller Financial, Inc., as co-agents, and the other banks and other financial institutions named herein and whose signatures appear on the signature pages hereto (GE Capital, BTCo, BankAmerica Business Credit, Inc., Heller Financial, Inc., and such other banks and other financial institutions and their respective successors and assigns, individually, a "Lender" and collectively, "Lenders").

                                   RECITALS
                                   --------

            A. Reference is made to that certain Credit Agreement dated as of March 30, 1993 by and among Borrower, Agent, Security Pacific Business Credit Inc., as co-agent, and each of the lenders party thereto, pursuant to which certain senior secured loans and other financial accommodations were made to and for the benefit of Borrower. The Credit Agreement dated as of March 30, 1993 was subsequently amended and modified by that certain First Amendment to Credit Agreement dated as of December 3, 1993 and that certain Amended and Restated Second Amendment to Credit Agreement dated as of March 31, 1994 (collectively, the "Original Credit Agreement").

            B. Borrower has notified Agent and Lenders of its intention to restructure its outstanding indebtedness effective as of the date hereof, including, but not limited to, an amendment and restatement of its obligations under the Original Credit Agreement and consummation of an accounts receivable securitization program, each as hereinafter set forth.

            C. As part of such restructuring, Borrower has requested that Lenders provide to it a senior secured credit facility in the maximum principal amount of $380,000,000.

            D. Lenders are willing to extend such loans and other financial accommodations in accordance with the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                     DEFINITIONS AND RULES OF CONSTRUCTION
                     -------------------------------------

      1.1   Definitions.  Capitalized terms used in this Agreement shall
            -----------
have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used herein:

                  "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person and, in any event, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned or hereafter received or acquired by or belonging or owing to such Person whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligation which may be characterized as an account or contract right under the
Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods);
(iv) all monies due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person) now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security, letters of credit, and guaranties of any kind, now or hereafter in existence, given by any other Person with respect to any of the foregoing.

                  "Acquisition Purchase Price" shall mean: (i) in the case of an asset acquisition, the sum of (x) all cash consideration paid or payable by or on behalf of the buyer to seller or on behalf of seller, plus (y) the fair
                                                         ----
market value of any non-cash consideration made or payable by or on behalf of the buyer to seller or on behalf of seller, plus (z) the amount of all
                                            ----
Indebtedness (including Guaranteed Indebtedness) and other liabilities assumed or forgiven by or on behalf of the buyer that would be required to be reflected on the consolidated balance sheet of the Person assuming or forgiving such liabilities pursuant to GAAP; and (ii) in the case of a stock acquisition, the sum of (a) all cash consideration paid or payable by or on behalf of the buyer to seller or on behalf of seller, plus (b) the fair market value of any non-cash
                                  ----
consideration made or payable by or on behalf of the buyer to seller or on behalf of seller, plus (c) in the case of any acquisition through a merger or
                  ----
a transaction after which the acquired Person would be a Subsidiary of the buyer, the amount of all Indebtedness (including Guaranteed Indebtedness) and other liabilities of the acquired Person guaranteed or assumed by Borrower.

                  "Adjusted LIBOR Rate" shall mean, for any Interest Period, the per annum rate (rounded to the nearest one-sixteenth of one percent (0.0625%)), determined as the sum of: (i) the LIBOR Assessment Rate at the time, plus (ii)
                                                                     ----
the quotient of: (a) the LIBOR Rate divided by (b) (I) one hundred percent
                                    ------- --
(100%) minus (II) the LIBOR Reserve Percentage.
       -----
                  "Advance" shall have the meaning assigned to it in
SECTION 2.1(A).

                  "Affected Interest Period" shall have the meaning assigned to it in SECTION 2.9(B).

                  "Affected Lender" shall mean any Lender affected by any of the events described in SECTION 2.9(B) or SECTION 2.9(C).

                  "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person,
(ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such

Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall have the meaning assigned to it in the preamble to this Agreement.

                  "Agreement" shall mean this Amended and Restated Credit Agreement and any appendices, exhibits or schedules hereto, which Amended and Restated Credit Agreement amends and restates the Original Credit Agreement, and shall refer to this Agreement as the same may be in effect at the time such reference is operative.

                  "Ancillary Agreements" shall mean those agreements, documents, and instruments (other than this Agreement) identified in the Schedule of Documents and any other supplemental agreement, undertaking, instrument, document or other writing executed by Borrower or Parent as a condition to advances or funding under this Agreement or otherwise in connection herewith, including the Subordinated Parent Notes, the Receivables Facility Documents, the Loan Documents, and all amendments, modifications or supplements thereto effected in accordance with this Agreement.

                  "Applicable Letter of Credit Fee Rate" shall mean two percent (2.00%); provided, that the Applicable Letter of Credit Fee Rate is subject to
         --------
periodic adjustments, based on the following criteria:

            (i) based on the Interest Coverage Ratio calculated from Borrower's financial statements that are required to be delivered to Agent and Lenders in accordance with SECTION 5.1(C) or SECTION 5.1(D) (with respect to financial statements to be delivered at the end of any Fiscal Year), as the case may be, for the last Fiscal Quarter in the most recent Testing Period, the Applicable Letter of Credit Fee Rate shall be adjusted to be as follows:

                                                      Then Applicable
                  If Interest Coverage Ratio          Letter of Credit
                  is Greater Than or Equal to         Fee Rate is
                  ---------------------------         ----------------
                  3.75 to 1.00 but less than            1.75%
                        4.50 to 1.00

                  4.50 to 1.00 but less than            1.50%
                        5.50 to 1.00

                  5.50 to 1.00 but less than            1.25%
                        6.50 to 1.00

                  6.50 to 1.00                          1.00%

                  The adjustments set forth in this subparagraph (i), if and when applicable, shall be made to the Applicable Letter of Credit Fee Rate for the Fiscal Quarter immediately following the date that is three (3) Business Days after Borrower shall have delivered to Agent the required financial statements showing the requisite Interest Coverage Ratio for the relevant Testing Period. The Quarterly Rate Adjustment

      Matrix illustrates the timing of the effectiveness of the adjustments described in the preceding sentence.

                  (ii) at any time after Borrower shall have received at least $100,000,000 of aggregate gross cash proceeds (before customary fees and expenses) from the sale of common equity of Borrower or Parent, based on the Total Debt to EBITDA Ratio calculated from the financial statements that are required to be delivered to Agent and Lenders in accordance with
      SECTION 5.1(C) or SECTION 5.1(D) (with respect to financial statements to be delivered at the end of any Fiscal Year), as the case may be, for the most recent Rolling Period (with the initial Rolling Period to be that ending with the last Fiscal Quarter ending immediately prior to the consummation of such equity sale), the Applicable Letter of Credit Fee Rate shall be adjusted to be as follows:

                                                      Then Applicable
                  If Total Debt to                    Letter of Credit
                  EBITDA Ratio is Less Than           Fee Rate is
                  --------------------------          ----------------
                  4.50 to 1.00 but greater than or      1.50%
                        equal to 4.00 to 1.00

                  4.00 to 1.00                          1.00%

                  The initial adjustment set forth in this subparagraph (ii), if and when applicable, shall be made to the Applicable Letter of Credit Fee Rate for the period (a) commencing on the first day of the calendar month following the receipt of the above-described equity proceeds (or, if later, the first day of the calendar month following the date that is three (3) Business Days after Borrower shall have delivered to Agent the required financial statements showing the requisite Total Debt to EBITDA Ratio for the relevant Rolling Period) and (b) ending on the last day of the Fiscal Quarter following the Fiscal Quarter in which the above-described equity proceeds are received. All subsequent adjustments set forth in this subparagraph (ii), if and when applicable, shall be made to the Applicable Letter of Credit Fee Rate for the second Fiscal Quarter following the end of the relevant Rolling Period, and the Quarterly Rate Adjustment Matrix illustrates the timing of the effectiveness of such subsequent adjustments.

            (iii) If more than one such adjustment described in subparagraphs
      (i) and (ii) above shall be applicable to the Applicable Letter of Credit Fee Rate for the same Fiscal Quarter, then only the lower (or, if equal, only one) Applicable Letter of Credit Fee Rate shall apply.

                  "Applicable Margin" for any Prime Rate Loan shall be one percent (1.00%) and for any LIBOR Rate Loan shall be two and one-quarter percent (2.25%); provided, that the Applicable Margins are subject to periodic
         --------
adjustments, based on the following criteria:

            (i)  with respect to Prime Rate Loans:

                  (a) based on the Interest Coverage Ratio calculated from Borrower's financial statements that are required to be delivered to Agent and Lenders in accordance with SECTION 5.1(C) or SECTION 5.1(D) (with respect to financial statements to be delivered at the end of any Fiscal
      Year), as the case may be, for the last Fiscal Quarter in the most recent Testing Period, the Applicable Margin shall be adjusted to be as follows:

                  If Interest Coverage Ratio          Then Applicable
                  is Greater Than or Equal to         Margin is
                  ---------------------------         ---------------
                  3.75 to 1.00 but less than          0.75%
                        4.50 to 1.00

                  4.50 to 1.00 but less than          0.50%
                        5.50 to 1.00

                  5.50 to 1.00 but less than          0.25%
                        6.50 to 1.00

                  6.50 to 1.00                        0.00%

                  The adjustments set forth in this subparagraph (a), if and when applicable, shall be made to the Applicable Margin for the Fiscal Quarter immediately following the date that is three (3) Business Days after Borrower shall have delivered to Agent the required financial statements showing the requisite Interest Coverage Ratio for the relevant Testing Period. The Quarterly Rate Adjustment Matrix illustrates the timing of the effectiveness of the adjustments described in the preceding sentence.

                  (b) at any time after Borrower shall have received at least $100,000,000 of aggregate gross cash proceeds (before customary fees and expenses) from the sale of common equity of Borrower or Parent, based on the Total Debt to EBITDA Ratio calculated from the financial statements that are required to be delivered to Agent and Lenders in accordance with
      SECTION 5.1(C) or SECTION 5.1(D) (with respect to financial statements to be delivered at the end of any Fiscal Year), as the case may be, for the most recent Rolling Period (with the initial Rolling Period to be that ending with the last Fiscal Quarter ending immediately prior to the consummation of such equity sale), the Applicable Margin shall be adjusted to be as follows:

                  If Total Debt to                    Then Applicable
                  EBITDA Ratio is Less Than           Margin is
                  ------------------------------      ---------------
                  4.50 to 1.00 but greater than or    0.50%
                        equal to 4.00 to 1.00

                  4.00 to 1.00                        0.00%

                  The initial adjustment set forth in this subparagraph (b), if and when applicable, shall be made to the Applicable Margin for the period
      (I) commencing on the first day of the calendar month following the receipt of the above-described equity proceeds (or, if later, the first day of the calendar month following the date that is three (3) Business Days after Borrower shall have delivered to Agent the required financial statements showing the requisite Total Debt to EBITDA Ratio for the relevant Rolling Period) and (II) ending on the last day of the Fiscal Quarter following the Fiscal Quarter in which the above-described equity proceeds are received. All subsequent adjustments set forth in this subparagraph (b), if and when applicable, shall be made to the Applicable Margin for the second Fiscal Quarter following the end of the relevant Rolling Period, and the Quarterly Rate Adjustment Matrix illustrates the timing of the effectiveness of such subsequent adjustments.

                  (c) If more than one such adjustment described in subparagraphs (a) and (b) above shall be applicable to the Applicable Margin with respect to the Prime Rate Loans for the same Fiscal Quarter, then only the lower (or, if equal, only one) Applicable Margin shall apply.

            (ii) with respect to LIBOR Rate Loans:

                  (x) based on the Interest Coverage Ratio calculated from Borrower's financial statements that are required to be delivered to Agent and Lenders in accordance with SECTION 5.1(C) or SECTION 5.1(D) (with respect to financial statements to be delivered at the end of any Fiscal
      Year), as the case may be, for the last Fiscal Quarter in the most recent Testing Period, the Applicable Margin shall be adjusted to be as follows:

                  If Interest Coverage Ratio          Then Applicable
                  is Greater Than or Equal to         Margin is
                  ---------------------------         ---------------
                  3.75 to 1.00 but less than          2.00%
                        4.50 to 1.00

                  4.50 to 1.00 but less than          1.75%
                        5.50 to 1.00

                  5.50 to 1.00 but less than          1.50%
                        6.50 to 1.00

                  6.50 to 1.00                        1.25%

                  The adjustments set forth in this subparagraph (x), if and when applicable, shall be made to the Applicable Margin for the Fiscal Quarter immediately following the date that is three (3) Business Days after Borrower shall have delivered to Agent the required financial statements showing the requisite Interest Coverage Ratio for the relevant Testing Period. The Quarterly Rate Adjustment Matrix illustrates the timing of the effectiveness of the adjustments described in the preceding sentence.

                  (y) at any time after Borrower shall have received at least $100,000,000 of aggregate gross cash proceeds (before customary fees and expenses) from the sale of common equity of Borrower or Parent, based on the Total Debt to EBITDA Ratio calculated from the financial statements that are required to be delivered to Agent and Lenders in accordance with
      SECTION 5.1(C) or SECTION 5.1(D) (with respect to financial statements to be delivered at the end of any Fiscal Year), as the case may be, for the most recent Rolling Period (with the initial Rolling Period to be that ending with the last Fiscal Quarter ending immediately prior to the consummation of such equity sale), the Applicable Margin shall be adjusted to be as follows:

                  If Total Debt to                    Then Applicable
                  EBITDA Ratio is Less Than           Margin is
                  -------------------------           ---------------
                  4.50 to 1.00 but greater than or      1.75%
                        equal to 4.00 to 1.00

                  4.00 to 1.00                          1.25%

                  The initial adjustment set forth in this subparagraph (y), if and when applicable, shall be made to the Applicable Margin for the period
      (I) commencing on the first day of the calendar month following the receipt of the above-described equity proceeds (or, if later, the first day of the calendar month following the date that is three (3) Business Days after Borrower shall have delivered to Agent the required financial statements showing the requisite Total Debt to EBITDA Ratio for the relevant Rolling Period) and (II) ending on the last day of the Fiscal Quarter following the Fiscal Quarter in which the above-described equity proceeds are received. All subsequent adjustments set forth in this subparagraph (y), if and when applicable, shall be made to the Applicable Margin for the second Fiscal Quarter following the end of the relevant Rolling Period, and the Quarterly Rate Adjustment Matrix illustrates the timing of the effectiveness of such subsequent adjustments.

                  (z) If more than one such adjustment described in subparagraphs (x) and (y) above shall be applicable to the Applicable Margin with respect to the LIBOR Rate Loans for the same Fiscal Quarter, then only the lower (or, if equal, only one) Applicable Margin shall apply.

                  "Applicable Unused Line Fee Rate" shall mean one-half of one percent (0.50%); provided, that the Applicable Unused Line Fee Rate is subject
                 --------
to periodic adjustments, based on the following criteria:

                  (i) based on the Interest Coverage Ratio calculated from Borrower's financial statements that are required to be delivered to Agent and Lenders in accordance with SECTION 5.1(C) or SECTION 5.1(D) (with respect to financial statements to be delivered at the end of any Fiscal
      Year), as the case may be, for the last Fiscal Quarter in the most recent Testing Period, the Applicable Unused Line Fee Rate shall be adjusted to be as follows:

                                                      Then Applicable
                  If Interest Coverage Ratio          Unused Line
                  is Greater Than                     Fee Rate is
                  --------------------------          ---------------
                  4.50 to 1.00 but less than or         0.375%
                        equal to 5.50 to 1.00

                  5.50 to 1.00                          0.250%

                  The adjustments set forth in this subparagraph (i), if and when applicable, shall be made to the Applicable Unused Line Fee Rate for the Fiscal Quarter immediately following the date that is three (3) Business Days after Borrower shall have delivered to Agent the required financial statements showing the requisite Interest Coverage
      Ratio for the relevant Testing Period. The Quarterly Rate Adjustment Matrix illustrates the timing of the effectiveness of the adjustments described in the preceding sentence.

                  (ii) at any time after Borrower shall have received at least $100,000,000 of aggregate gross cash proceeds (before customary fees and expenses) from the sale of common equity of Borrower or Parent, based on the Total Debt to EBITDA Ratio calculated from the financial statements that are required to be delivered to Agent and Lenders in accordance with
      SECTION 5.1(C) or SECTION 5.1(D) (with respect to financial statements to be delivered at the end of any Fiscal Year), as the case may be, for the most recent Rolling Period (with the initial Rolling Period to be that ending with the last Fiscal Quarter ending immediately prior to the consummation of such equity sale), the Applicable Unused Line Fee Rate shall be adjusted to be as follows:

                                                      Then Applicable
                  If Total Debt to                    Unused Line
                  EBITDA Ratio is Less Than           Fee Rate is
                  ------------------------------      ---------------
                  4.50 to 1.00 but greater than or    0.375%
                        equal to 4.00 to 1.00

                  4.0 to 1.0                          0.250%

                  The initial adjustment set forth in this subparagraph (ii), if and when applicable, shall be made to the Applicable Unused Line Fee Rate for the period (a) commencing on the first day of the calendar month following the receipt of the above-described equity proceeds (or, if later, the first day of the calendar month following the date that is three (3) Business Days after Borrower shall have delivered to Agent the required financial statements showing the requisite Total Debt to EBITDA Ratio for the relevant Rolling Period) and (b) ending on the last day of the Fiscal Quarter following the Fiscal Quarter in which the above-described equity proceeds are received. All subsequent adjustments set forth in this subparagraph (ii), if and when applicable, shall be made to the Applicable Unused Line Fee Rate for the second Fiscal Quarter following the end of the relevant Rolling Period, and the Quarterly Rate Adjustment Matrix illustrates the timing of the effectiveness of such subsequent adjustments.

                  (iii) If more than one such adjustment described in subparagraphs (i) and (ii) above shall be applicable to the Applicable Unused Line Fee Rate for the same Fiscal Quarter, then only the lower (or, if equal, only one) Applicable Unused Line Fee Rate shall apply.

                  "Assignment and Acceptance" shall mean the assignment, substantially in the form of EXHIBIT C, between the transferor Lender and the
                             ---------
proposed transferee, regarding the sale, assignment, transfer or other disposition (other than the sale of a participation) of all or any amount of such Lender's Proportionate Share of the Loans and its Commitment, together with all modifications, amendments, restatements or supplements thereto.

                  "Auditors" shall mean a nationally-recognized firm of public accountants selected by Borrower and reasonably satisfactory to Agent. For purposes of this Agreement, Borrower's current firm of independent certified public accountants, Ernst & Young, shall be deemed to be satisfactory to Agent as of the Restatement Closing Date.

                  "Average Total Debt" shall mean, as of any date, the sum of
(i) the average daily balance of the Advances during the most recent Rolling Period, (ii) the average daily balance of the Indebtedness under the Receivables Facility during the most recent Rolling Period, (iii) the average of the aggregate principal amounts of the Subordinated Parent Notes outstanding on the last day of each Fiscal Quarter during the most recent Rolling Period, (iv) the average of the aggregate principal amounts of any other Funded Debt of Borrower outstanding on the last day of each Fiscal Quarter during the most recent Rolling Period, (v) the average of the aggregate principal amounts of any other Funded Debt of Parent outstanding on the last day of each Fiscal Quarter during the most recent Rolling Period, and (vi) the average of the aggregate principal amounts of Funded Debt of any Subsidiaries outstanding on the last day of each Fiscal Quarter during the most recent Rolling Period (but excluding any Funded Debt of New Subsidiaries to the extent not guaranteed or assumed by Borrower).

                  "Bankruptcy Code" shall mean title 11 of the United States
Code.

                  "Borrower" shall have the meaning assigned to it in the preamble to this Agreement.

                  "Borrowing Base" shall mean, subject to SECTION 2.5(C), an amount equal to (i) sixty-five percent (65%) of Eligible Inventory during the Fiscal Year ending on September 30, 1995, (ii) sixty-two and one-half percent (62.5%) of Eligible Inventory during the Fiscal Year ending on September 30, 1996, and (iii) sixty percent (60%) of Eligible Inventory in each subsequent Fiscal Year, in each case reduced, to the extent applicable, by the Subordinated Borrower Notes Payoff Amount or the Subordinated Parent Notes Redemption Amount, and such other reserves as Agent, in its reasonable business judgment, after using diligent efforts to attempt to consult with the Managing Agents (but without any liability whatsoever for a failure or inability to do so), may deem necessary from time to time; provided, that in each Fiscal Year, for a
                             --------
period of up to 120 consecutive days (such period (x) to be irrevocably designated by Borrower through written notice given to Agent, Managing Agents and Lenders at least 30 Business Days prior to the commencement of such period, and (y) not to commence sooner than 90 days after the end of the prior increased advance rate period for the preceding Fiscal Year), the then prevailing advance rates set forth in clauses (i), (ii) and (iii) will increase to seventy percent (70%), sixty-seven and one-half percent (67.5%), and sixty-five percent (65%), respectively; and provided further, that such period during
              --- -------- -------
the Fiscal Year ending on September 30, 1995 shall commence on the Restatement Closing Date and end on March 30, 1995. For purposes of this Agreement, Eligible Inventory shall be valued on a LIFO basis (at the lower of cost or market), adjusted by adding the Inventory LIFO Reserve.

                  "Borrowing Base Certificate" shall mean a certificate in the form of EXHIBIT B.
        ---------

                  "BTCo" shall have the meaning assigned to it in the preamble to this Agreement.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted to be closed in the State of New York. When used in connection with the LIBOR Rate, this definition will also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean all payments for the acquisition of any fixed assets or improvements (including by way of Capital Lease Obligation) or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as a capital lease in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.


                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed as a Capital Lease in a note to such balance sheet.

                  "Cash Collateral Account" shall have the meaning assigned to it in SECTION 2.3(I).

                  "Cash Equivalents" shall mean (i) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired, (ii) certificates of deposit with maturities of not more than one year from the date acquired that have been issued by a United States Federal or state chartered commercial bank of recognized standing, which bank has capital and unimpaired surplus in excess of $200,000,000, based on its most recent publicly available financial statements, and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc., (iii) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in (i) above and entered into only with commercial banks having the qualifications described in
(ii) above, (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States of America or any state thereof and having a rating of at least A-1 or the equivalent from Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Service, Inc., in each case with maturities of not more than 30 days from the date acquired, and (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above.

                  "Change of Control Date" shall mean the date on which either of the following occurs:

                     (i) Parent shall fail to own and control, beneficially and of record, one hundred percent (100%) of the issued and outstanding Stock of Borrower; provided, that (a) if such failure occurs due to a Qualified
                   --------
      Borrower Public Offering, then such failure shall not constitute a Change of Control Date if and for so long as (I) Parent owns and controls, beneficially and of record, not less than thirty percent (30%) of the issued and outstanding Stock of Borrower, and (II) no Person or "group" (as defined under Section 13d-3 and Regulation

      13D of the Exchange Act) becomes the beneficial owner, directly or indirectly, of shares of Voting Stock of Borrower, the voting power of which is greater than the voting power of the Stock of Borrower held at that time by Parent, and (b) if such failure occurs due to a Qualified Borrower Equity Sale, then such failure shall not constitute a Change of Control Date if and for so long as Parent and VPI own and control, directly or indirectly, an aggregate of more than fifty percent (50%) of the issued and outstanding Voting Stock of Borrower; or

                  (ii) VPI, its employees, its Affiliates, and employees of Borrower shall fail to own and control, beneficially and of record, an aggregate of more than fifty percent (50%) of the issued and outstanding Stock of Parent; provided, that (x) if such failure occurs following a
                       --------
      Qualified Parent Public Offering from which Parent obtains net offering proceeds, after deduction of all fees, commissions, and other costs and expenses in connection therewith, of not less than $100,000,000, then such failure shall not constitute a Change of Control Date if and for so long as a majority of the Board of Directors of Parent shall consist of Independent Directors except that a Change of Control Date under this clause (x) shall not be deemed to have occurred as a result of the death or resignation of an Independent Director unless such vacancy is not filled by an Independent Director within 45 days of such vacancy, and (y) if such failure occurs due to a Qualified Parent Public Offering from which Parent obtains net offering proceeds, after deduction of all fees, commissions and other costs and expenses in connection therewith, of less than $100,000,000 or a Qualified Parent Equity Sale or following a Qualified Parent Equity Sale due to the termination of an employee of VPI or Borrower, then such failure shall not constitute a Change of Control Date if and for so long as (I) VPI, its employees, its Affiliates, and employees of Borrower own and control, directly or indirectly, an aggregate of more than thirty percent (30%) of the issued and outstanding Voting Stock of Parent, and (II) no Person or "group" (as defined under
      Section 13d-3 and Regulation 13D of the Exchange Act) becomes the beneficial owner, directly or indirectly, of shares of Voting Stock of Parent, the voting power of which is greater than the voting power of the Stock of Parent held at that time by VPI, its employees, its Affiliates, and employees of Borrower; or

                  (iii) so long as any of the Subordinated Parent Notes are outstanding, a "Change in Control" (as defined in the Subordinated Parent
      Note Indenture), which is not otherwise described in clauses (i) or (ii) of this definition of "Change of Control Date," has occurred and is not cured or waived within 30 days of such occurrence.

                  "Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to either (A) PBGC or (B) DEA, FDA or any other Federal, state or local governmental agency in connection with the sale of pharmaceutical or health care products) at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrower,
(iv) Borrower's ownership or use of any of its assets, or (v) any other aspect of Borrower's business.

                  "Co-Agent" shall mean BankAmerica Business Credit, Inc. and Heller Financial, Inc., each in its capacity as co-agent for Lenders hereunder, or any successor to any such co-agent.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the
                                                          --------
event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Collateral" shall mean the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Agent, for the benefit of Lenders, to secure the Obligations.

                  "Collateral Documents" shall mean the Security Agreement, the Parent Guaranty, the Patent, Trademark and Copyright Assignment, the Amended and Restated Pledge Agreement between Borrower, as pledgor, and Agent, as pledgee, and the Real Property Collateral Documents.

                  "Collection Account" shall mean that certain account of Agent, account number 50-232-854 in the name of "GECC/CAF Depository, Attention:
AmeriSource" at Bankers Trust Company, One Bankers Trust Plaza, New York, New York 10006, ABA number 021 001 033, or such other account as may be designated by Agent.

                  "Commitment" of any Lender shall mean the amount set forth opposite such Lender's name on SCHEDULE A, as such schedule may be amended from
                               ----------
time to time, under the heading "Commitment."

                  "Commitment Termination Date" shall mean the earliest of (i) January 3, 2000, (ii) the date of termination of Lenders' obligation to advance funds or permit existing advances to remain outstanding pursuant to SECTION 9.2, and (iii) the date of prepayment in full by Borrower of the Loans in accordance with the provisions of SECTION 2.5(A).

                  "Conduit Financing Arrangement" shall mean a financing arrangement in which a Lender is participating as a conduit entity within the meaning of Section 7701(l) of the IRC and proposed Regulations (S)(S) 1.881 through 1.883 or any successor provision thereto.

                  "Consolidated" when used with respect to any of the terms defined in this Agreement refers to such terms as reflected in a consolidation of Borrower and its Subsidiaries in conformity with GAAP.

                  "Consolidated Borrower Group" shall mean Borrower and its Subsidiaries (excluding New Subsidiaries).

                  "Conversion" shall mean the conversion of the interest rate on all or any portion of the Loans from the Stated Prime Rate to the Stated LIBOR Rate, in accordance with the provisions of SECTION 2.8(E).

                  "Covered Taxes" shall have the meaning assigned to it in
SECTION 2.18(A).

                  "Current Assets" shall mean, as at any date of determination, the total assets of the Consolidated Borrower Group that are properly classified as current assets in conformity with GAAP, but excluding, if applicable, any of the assets of Receivables Corporation under the Receivables Pooling Agreement (provided, that such term shall include cash, Cash Equivalents and marketable
 ---------
securities only to the extent that they do not exceed $30,000,000 in the aggregate at any time), plus the Inventory LIFO Reserve.
                        ----
                  "Current Liabilities" shall mean, as at any date of determination, the total liabilities of the Consolidated Borrower Group that are properly classified as current liabilities in conformity with GAAP, but excluding, if applicable, any of the Obligations or the liabilities of Receivables Corporation under the Receivables Pooling Agreement.

                  "DEA" shall mean the Federal Drug Enforcement Agency.

                  "Default" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" shall have the meaning assigned to it in
SECTION 2.8(F).

                  "Defaulting Lender" shall have the meaning assigned to it in
SECTION 2.2(A).

                  "Disbursement Account" shall have the meaning assigned to it in SECTION 2.12(E).

                  "Dividend/Acquisition Basket" shall mean the sum of the following amounts:

                        (i) the net cash proceeds received by Borrower from (a) sales of the common Stock of Borrower or Parent or
                             (b) capital contributions to Borrower's equity account in the form of cash, which are not used to permanently repay Indebtedness of Borrower in accordance with its terms;

                                            PLUS
                                            ----

                        (ii) the product of (a) the cumulative amount of
                             Borrower's Excess Cash Flow since January 1, 1995, multiplied by (b) the percentage that
                             ---------- --
                             corresponds to the applicable Interest Coverage Ratio (as set forth below), in each case based on Borrower's financial statements required to be delivered pursuant to SECTION 5.1 for the most recent Testing Period, for the applicable Testing
                             Period:

                  If Interest                             Then Applicable
                  Coverage Ratio is                        Percentage is
                  -----------------                       ---------------
                  less than or equal to                         50%
                  3.75 to 1.00

                  less than or equal to 4.50 to 1.00            65%
                  but greater than 3.75 to 1.00

                  less than or equal to 5.50 to 1.00            75%
                  but greater than 4.50 to 1.00

                  less than or equal to 6.50 to 1.00            85%
                  but greater than 5.50 to 1.00

                  greater than 6.50 to 1.00                    100%

                                                 MINUS
                                                 -----

                        (iii) (a) the amount of all dividends to Parent (other
                              than dividends to Parent permitted under SECTION
                              7.14 that are used for (I) Taxes due and payable by Parent and (II) the reasonable legal, accounting and operational expenses of Parent incurred in the ordinary course of its business, so long as the aggregate amount of dividends described in this subclause (II) does not exceed $350,000 in any Fiscal Year) and (b) the aggregate Acquisition Purchase Price of all acquisitions permitted under SECTION 7.1 to the extent aggregating in excess of $20,000,000;

                                                 MINUS
                                                 -----

                        (iv) the amount, if any, by which (a) the amount of all investments made by Borrower in any Person acquired through an acquisition of Stock subsequent to such acquisition exceeds (b) the amount of cash transfers made to Borrower by such Person subsequent to such acquisition that is not reflected in the calculation of EBITDA.

                  "Dollars" and "$" shall mean United States of America dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts in the United States of America.

                  "EBITDA" shall mean, for any period, (i) Net Income for such period (excluding, without duplication, the amortization of financing costs payable in connection with the transactions contemplated by this Agreement and the Receivables Facility Documents and the premiums paid in connection with the redemption of the Subordinated Borrower Notes and the effect of extraordinary items for such period), plus (ii) the amount of (A) all Interest Expense for
                        ----
such period, plus (B) all interest expense under the Receivables Pooling
             ----
Agreement, whether incurred by Receivables Corporation or Receivables Trust, plus (iii) income Tax Expense for such period, plus (iv) depreciation and
- - - ----                                           ----
amortization for the Consolidated Borrower Group for such period, plus
                                                                  ----

(v) any other non-cash charges which have been subtracted in calculating Net Income for the Consolidated Borrower Group for such period, plus (vi) any LIFO
                                                            ----
expense for such period, plus (vii) any cash dividends of net income of New
                         ----
Subsidiaries actually received by Borrower for such period (to the extent such cash dividends are not also included in clause (i)), plus (viii) any non-
                                                          ----
cash restructuring charges taken after the Restatement Closing Date (to the extent deducted in determining Net Income), minus (ix) any other non-cash
                                            -----
credits which have been added in calculating Net Income for the Consolidated Borrower Group for such period, minus (x) any LIFO income for such period, minus
                                -----                                      -----
(xi) any cash payments or expenditures relating to restructuring charges taken after the Restatement Closing Date (to the extent not deducted in determining Net Income), all determined in accordance with GAAP.

                  "Eligible Inventory" shall have the meaning assigned to it in
SECTION 2.10.

                  "Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)(S) 9601 et seq.); the Hazardous Material
                           -- ----
Transportation Act (49 U.S.C. (S)(S) 1801 et seq.); the Federal Insecticide,
                                          -- ----
Fungicide and Rodenticide Act (7 U.S.C. (S)(S) 136 et seq.); the Resource
                                                   -- ----
Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.); the Toxic
                                                     -- ----
Substances Control Act (15 U.S.C. (S)(S) 2601 et seq.); the Clean Air Act (42
                                              -- ----
U.S.C. (S)(S) 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.
                   -- ----
(S)(S) 1251 et seq.); the Occupational Safety and Health Act (29 U.S. C. (S)(S)
            -- ----
651 et seq.); and the Safe Drinking Water Act (42 U.S.C. (S)(S) 300(f) et seq.);
    -- ----                                                            -- ----
and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release or the presence of a Hazardous Material or threatened Release or presence of a Hazardous Material.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all currently effective final or temporary regulations promulgated thereunder, and all generally applicable rulings entitled to precedential effect.

                  "ERISA Affiliate" shall mean any entity required to be aggregated with Borrower or any Subsidiary under Sections 414(b), (c), (m) or
(o) of the

IRC at the time as of which any provision of this Agreement is to be applied or at the time to which such provision specifically refers.

                  "ERISA Event" shall mean, with respect to Borrower or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan, (ii) a withdrawal from a Title IV Plan subject to Section 4063 of ERISA during a plan year, (iii) a complete or partial withdrawal from any Multiemployer Plan, (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA, (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (vi) the failure to make required contributions to a Qualified Plan, which failure is not corrected within 30 days, or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Event of Default" shall have the meaning assigned to it in
SECTION 9.1.

                  "Excess Cash Flow" shall mean, measured for the period from January 1, 1995 through the date of measurement: (i) EBITDA for such period, minus (to the extent not already deducted in the calculation of EBITDA) (ii)
- - - -----
the total of (a) the sum of (I) Interest Expense (excluding amortization of financing costs payable in connection with Indebtedness of Borrower) for such period plus (II) the interest expense under the Receivables Pooling
       ----
Agreement, whether incurred by Receivables Corporation or Receivables Trust, (b) cash taxes paid during such period, (c) the total amount of Capital Expenditures for such period, and (d) amortization payments during such period on any Indebtedness of Borrower, plus (iii) the net cash proceeds from the sale of
                          ----
Unoccupied Property and other fixed assets of Borrower.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934.

                  "Existing Advances" shall have the meaning assigned to it in
SECTION 7.2.

                  "Existing Lender" shall have the meaning assigned to it in
SECTION 3.1(K).

                  "Existing Subordinated Borrower Notes" shall mean those certain 14-1/2% Senior Subordinated Notes due September 15, 1999, issued by Borrower pursuant to that certain Indenture, dated as of September 25, 1989, among Borrower, as issuer, and Mellon Bank, N.A., as indenture trustee.

                  "Existing Subsidiary" shall mean each of Health Services Plus, Inc., a Delaware corporation, and Health Services Capital Corporation, a Delaware corporation.

                  "FDA" shall mean the Federal Food and Drug Administration.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  "Federal Funds Rate" shall mean for any period, a fluctuating per annum interest rate equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve Board arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                  "Fee Letter" shall mean (i) the letter of even date herewith between Managing Agents and Borrower providing for certain fees to be paid in connection with this Agreement, and (ii) any other letter with respect to fees to be paid in connection with this Agreement.

                  "Fees" shall mean (i) the Unused Line Fee, the Letter of Credit Fee, and the Issuing Lender Fees, (ii) fees to be paid pursuant to the Fee Letter, and (iii) any other fees or charges due to Agent, Managing Agents, Issuing Lender, or any or all of Lenders pursuant to the Loan Documents.

                  "FIFO" shall mean first-in, first-out.

                  "Financial Covenants" shall mean the covenants set forth in SECTIONS 6.15 through 6.17 and SECTIONS 7.20 and 7.21.

                  "Financials" shall mean the financial statements referred to in SECTION 4.6(A) and SECTION 4.6(B).

                  "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower ending December 31, March 31, June 30 and September 30 of each Fiscal Year.

                  "Fiscal Year" shall mean the 12-Fiscal Month period of Borrower ending September 30 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Agent and Requisite Lenders shall consent in writing to such change.

                  "Foreign Lender" shall mean a Lender organized under the laws of a jurisdiction outside the United States of America.

                  "Funded Debt" shall mean, with respect to any Person, all Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, and shall include current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Person, but, with respect to Borrower, including the Obligations to the extent that they would otherwise be excluded from the definition of Funded Debt due to the Obligations' stated maturity.

                  "Funding Bank" shall have the meaning assigned to it in
SECTION 2.19.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided, that for
                                                             --------
purposes of calculating any Financial Covenant, Interest Coverage Ratio, Total Debt to EBITDA Ratio or Excess Cash Flow, or any component to be used in the calculation of any Financial Covenant, Interest Coverage Ratio, Total Debt to EBITDA Ratio or Excess Cash Flow, "GAAP" shall mean generally accepted accounting principles in the United States of America as adopted by Borrower on September 30, 1994.

                  "GE Capital" shall have the meaning assigned to it in the preamble to this Agreement.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the DEA and FDA, state boards of pharmacy and all other governmental agencies having jurisdiction over the purchase, storage, sale or other distribution by Borrower of controlled substances and other pharmaceutical and health care products.

                  "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Guarantor" shall mean each of Parent, the Existing Subsidiaries and each Person that hereafter executes a guaranty or a support, put or other similar agreement in favor of Agent, for the benefit of Lenders, in connection with the transactions contemplated by the Agreement.

                  "Guaranty" shall mean the Amended and Restated Continuing Guaranty or other agreement to perform, on behalf of Borrower, the Obligations, made by any Guarantor (other than Parent) in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Agent.

                  "Hazardous Material" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by or form the basis of liability, now or hereafter, under any local or state Governmental Authority in any jurisdiction in which Borrower has owned, leased or operated real property or disposed of hazardous materials, or by any Federal Governmental Authority, including any material or substance which is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (S) 1251 et seq. (33 U.S.C.
                                                          -- ----
(S) 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.
(S) 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. (42 U.S.C.
                                                           -- ----
(S) 6903), or (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C. (S) 9601).
                -- ----

                  "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i),
(ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (vii) to the extent not covered by clauses
(i), (ii), (iii) (iv), (v) or (vi) above, with respect to Borrower, the Obligations and, with respect to Receivables Corporation, the obligations owed by Receivables Trust under the Receivables Facility.

                  "Indemnified Person" shall have the meaning assigned to it in
SECTION 2.16.

                  "Independent Director" shall mean any Person who is not (i) a direct, indirect or beneficial holder of five percent (5%) or more of the outstanding Stock of Borrower or Parent, (ii) an Affiliate, designee or appointee of any Person described in clause (i) above, or (iii) an officer of Parent, Borrower or Borrower's Subsidiaries.

                  "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of December 13, 1994, by and between Agent, for the benefit of Lenders, Borrower, Receivables Corporation, and Manufacturers and Traders Trust Company, a New York banking corporation, as trustee under the Receivables Pooling Agreement.

                  "Interest Coverage Ratio" shall mean the ratio of (i) EBITDA minus Capital Expenditures of the Consolidated Borrower Group, to (ii) the
- - - -----
sum of (x) Interest Expense (excluding, to the extent otherwise included in Interest Expense, (I) amortization of financing costs payable in connection with the transactions contemplated by this Agreement and the Receivables Facility Documents, (II) any accelerated amortization of deferred financing fees in connection with the Original Credit Agreement and Subordinated Borrower Notes, and (III) premiums paid in connection with the redemption of the Subordinated Borrower Notes), plus (y) the interest expense under the Receivables Pooling
                 ----
Agreement, whether incurred by Receivables Corporation or Receivables Trust, in each case based on the financial statements required to be delivered pursuant to
SECTION 5.1 over the relevant period.

                  "Interest Determination Date" shall have the meaning assigned to it in SECTION 2.8(E)(II).

                  "Interest Election Date" shall have the meaning assigned to it in SECTION 2.8(E)(II).

                  "Interest Expense" shall mean the interest expense of the Consolidated Borrower Group in respect of Indebtedness, determined in accordance with GAAP, including amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation, the interest component of any Capital Lease Obligation, and the net costs under any Interest Rate Contracts.

                  "Interest Period" shall mean, with respect to the portion of the Loans bearing interest at the Stated LIBOR Rate, the period commencing on the date selected by Borrower pursuant to SECTION 2.8(E) and ending on the last day of the period selected by Borrower. The duration of each such Interest Period shall be 30, 60, 90 or 180 days, in each case as Borrower may select in accordance with the provisions of SECTION 2.8(E).

                  "Interest Rate Contracts" shall mean interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

                  "Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Person, wherever located, and, in any event, including all pharmaceutical, health care products and sundry items, inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including such inventory as is on consignment to third parties, leased to customers of such Person, or otherwise temporarily out of the custody or possession of such Person, but does not include inventory, merchandise, goods and other personal property held by such Person pursuant to a true and enforceable consignment arrangement pursuant to which such consignor (i) has given written notice of the consignment to Agent, and (ii) has complied with the filing and any applicable notice provisions of
Section 9-114 of the Code.

                  "Inventory LIFO Reserve" shall mean the excess (or shortfall) of Inventory value determined by using the FIFO method compared to the Inventory value determined by using the LIFO method, all in accordance with GAAP.

                  "IRC" shall mean the Internal Revenue Code of 1986.

                  "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                  "Issuing Lender" shall mean BTCo or any other Lender that is acceptable to Agent that has agreed to issue a Letter of Credit for the account of Borrower under this Agreement.

                  "Issuing Lender Fees" shall have the meaning assigned to it in
SECTION 2.3(J).

                  "Landlord's Agreement" shall mean an agreement substantially in the form of EXHIBIT D.
               ---------

                  "L/C Guaranty Agreement" shall have the meaning assigned to it in SCHEDULE D.
   ----------

                  "Leases" shall mean all of those leasehold estates in real property now owned or hereafter acquired by Borrower, as lessee.

                  "Lender" and "Lenders" shall have the respective meanings set forth in the preamble to this Agreement.

                  "Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Lending Office" on the signature pages hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office as such Lender may from time to time specify to Borrower and Agent pursuant to SECTION 12.10.

                  "Letter of Credit Advance" shall mean an Advance, the proceeds of which are to be paid to Issuing Lender with respect to a drawing under a Letter of Credit.

                  "Letter of Credit Fee" shall have the meaning assigned to it in SECTION 2.3(J).

                  "Letter of Credit Obligations" means, at any time, the sum of
(i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit
      ----
for which the Issuing Lender has not at such time been reimbursed by Borrower, plus (iii) without duplication, the aggregate amount of all payments made by
- - - ----
each Lender to the Issuing Lender with respect to such Lender's participation in Letters of Credit as provided in SECTION 2.3(C) for which Borrower has not at such time reimbursed Lenders, whether by way of an Advance or otherwise.

                  "Letter of Credit Request" shall have the meaning assigned to it in SECTION 2.3(D).

                  "Letters of Credit" shall mean all standby letters of credit issued by Issuing Lender pursuant to SECTION 2.3 at the request and for the account of Borrower, and all amendments, renewals, extensions or replacements thereof.

                  "LIBOR Assessment Rate" shall mean, at the time any determination thereof is to be made, the per annum rate (rounded to the nearest one-sixteenth of one percent (0.0625%)), most recently determined by Agent (which determination shall be conclusive in the absence of manifest error) to be the then current net annual assessment rate payable by Lenders to the FDIC (or any successor) for its insurance of Dollar deposits in the London interbank market dealing with Dollar deposits.

                  "LIBOR Rate" shall mean, for any Interest Determination Date, the per annum rate offered for Dollar deposits for the Interest Period selected, as quoted by Telerate News Service on page 3750 recorded as of 11:00 A.M. London setting time (or, if page 3750 of the Telerate News Service is unavailable, the comparable reference on the Reuters Screen LIBOR Page)
on such date; provided, that if two or more of such offered rates appear on
              --------
Telerate (or on the Reuters Screen LIBOR Page, as the case may be), the "LIBOR Rate" shall be the arithmetic average of such offered rates rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%).

                  "LIBOR Rate Loans" shall mean Advances made by Lenders bearing interest at rates determined by reference to the LIBOR Rate as provided in
SECTION 2.8(C).

                  "LIBOR Reserve Percentage" shall mean, at the time any determination thereof is to be made, the maximum percentage (rounded to the nearest one-sixteenth of one percent (0.0625%)), as determined by Agent (which determination shall be conclusive in the absence of manifest error), which is in effect on such date as prescribed by the Federal Reserve Board for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of a member bank in the Federal Reserve System.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "LIFO" shall mean last-in, first-out.

                  "Liquidation Event" shall have the meaning assigned to it in section 9.01 of the Receivables Pooling Agreement.

                  "Loan" shall mean the aggregate amount of Advances and Letter of Credit Obligations, whether or not then due and payable, outstanding at any time.

                  "Loan Documents" shall mean this Agreement, the Notes, the Collateral Documents, the Guaranties, the Intercreditor Agreement, those other Ancillary Agreements as to which Agent or any Lender is a party or a beneficiary on the Restatement Closing Date, and all other agreements, instruments, documents and certificates identified in the Schedule of Documents in favor of any or all Lenders, all as amended and restated through the effective date of any reference thereto, and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower or any of its Affiliates, and delivered to any Lender in connection with this Agreement or the financing transactions contemplated hereby.

                  "Lock Box Account" shall have the meaning assigned to it in
SECTION 2.12(A).

                  "Lock Box Bank" shall have the meaning assigned to it in
SECTION 2.12(A).

                  "Management Incentive Programs" shall have the meaning assigned to it in SECTION 7.16.

                  "Managing Agent" shall mean each of GE Capital and BTCo.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the financial condition, operations, assets, or business or financial prospects of Borrower, (ii) Borrower's ability to pay the Obligations in accordance with the terms thereof, (iii) the value of the Collateral taken as a whole or Liens on the Collateral taken as a whole in favor of Agent, for the benefit of each Lender, or the priority of any such Lien, or (iv) the practical realization of the benefits of Lenders' rights and remedies under this Agreement and the other Loan Documents taken as a whole.

                  "Maximum Lawful Rate" shall have the meaning assigned to it in
SECTION 2.8(G).

                  "Maximum Loan" shall mean, at any particular time, the lesser of (i) the Total Commitments and (ii) $380,000,000, in each case reduced, to the extent applicable, by the Subordinated Borrower Notes Payoff Amount or the Subordinated Parent Notes Redemption Amount.

                  "Multiemployer Plan" shall mean a Plan that is a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

                  "Net Income" shall mean, for any period, the net income of the Consolidated Borrower Group reflected on the financial statements for such period.

                  "Net Worth" shall mean, as of any date, (i) the total assets of Borrower, on a Consolidated basis, but excluding, if applicable, any of the assets of Receivables Corporation under the Receivables Pooling Agreement, minus (ii) the total liabilities of Borrower, on a Consolidated basis, but
- - - -----
excluding, if applicable, any of the liabilities of Receivables Corporation under the Receivables Pooling Agreement, minus (iii) any increase after
                                         -----
September 30, 1994 in the net amount of loans or advances to Parent from Borrower and its Subsidiaries, in each instance determined in accordance with GAAP, excluding the effects after the Restatement Closing Date of (a) any compensation expense resulting from the grant or exercise of stock options or other stock-based forms of compensation under the Management Incentive Programs, and (b) any losses on sales of fixed assets, in an aggregate amount not exceeding $5,000,000.

                  "New Subordinated Borrower Notes" shall mean those certain 14-1/2% Senior Subordinated Notes due September 15, 1999, Series A, issued by Borrower pursuant to that certain Indenture, dated as of March 31, 1994, between Borrower, as issuer, and Bankers Trust Company, as indenture trustee.

                  "New Subsidiary" shall mean any Subsidiary of Borrower, other than Existing Subsidiaries and Receivables Corporation, created in accordance with the provisions of SECTION 6.13 and SECTION 7.1.

                  "Note" shall mean a promissory note of Borrower payable to the order of any Lender, in substantially the form of EXHIBIT E, evidencing the
                                                  ---------
aggregate indebtedness of Borrower to such Lender resulting from the Advances made and the Letter of Credit Obligations incurred by such Lender or acquired by such Lender from another Lender pursuant to SECTION 11.2.

                  "Notice of Advance" shall have the meaning assigned to it in
SECTION 2.1(A).

                  "Notice of LIBOR Advance" shall have the meaning assigned to it in SECTION 2.8(E)(II).

                  "Obligations" shall mean all loans, advances, debts, liabilities, and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Agent or Lenders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising out of, under, or in connection with, this Agreement or any of the other Loan Documents. This term includes all principal, interest, Fees, charges, expenses, attorneys' fees, amounts owing with respect to Letter of Credit Obligations, and any other sum chargeable to Borrower under any of the Loan Documents (including all interest and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code).

                  "Original Closing Date" shall mean March 30, 1993.

                  "Original Credit Agreement" shall have the meaning assigned to it in Recital A.

                  "Original Loan Documents" shall mean the "Loan Documents," as such term is defined in the Original Credit Agreement.

                  "Other Taxes" shall have the meaning assigned to it in SECTION 2.18(B).

                  "Parent" shall mean AmeriSource Distribution Corporation, a Delaware corporation, formerly known as Alco Health Distribution Corporation.

                  "Parent Guaranty" shall mean the Amended and Restated Guaranty and Pledge Agreement of even date herewith executed by Parent in favor of Agent, for the benefit of Lenders.

                  "Patent, Trademark and Copyright Assignment" shall mean the Amended and Restated Assignment for Security of Patents, Trademarks and Copyrights made on or about the Restatement Closing Date by Borrower in favor of Agent, for the benefit of Lenders.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" shall mean a Plan that is an "employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan), which is not an "individual account plan," as defined in Section 3(34) of ERISA.

                  "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of SECTION 6.2(B); (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security, old age pension or public liability laws or similar legislation, or under unemployment or other insurance not to exceed an aggregate amount of $1,000,000 outstanding at any time; (iii) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising by operation of law in the ordinary course of business;
(iv) Liens of warehousemen, mechanics, materialmen, workers, vendors, repairmen, fillers, packagers, processors, common carriers, landlords and other similar possessory Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by Borrower by appropriate proceedings; provided, that in any such case an adequate Reserve is being maintained by
- - - --------
Borrower; (v) Liens on property consisting of equipment or real property existing at the time such property is acquired by Borrower or any of its Subsidiaries, which Liens are not created in contemplation of or in connection with such acquisition and are limited to the property acquired and any proceeds thereof; (vi) deposits or pledges securing, or in lieu of, bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety, appeal or customs bonds in proceedings to which Borrower is a party, and other obligations of like nature made in the ordinary course of business not to exceed an aggregate of $5,000,000 outstanding at any one time;
(vii) attachment or judgment Liens, individually or in the aggregate not in excess of $1,000,000 (exclusive of (a) any amounts that are duly bonded to the satisfaction of Agent in its commercially reasonable judgment, or (b) any amount adequately covered by insurance as to which the insurance company has assumed the defense without denying coverage); (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; (ix) Cash Equivalents described in clause (iii) of the definition thereof; (x) leases and subleases of property to others entered into in the ordinary course of business or existing on property acquired in the ordinary course of business; (xi) Liens on property owned by Borrower or any Subsidiary constituting leasehold improvements to the extent such property is affixed to the real estate in such a manner as to be subjected to Liens on the real estate to which it is affixed; (xii) provisions subordinating the interest of Borrower or any Subsidiary, as a lessee, to an underlying lease or to a security interest in the leased property granted or to be granted by the lessor;
(xiii) restrictions on the assignability of the lessee's interest in any lease where Borrower or any Subsidiary is a lessee; (xiv) pledges of or Liens on stock or securities of customers held as a Permitted Investment; (xv) Liens referred to in clauses (ii) and (iv) of the definition of Permitted Indebtedness subject to the respective limits set forth in such clauses; (xvi) Liens granted by Receivables Corporation on receivables generated by Borrower and related assets that are sold by Borrower to Receivables Corporation pursuant to the terms of the Receivables Facility Documents and subject to the terms of the Intercreditor Agreement; (xvii) the Liens set forth on SCHEDULE 7.9; and (xviii)
                                                       ------------
extensions, renewals and replacements of the Liens referred to in clauses (i) through (xvii) of this definition; provided, that any such extension, renewal or
                                   --------
replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the then outstanding amount of the obligations secured by the Lien extended, renewed or replaced.

                  "Permitted Indebtedness" shall mean: (i) trade payables, trade debt and expense accruals incurred in the ordinary course of Borrower's business, all consistent with past practices; (ii) Indebtedness secured by Purchase Money Liens not to exceed $1,000,000 in the aggregate outstanding at any one time; (iii) Indebtedness arising under this Agreement and the other Loan Documents; (iv) Capitalized Lease Obligations not to exceed $7,500,000 in the aggregate; (v) Indebtedness described on SCHEDULE 7.3 and any refinancing of
                                         ------------
such Indebtedness; provided, that the aggregate principal amount of
                   --------
such Indebtedness after such refinancing is not increased, and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced; (vi) Indebtedness of Borrower to Parent or any wholly-owned Subsidiary of Borrower and Indebtedness of any wholly-owned Subsidiary of Borrower to Borrower or to any of Borrower's other wholly-owned Subsidiaries that is subordinated in right of payment to the indefeasible payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement satisfactory to Agent; (vii) guarantees of loans made to customers, so long as the aggregate amount of such guarantees outstanding at any time is not in excess of $7,000,000; (viii) subject to the limitations set forth in SECTION 7.21, Indebtedness in respect of rental obligations incurred in the ordinary course of business; and (ix) additional Indebtedness of Borrower and its Subsidiaries in an aggregate principal amount not to exceed $2,500,000 outstanding at any time.

                  "Permitted Investments" shall mean: (i) Cash Equivalents; (ii) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the FDIC or a similar Federal insurance program; provided,
                                                                      --------
that Borrower may, in the ordinary course of its business, maintain, from time to time, amounts in excess of then applicable FDIC or other program insurance limits; (iii) advances for reimbursable expenses in the ordinary course of business to employees of Borrower and its Subsidiaries; (iv) Interest Rate Contracts permitted pursuant to SECTION 6.14; (v) loans (which shall not include amounts payable arising from Borrower's sale of Inventory or rendering of services in the ordinary course of its business) made in the ordinary course of business by Borrower and its Subsidiaries to customers, so long as the aggregate outstanding principal amount of such loans and the guarantees pursuant to clause
(vii) of the definition of Permitted Indebtedness is not at any time in excess of $20,000,000; (vi) loans made in the ordinary course of business to employees of Borrower and its Subsidiaries with maturities not in excess of three (3) years and in an aggregate principal amount not in excess of $5,000,000 at any time; (vii) in the case of Borrower or any of its Subsidiaries, loans or advances to Parent equal to (a) the reasonable legal, accounting and operational expenses of Parent incurred in the ordinary course of business, so long as the aggregate amount of such loans or advances in any Fiscal Year, plus the
                                                               ----
aggregate amount of any dividends that Borrower pays to Parent in such Fiscal Year (which dividends shall be subject to the provisions of SECTION 7.14), does not exceed $350,000, and (b) franchise taxes payable by Parent to the State of Delaware; (viii) notes receivable for Borrower's Inventory sold or services rendered in the ordinary course of business in an aggregate amount not in excess of $7,500,000 at any time; (ix) investments representing Indebtedness of any Person having a maturity not in excess of 60 months owing as a result of the sale by Borrower or a Subsidiary of Borrower of property that is no longer required and is no longer used or useful in Borrower's core business; provided,
                                                                      --------
that the aggregate amount of such Indebtedness shall not exceed $7,500,000 at any time; (x) stock or obligations issued to Borrower or a Subsidiary of Borrower by any Person (or the representative of such Person) in respect of the Indebtedness of such Person in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; (xi) contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business; (xii) other Investments in an outstanding amount not to exceed $2,500,000 in the aggregate at any time; (xiii) an account maintained by Borrower for the payment of sales Taxes in an aggregate amount not to exceed the lesser of (A) $4,000,000, or (B) the aggregate amount of sales Taxes payable by Borrower for 60 days of its operations; (xiv) investments permitted pursuant to
SECTION 7.1 and SECTION 7.2; (xv) investments permitted pursuant to SECTION 7.14(E); and (xvi) such other investments as Agent may approve in writing.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean an employee benefit plan, as defined in
Section 3(3) of ERISA, that any Person specified in any provision of this Agreement maintains, contributes to, or has an obligation to contribute to at any time specified in this Agreement (explicitly or implicitly), but only if either (i) such employee benefit plan is a defined benefit plan, as defined in
Section 414(j) of the IRC or an "excess benefit plan" within the meaning of
Section 3(36) of ERISA, or any unfunded plan of deferred compensation under
Section 201(2) of ERISA, or (ii) Borrower's contributions in any calendar year to such employee benefit plan are reasonably expected to exceed $100,000, or in the case of any plan that is exempt from certain annual reporting requirements under 29 C.F.R. 2520.104-44, are reasonably expected to exceed $1,000,000.

                  "Potential Withdrawal Liability" shall mean the aggregate amount of liability that would be incurred by Borrower and all ERISA Affiliates under Section 4201 of ERISA if Borrower and all ERISA Affiliates withdrew from all Multiemployer Plans.

                  "Prime Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, as in effect from time to time. The prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the prime lending rate.

                  "Prime Rate Loans" shall mean Advances made by Lenders bearing interest at rates determined by reference to the Prime Rate as provided in
SECTION 2.8(C).

                  "Projections" shall have the meaning assigned to it in
SECTION 4.7.

                  "Proportionate Share" shall mean, with respect to any Lender, the following: (i) for the purpose of repayment of principal, interest and Fees with respect to the Loan, a fraction (expressed as a percentage), the numerator of which shall be the aggregate principal amount of the Loans held by such Lender, and the denominator of which shall be the aggregate principal amount of the Loans held by all Lenders; and (ii) for all other purposes, the fraction (expressed as a percentage), the numerator of which shall be the Commitment of such Lender, and the denominator of which shall be the aggregate Commitments held by all Lenders.

                  "Purchase Money Liens" shall mean Liens on any item of real or personal property (except Inventory) of Borrower or its Subsidiaries acquired after the date of this Agreement, provided that: (i) each such Lien shall attach only to the property to be acquired; (ii) a description of the property so acquired is furnished to Agent; and (iii) the debt incurred in connection with such acquisitions shall not exceed the lesser of (a) the amount of the purchase price of such property then being financed and (b) $1,000,000 in the aggregate outstanding at any one time.

                  "Qualified Borrower Equity Sale" shall mean either (i) a public offering of the Stock of Borrower, made in compliance with all applicable laws and regulations, other than a Qualified Borrower Public Offering, or (ii) the sale of Borrower's Stock in a private equity sale, made in compliance with all applicable laws and regulations, so long as, in either case, (a) the aggregate amount of all Stock sold through such private and public sales does not constitute, and shall not be convertible into, more than twenty percent (20%) of Borrower's Voting Stock, (b) such private or public sale is not, at the time of such sale, prohibited under the terms of the Subordinated Parent Note Indenture, and (c) any Voting Stock issued through such private and public sales is pledged to Agent, for the benefit of each Lender.

                  "Qualified Borrower Public Offering" shall mean one or more public offering or offerings of the Stock of Borrower pursuant to an effective registration statement or statements filed in accordance with the Securities Act and in compliance with all applicable laws and regulations, which (i) is not, at the time of any such offering, prohibited under the terms of the Subordinated Parent Note Indenture, and (ii) is underwritten pursuant to a firm commitment underwriting by a nationally recognized underwriter or investment banking firm, pursuant to which the beneficial ownership of such Stock is initially distributed to 50 or more Persons (with respect to such requirement, Borrower may rely upon the representations of the underwriters handling such distribution), from which Borrower obtains aggregate net offering proceeds, after deduction of all fees, commissions, and other costs and expenses in connection therewith, of not less than $50,000,000.

                  "Qualified Parent Equity Sale" shall mean either (i) a public offering of the Stock of Parent, made in compliance with all applicable laws and regulations, other than a Qualified Parent Public Offering, or (ii) a private sale of the Stock of Parent, made in compliance with all applicable laws and regulations.

                  "Qualified Parent Public Offering" shall mean one or more public offering or offerings of the Stock of Parent pursuant to an effective registration statement or statements filed in accordance with the Securities Act and in compliance with all applicable laws and regulations, that is underwritten pursuant to a firm commitment underwriting by a nationally recognized underwriter or investment banking firm, pursuant to which the beneficial ownership of such Stock is initially distributed to 50 or more Persons (with respect to such requirement, Parent may rely upon the representations of the underwriters handling such distribution), from which Parent obtains aggregate net offering proceeds, after deduction of all fees, commissions, and other costs and expenses in connection therewith, of not less than $50,000,000.

                  "Qualified Plan" shall mean a Plan that is an "employee pension benefit plan," as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Quarterly Rate Adjustment Matrix" shall refer to the matrix set forth on SCHEDULE C.
             ----------

                  "Real Property Collateral" shall mean Borrower's real property identified as such in SCHEDULE 4.8.
                      ------------

                  "Real Property Collateral Documents" shall mean the mortgages, deeds of trust or security deeds executed by Borrower on or about the Original Closing Date in favor of Agent, for the benefit of Lenders, as amended by modification agreements executed by Borrower on or about the Restatement Closing Date, and by which Borrower has granted and conveyed to Agent, for the benefit of Lenders, as security for the Obligations, Liens upon the Real Property Collateral.

                  "Receivables Corporation" shall mean AmeriSource Receivables Corporation, a Delaware corporation.

                  "Receivables Corporation Bank Account" shall have the meaning assigned to it in SECTION 6.20(A).

                  "Receivables Facility" shall mean the receivables securitization facility established pursuant to the Receivables Facility Documents.

                  "Receivables Facility Documents" shall mean the Receivables Pooling Agreement, the Receivables Purchase Agreement, any other "Transaction Documents" (as defined in Appendix A to the Receivables Pooling Agreement and the Receivables Purchase Agreement), and any other instruments, supplements, agreements and documents executed in connection with the Receivables Facility as existing on the Restatement Closing Date.

                  "Receivables Pooling Agreement" shall mean that certain AmeriSource Receivables Master Trust Pooling and Servicing Agreement, dated as of December 13, 1994, by and among Receivables Corporation, Borrower and the trustee for the Receivables Trust, as existing on the Restatement Closing Date.

                  "Receivables Purchase Agreement" shall mean that certain Receivables Purchase Agreement dated as of December 13, 1994, by and among Borrower, as seller, and Receivables Corporation, as purchaser, as existing on the Restatement Closing Date.

                  "Receivables Trust" shall mean AmeriSource Receivables Master Trust.

                  "Reduced Rate" shall have the meaning assigned to it in
SECTION 2.18(F).

                  "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

                  "Reportable Event" shall mean any of the events described in
Section 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

                  "Requisite Lenders" shall mean Lenders holding greater than fifty percent (50%) of the Total Commitments; provided, that, for purposes of
                                              --------
such calculation, the Commitment of any Defaulting Lender shall be deemed to be Zero Dollars ($0).

                  "Reserves" shall mean reserves, including reserves for doubtful accounts, returns, allowances and the like, as may be established by Borrower or as may otherwise be required in accordance with GAAP.

                  "Restatement Closing Date" shall mean December 13, 1994.

                  "Restatement Closing Date Advance Balance" shall have the meaning assigned to it in SECTION 2.20(A).

                  "Restricted Payment" shall mean (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Borrower's Stock,
(ii) any payment on account of the purchase, redemption or other retirement of Borrower's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder except (in the case of this clause (iii) only) for reasonably equivalent value or as permitted under
SECTION 7.7.

                  "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or under Pub. L. No. 103-3.

                  "Revolving Credit Commitment" shall have the meaning assigned to it in the Original Credit Agreement.

                  "Revolving Credit Note" shall have the meaning assigned to it in the Original Credit Agreement.

                  "Rolling Period" shall mean, as of the end of any Fiscal Quarter, the immediately preceding four (4) Fiscal Quarters, including the Fiscal Quarter then ending.

                  "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement and the Loan Documents and the financing transaction contemplated hereunder and thereunder, substantially in the form of SCHEDULE B.
                             ----------

                  "Schedule of Inventory" shall mean the schedules of Inventory of Borrower to be delivered by Borrower to Agent and Lenders pursuant to SECTION
2.10 and SECTION 5.1(A).

                  "Securities Act" shall mean the Securities Act of 1933.

                  "Security Agreement" shall mean the Amended and Restated Security Agreement of even date herewith entered into among Agent (for the benefit of Lenders), Borrower, Parent, and each of Borrower's Subsidiaries (other than Receivables Corporation).

                  "Settlement Period" shall have the meaning assigned to it in
SECTION 2.1(B)(I).

                  "Solvent" shall mean, when used with respect to any Person, as of any date, that:

                  (i) the present fair salable value of such Person's assets is in excess of the total amount of such Person's liabilities;

                  (ii) such Person is able to pay its debts as they become due; and

                  (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

                  "Stated LIBOR Rate" shall have the meaning assigned to it in
SECTION 2.8(C).

                  "Stated Prime Rate" shall have the meaning assigned to it in
SECTION 2.8(C).

                  "Stock" shall mean all shares, options, warrants, membership interests in limited liability companies, general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

                  "Stockholder" shall mean each holder of Stock of any Person.

                  "Subject Property" shall have the meaning assigned to it in
SECTION 2.16.

                  "Subordinated Borrower Notes" shall mean each of the Existing Subordinated Borrower Notes and the New Subordinated Borrower Notes.

                  "Subordinated Borrower Notes Payoff Amount" shall mean, so long as any of the Subordinated Borrower Notes are outstanding, the maximum amount required to be paid by Borrower to redeem all of the Subordinated Borrower Notes pursuant to their terms, including accrued and unpaid interest through the date of redemption and premiums thereon and penalties or other charges with respect thereto; provided, that immediately prior to advancing such
                              --------
amount for the purpose of redeeming all of the Subordinated Borrower Notes and thereafter, the Subordinated Borrower Notes Payoff Amount shall be deemed to be Zero Dollars ($0).

                  "Subordinated Parent Note Indenture" shall mean the Indenture dated as of July 15, 1993 between Parent, as issuer, and Security Trust Company, National Association, as trustee.

                  "Subordinated Parent Notes Redemption Amount" shall mean the amount, which is identified in a written notice from Borrower to Agent, of proceeds received by Parent in a Qualified Parent Public Offering that Parent will contribute to Borrower, the proceeds of which will be used by Borrower to repay all or a portion of the Loan and will subsequently be distributed in the form of advances or dividends from Borrower to Parent for the sole purpose of redeeming a portion of the Subordinated Parent Notes pursuant to their terms, including accrued and unpaid interest through the date of redemption and premiums thereon and penalties or other charges with respect thereto; provided,
                                                                      --------
that (i) prior to Borrower's receipt of proceeds from a Qualified Parent Public Offering, and (ii) after Borrower's receipt of proceeds from a Qualified Parent Public Offering, but immediately prior to advancing such amount for the purpose of redeeming such portion of the Subordinated Parent Notes and thereafter, the Subordinated Parent Notes Redemption Amount shall be deemed to be Zero Dollars ($0).

                  "Subordinated Parent Notes" shall mean the 11 1/4% Senior Subordinated Debentures due July 15, 2005, issued by Parent, as the same may be modified, amended, extended, restated or supplemented, from time to time in accordance with this Agreement, and any successor Indebtedness arising from the refinancing thereof.

                  "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of fifty percent (50%) or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of fifty percent (50%) or more or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "Tangible Net Worth" shall mean, as at any date of determination, the total of (i) Net Worth, plus (ii) the Inventory LIFO Reserve,
                                           ----
minus (iii) intangible assets of Borrower, on a Consolidated basis, including
- - - -----
goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges, research and development expense and other like intangibles, in accordance with GAAP.

                  "Tax Advisors" shall mean Borrower's tax advisors, other than the Auditors and Borrower's legal counsel.

                  "Tax Expense" shall mean the Tax expense of Borrower determined, on a Consolidated basis, in accordance with GAAP.

                  "Tax Transferee" shall have the meaning assigned to it in
SECTION 2.18(A).

                  "Taxes" shall have the meaning assigned to it in SECTION 2.18(A).

                  "Term Loan Commitment" shall have the meaning assigned to it in the Original Credit Agreement.

                  "Term Note" shall have the meaning assigned to it in the Original Credit Agreement.

                  "Termination Date" shall mean the date on which the Loan and all other Obligations hereunder have been completely discharged, the Commitment Termination Date shall have occurred and Borrower shall have no further right to borrow any monies hereunder.

                  "Testing Period" shall mean, with respect to any calculation used in determining the Applicable Letter of Credit Fee Rate, the Applicable Margin, the Applicable Unused Line Fee Rate, the Average Total Debt, or the Dividend/Acquisition Basket, a Rolling Period; provided, that (i) the first
                                               --------
Testing Period shall end on June 30, 1995 and shall consist of the two consecutive Fiscal Quarter period ending on June 30, 1995, and (ii) the second Testing Period shall end on September 30, 1995 and shall consist of the three consecutive Fiscal Quarter period ending on September 30, 1995.

                  "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

                  "Total Commitments" shall mean the aggregate of the Commitments of all of the Lenders then in effect.

                  "Total Debt to EBITDA Ratio" shall mean, as of any date, the ratio of (i) the Average Total Debt on such date, to (ii) EBITDA for the most recent Rolling Period; provided, that, only for the purpose of the initial
                       --------
adjustments to be made to the Applicable Margin, Applicable Letter of Credit Fee Rate and Applicable Unused Line Fee Rate after the receipt of at least $100,000,000 in gross cash proceeds (before customary fees and expenses) from the sales of common Stock of Borrower or Parent or capital contributions to Borrower's equity account in the form of cash, the calculation of Average Total Debt in clause (i) of this definition shall give pro forma effect to the application of such proceeds of such sales or contributions as if such sales or contributions occurred on the first day of the relevant Rolling Period.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued vested benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided as a result of such transaction and (iii) the amount of Potential Withdrawal Liability.

                  "Unoccupied Property" shall mean Borrower's real property identified as such in SCHEDULE 4.8.
                      ------------

                  "Unused Line Fee" shall have the meaning assigned to it in
SECTION 2.11(A).

                  "Voting Stock" shall mean, with respect to any Person, shares of its Stock having the right to vote for the election of directors of such Person under ordinary circumstances.

                  "VPI" shall mean 399 Venture Partners Inc.; provided, that if
                                                              --------
VPI transfers to Citicorp Venture Capital, Ltd. or its Affiliates all Stock of Parent held by VPI, then, upon and after the date of such transfer, the term "VPI" shall mean Citicorp Venture Capital, Ltd. or such Affiliates.

                  "Welfare Plan" shall mean any Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

      1.2   Rules of Construction.  Except as otherwise expressly provided in
            ---------------------
this Agreement, any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided herein or therein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder or thereunder shall be computed, unless otherwise specifically provided herein or therein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

            For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations;
(e) except when used with respect to payment of interest, Fees and other amounts owed solely to Lenders, all references to "for the benefit of Lenders" shall be deemed to also include Issuing Lender, Managing Agents and Agent; and (f) all references to any of the Loan Documents shall include any and all modifications or amendments thereto (including any amendment and restatement) and any and all extensions or renewals thereof in accordance with the terms of such Loan Documents.

      2.1   Advances.
            --------

            1. Upon and subject to the terms and conditions hereof, Lenders severally agree to make available, from time to time, until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor, advances (each, an "Advance") against Eligible Inventory in an aggregate amount outstanding which, together with all Letter of Credit Obligations, shall not at any given time exceed their respective Proportionate Share of the lesser of (i) the Maximum Loan, and (ii) the Borrowing Base. Until all amounts outstanding in respect of the Loan shall become due and payable on the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this
SECTION 2.1(A). Each Advance, other than Advances made pursuant to SECTION 2.1(D), shall be made on notice given by Borrower to Agent no later than 12:00 noon (New York time) on the Business Day of the proposed Advance. Each such notice (a "Notice of Advance") shall be by telephone, at 203/840-4500, to Agent's account executive responsible for Borrower, confirmed immediately in writing, or in writing (by facsimile to 203/840-4560), substantially in the form of EXHIBIT A, or to such other telephone or facsimile number as Agent may
   ---------
designate, specifying therein the requested date, the amount of such Advance, and such other information as may be required by Agent. Other than as provided in SECTION 2.1(B), Agent shall deliver a copy of the Notice of Advance to the other Lenders at or before 1:00 P.M. (New York time) on the date of the proposed Advance, and each of the other Lenders shall wire transfer its Proportionate Share of such Advance to the Collection Account at or before 3:00 P.M. (New York time) on the same date. At or before 4:00 P.M. (New York time) on the date of the proposed Advance, upon Agent's satisfaction with Borrower's fulfillment of the applicable conditions set forth in SECTION 3, Agent shall wire transfer such Advance to a bank designated by Borrower and reasonably acceptable to Agent or, if Agent determines that Borrower has not fulfilled the applicable conditions and the Advance is not wire transferred to such bank, then Agent shall return the amounts so received to the respective Lenders by wire transfer.

            2. In order to administer the Loan in an efficient manner and to minimize the transfer of funds between Agent and Lenders, so long as the conditions precedent set forth in SECTION 3.1 and SECTION 3.2, as the case may be, remain satisfied, Agent may, in its sole discretion, subject to the following clauses (i), (ii) and (iii), make available, on behalf of Lenders, the full amount of the Advances requested or deemed requested by Borrower pursuant to SECTION 2.1(A), SECTION 2.1(D) and SECTION 2.3(E), without notice to Lenders of the proposed Advance pursuant to SECTION 2.1(A).

                  a. If Agent shall have made one or more Advances on behalf of Lenders, as provided in this SECTION 2.1(B), the amount of each Lender's Proportionate Share of the outstanding Advances shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of the outstanding Advances as of 5:00 P.M. (New York time) on the Business Day immediately preceding the date of each computation; provided, that Agent retains the absolute right at any time
                   --------
      or from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Advances for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 Noon (New York time), then such Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. (New York time) on the day such summary statement was sent, and if such summary statement is sent by Agent and received by a Lender after 12:00 Noon (New York time), such Lender shall make such transfers no later than 3:00 P.M. (New York time) on the next succeeding Business Day. If, in any Settlement Period, the amount of a Lender's Proportionate Share of the outstanding Advances is more than such Lender's Proportionate Share of the outstanding Advances for the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase; and, on the other hand, if the amount of a Lender's Proportionate Share of the outstanding Advances in any Settlement Period is less than the amount of such Lender's Proportionate Share of the outstanding Advances for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by Agent. Each of Agent and Lenders agrees to mark its books and records at the end of each Settlement Period to show at all times the Dollar amount of its Proportionate Shares of the outstanding Advances.

                  b. To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of the Loan by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to SECTION 2.2(A).

                  c. Because Agent, on behalf of Lenders, may be advancing or may be repaid Advances prior to the time when Lenders will actually advance or be repaid Advances, interest with respect to the outstanding Advances shall be allocated by Agent to each Lender (including Agent) in accordance with the amount of the outstanding Advances actually advanced by and repaid to each Lender (including Agent) during each Settlement Period and shall accrue from and including the date such Advances are advanced by Agent to but excluding the date such Advances are repaid by Borrower in accordance with SECTION 2.4 or actually settled by the applicable Lender as described in this SECTION 2.1.

            3. The Loan made by Lenders shall be evidenced by the Notes to be executed and delivered by Borrower as of the Restatement Closing Date. The previously outstanding promissory notes will be canceled in accordance with
SECTION 2.20. The Notes shall represent the obligation of Borrower to pay the amount of the Maximum Loan or, if less, the aggregate unpaid principal amount of all Advances made by Lenders to Borrower with interest thereon as prescribed in
SECTION 2.8. The date and amount of each Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the
                                   ----- -----
information therein recorded. The entire unpaid balance of the Loan shall be due and payable on the Commitment Termination Date.

            4. To the extent any amounts are due and owing from Borrower on account of the Obligations, Agent may make Advances for Borrower's account, pursuant to SECTION 2.14(A).

      2.2   Making the Loans.
            ----------------

            1. If the amounts requested by Borrower in any proposed Advance are not in fact made available to Agent by a Lender in the time and manner required under this Agreement (such Lender being hereinafter referred to as a "Defaulting Lender") and Agent has made such amount available to Borrower, then Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall immediately (but in no event later than five (5) Business Days after such demand) pay such corresponding amount to Agent. Agent shall also be entitled to recover, from such Defaulting Lender and Borrower, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrower to the date such corresponding amount is recovered by Agent, at a per annum rate equal to either
(i) if paid by such Defaulting Lender, (A) the Federal Funds Rate for three (3) Business Days and thereafter at the Prime Rate, plus (B) an amount equal to any
                                                ----
costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement, or (ii) if paid by Borrower, the then applicable rate of interest, calculated in accordance with SECTION 2.8. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder, including the right of Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by Borrower on account of such Defaulting Lender's default. Notwithstanding the foregoing, Borrower shall not be liable pursuant to this clause (a) for any interest in excess of such interest that would have accrued absent such Defaulting Lender's default.

            2. The failure of any Lender to make its Proportionate Share of any Advance to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its respective Proportionate Share of such Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make its Proportionate Share of the Advance to be made by such other Lender on such date.

      2.3   Letters of Credit.
            -----------------

            1. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, Issuing Lender shall issue Letters of Credit hereunder at the request of Borrower and for its account, as more specifically described below. Issuing Lender shall not be obligated to issue any Letter of Credit for the account of Borrower if at the time of such requested issuance:

                  a. the face amount of such requested Letter of Credit when added to the Letter of Credit Obligations then outstanding, would cause the Letter of Credit Obligations (A) to exceed $25,000,000 or (B) when added to the aggregate amount of the Advances then outstanding, to exceed the lesser of (x) the Maximum Loan and (y) the Borrowing Base then in effect;

                  b. any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over Issuing Lender shall prohibit, or request Issuing Lender to refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Issuing Lender is not otherwise compensated) not in effect as of the Restatement Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to Issuing Lender as of the Restatement Closing Date and which Issuing Lender deems in good faith to be material to it and which decision Issuing Lender shall have made with respect to other similarly situated account parties; or


                  c.    a default of any Lender's obligations to fund under
      SECTION 2.3(F) exists, or any Lender is a Defaulting Lender under SECTION 2.2(A), unless Agent and Issuing Lender have entered into satisfactory arrangements with Borrower to eliminate Issuing Lender's risk with respect to such Lender, including cash collateralization of such Lender's Proportionate Share of the Letter of Credit Obligations.

            2. The Letters of Credit shall be in a form customarily used by Issuing Lender or in such other form as has been approved by Issuing Lender. At the time of issuance, the amount and the terms and conditions of each Letter of Credit shall be subject to the approval of Agent and Borrower. In no event may the term of any Letter of Credit issued hereunder exceed 365 days (except that such Letters of Credit may provide for annual renewal) and all Letters of Credit issued hereunder shall expire no later than December 23, 1999. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall expire no later than the date that is five (5) Business Days prior to the Commitment Termination Date.

            3. Immediately upon issuance or amendment by Issuing Lender of any Letter of Credit in accordance with the procedures set forth in SECTION 2.3(A), each Lender shall be deemed and hereby agrees to have irrevocably and unconditionally purchased and received from Issuing Lender, without recourse or warranty, an undivided interest and participation (to the extent of such

Lender's Proportionate Share) in the liability with respect to such Letter of Credit (including all obligations of Borrower with respect thereto, other than amounts owing to Issuing Lender consisting of Issuing Lender Fees) and any security therefor or guaranty pertaining thereto. After a Letter of Credit is issued, Agent shall notify each Lender of such issuance, the amount of each Lender's respective participation therein (determined in accordance with this SECTION 2.3(C)), the expiration date thereof and whether the Letter of Credit may be automatically extended.

            4. Whenever Borrower desires the issuance of a Letter of Credit, Borrower shall deliver to Agent and Issuing Lender written notice no later than 1:00 P.M. (New York time) at least five (5) Business Days (or such shorter period as may be agreed to by Issuing Lender) in advance of the proposed date of issuance of a letter of credit request in substantially the form of EXHIBIT I (a
                                                                    ---------
"Letter of Credit Request"). The transmittal by Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of this SECTION 2.3. Prior to the date of the issuance of each Letter of Credit, Borrower shall provide to Issuing Lender a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which if presented by such beneficiary on or prior to the expiration date of the Letter of Credit would require Issuing Lender to make payment under the Letter of Credit. Issuing Lender, in its reasonable judgment, may require changes in any such documents and certificates. Each Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day on which such draft is presented. A Letter of Credit Request may be given in writing or electronically and, if requested by Agent or Issuing Lender, with prompt confirmation in writing. Any electronic Letter of Credit Request shall be deemed to have been prepared by, or under the supervision of, the chief financial officer of Borrower.

            5. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, Issuing Lender shall notify Agent and Borrower of such request not later than 11:00 A.M. (New York Time) on the Business Day immediately prior to the date on which Issuing Lender intends to honor such drawing. Borrower shall give notice to be received by Agent and Issuing Lender not later than 11:00 A.M. (New York Time) on the Business Day immediately prior to the date on which Issuing Lender intends to honor such drawing if Borrower intends to reimburse Issuing Lender for the amount of such drawing, in whole or in part, with funds other than the proceeds of a Letter of Credit Advance. Such notice from Borrower shall be irrevocable and, if given, Borrower shall reimburse Issuing Lender not later than 2:00 P.M. (New York time) on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If Agent shall not have timely received such notice (i) Borrower shall be deemed to have timely given a Notice of Advance to Agent to make a Letter of Credit Advance on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in SECTION 3.1 or SECTION 3.2, as the case may be, and the other terms and conditions of Advances contained herein, Lenders shall, on the date of such drawing, make a Letter of Credit Advance in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse Issuing Lender for the amount of such drawing or payment. If for any reason, proceeds of a Letter of Credit Advance are not received by Issuing Lender on such date in an amount equal to the amount of such drawing, Borrower shall be obligated to and shall reimburse Issuing Lender, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in SECTION 2.8.

            6. In the event that Borrower does not reimburse Issuing Lender for the amount of any drawing pursuant to SECTION 2.3(E), Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective Proportionate Share. Each Lender shall make available to Issuing Lender an amount equal to its respective Proportionate Share in same day funds, at the office of Issuing Lender specified in such notice, not later than 3:00 P.M. (New York time) on the Business Day after the date notified by Agent. In the event that any Lender fails to make available to Issuing Lender the amount of such Lender's participation in such Letter of Credit as provided in this SECTION 2.3(F), Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for three (3) Business Days and thereafter at the Prime Rate. Agent shall distribute to each other Lender which has paid all amounts payable by it under this SECTION 2.3(F) with respect to any Letter of Credit issued by Issuing Lender such other Lender's Proportionate Share of all payments subsequently received by Agent from Borrower in reimbursement of drawings honored by Issuing Lender under such Letter of Credit when such payments are received.

            7. In determining whether to pay under any Letter of Credit, Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they appear on their face to be in accordance with the terms and conditions of that Letter of Credit. As between Borrower, Issuing Lender and each other Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither Issuing Lender nor any of the other Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any documents submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (except for honoring a draw on a Letter of Credit that does not appear on its face to be in accordance with the terms and conditions of such Letter of Credit), (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit (except for honoring a draw on a Letter of Credit that does not appear on its face to be in accordance with the terms and conditions of such Letter of Credit), (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise, whether or not they are in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of any such Letter of Credit, of the proceeds of any drawing honored under such Letter of Credit, and (viii) for any consequences arising from causes beyond the control of Issuing Lender or the other Lenders. None of the above shall affect, impair, or prevent the vesting of any of Issuing Lender's rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions set forth in the immediately preceding sentence and notwithstanding any other provision of this Agreement, any action taken or omitted by Issuing Lender (except for honoring a draw on a Letter of Credit that does not appear on its face to be in accordance with the terms and conditions of such Letter of Credit) or any other Lender under or in connection with the Letters of Credit purchased or deemed purchased by it, or the related certificates, if taken or omitted without gross negligence or willful misconduct as finally judicially determined, shall not subject Issuing Lender or any Lender to any resulting liability to, or create any defense in favor of, Borrower.

            8. The obligations of Borrower to reimburse Issuing Lender for drawings honored under the Letters of Credit issued by it and the obligations of Lenders under Section 2.3(f) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

                  a. any lack of validity or enforceability of any Letter of Credit;

                  b. the existence of any claim, set-off, defense or other right which Borrower or any Affiliate of Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), Issuing Lender, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

                  c. any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;


                  d. the failure to perfect any Lien, or the release, surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  e. payment by Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (unless it does not appear on its face to be in accordance with the terms and conditions of such Letter of Credit);

                  f. failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing;

                  g. the fact that a Default or Event of Default shall have occurred and be continuing;

                  h. any other similar circumstance or happening whatsoever, that is similar to any of the foregoing;

provided, that Borrower shall have no obligation to reimburse Issuing Lender,
- - - --------
and Lenders shall have no obligation under SECTION 2.3(F) in the event that Issuing Lender honors a draw under a Letter of Credit when the documents presented under the Letter of Credit do not appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

            9. In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower will thereupon either (i) cause the underlying Letter of Credit to be returned and canceled and Lenders' Letter of Credit Obligation to be terminated, or (ii) pay cash, or deliver to Agent a letter of credit in favor of Lenders which is acceptable to Agent, in an amount equal to the maximum amount then available to be drawn under the Letter of Credit. Any such funds delivered to Agent shall be held by Agent in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be in the name of Agent, for the benefit of each Lender (as a cash collateral account), and shall be under the sole dominion and control of Agent and subject to the terms of this
SECTION 2.3. Borrower agrees to execute and deliver to Agent such documentation with respect to the Cash Collateral Account as Agent may reasonably request and Borrower hereby pledges, and grants to Agent, for the benefit of each Lender, a security interest in, all such funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due.

            10. In the event that Lenders shall incur any Letter of Credit Obligations pursuant hereto at the request or on behalf of Borrower hereunder, Borrower agrees to pay to Agent (i) all fees, charges, costs and expenses paid by Agent or any Lender on account of such Letter of Credit Obligations to Issuing Lender (the "Issuing Lender Fees"), and (ii) a fee (the "Letter of Credit Fee") in an amount equal to the quotient of (A) an amount equal to (I) the sum of the daily outstanding amount of all such Letter of Credit Obligations on each day during the previous calendar month, multiplied by (II) the
                                                ---------- --
Applicable Letter of Credit Fee Rate, divided by (B) 360. The Letter of Credit Fee shall be paid to Agent, for the benefit of each Lender, (x) monthly in arrears commencing on December 1, 1994, and on the first day of each subsequent calendar month, (y) on the Commitment Termination Date, and (z) if any Letter of Credit Fee remains payable after the Commitment Termination Date, or during the continuance of an Event of Default, upon demand by Agent or any Lender. The Letter of Credit Fee shall be allocated among Lenders in accordance with each Lender's respective Proportionate Share. So long as any Event of Default shall have occurred and be continuing, Agent may, subject to SECTION 10.5, increase the Applicable Letter of Credit Fee Rate set forth in clause (ii)(A)(II) of the first sentence of this SECTION 2.3(J) by two percent (2%) per annum above the rate otherwise applicable.

            11. Borrower agrees to pay to Issuing Lender, for its sole benefit, with respect to the issuance, amendment or transfer of each Letter of Credit and each payment made thereunder, processing and administrative charges in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment.

            12. In the event that Issuing Lender elects not to issue a Letter of Credit requested by Borrower, Agent may elect to execute an L/C Guaranty Agreement in favor of a Person who is not a Lender, and in such event (i) the terms and provisions of SCHEDULE D shall apply, and (ii) the term "Letter of
                        ----------
Credit" shall include such L/C Guaranty Agreement and Agent shall be deemed to be the Issuing Lender with respect to any such Letter of Credit.

            13. As of the Restatement Closing Date, each issued and undrawn letter of credit under the Original Credit Agreement shall be replaced by a Letter of Credit issued under this Agreement by BTCo, as Issuing Lender.


      2.4   Mandatory Prepayment.
            --------------------

            1. In the event that the outstanding balance of the Loan shall, at any time, exceed the lesser of (i) the Maximum Loan, and (ii) the Borrowing Base then in effect, Borrower shall immediately repay the Loan in the amount of such excess.

            2. No prepayment fee shall be payable in respect of any mandatory prepayment under this SECTION 2.4.


      2.5   Optional Reduction of Maximum Loan or Advance Rate.
            --------------------------------------------------

            1. Borrower shall have the right at any time, on not less than five (5) Business Days prior written notice to Agent, to voluntarily prepay the entire Loan and terminate this Agreement, without premium or penalty, and upon such prepayment and reduction Borrower's right to receive Advances or Letters of Credit shall simultaneously terminate. Each prepayment shall be accompanied by the payment of all accrued and unpaid interest and all Fees, the breakage fees and other costs described in SECTION 2.9(E), if any, and all other remaining Obligations.

            2. Borrower shall have the right at any time, on not less than five (5) Business Days prior written notice to Agent, to permanently reduce the amount of the Maximum Loan in an amount of not less than $5,000,000 and integral multiples of $1,000,000 in excess of $5,000,000; provided, that any amount of
                                                 --------
the Obligations in excess of the so reduced Maximum Loan is concurrently paid. The amount of each Lender's Commitment shall be reduced by such Lender's Proportionate Share of the reduction in the Maximum Loan and EXHIBIT A shall be
                                                             ---------
amended to reflect such reduction.

            3. Borrower shall have the right at any time, on not less than five (5) Business Days prior written notice to Agent, to decrease the then applicable borrowing percentage for Eligible Inventory set forth in the definition of Borrowing Base for a period of not less than 60 days; provided,
                                                                    --------
that in no event shall the borrowing percentage for Eligible Inventory be reduced to less than fifty percent (50%). Any notice provided by Borrower pursuant to this SECTION 2.5(C) shall be irrevocable.



      2.6   Use of Proceeds. Borrower shall utilize the proceeds of the Advances
            ---------------
for (a) the general corporate purposes of Borrower, including the financing of Borrower's ordinary working capital needs, (b) to refinance all of the Subordinated Borrower Notes, including accrued and unpaid interest and premiums thereon, (c) to pay the costs and expenses incurred in connection with the closing of the financing transactions contemplated by this Agreement, (d) to make capital contributions to Receivables Corporation to be used to make payments of the "Purchase Price" (as defined in section 2.1(b) of the Receivables Purchase Agreement), as contemplated by section 1.2 of the Receivables Purchase Agreement, and (e) as otherwise permitted by this Agreement.

      2.7   Single Loan. The Loan, all Advances, and all of the other
            -----------
Obligations of Borrower arising under this

Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

      2.8   Interest on Loans.
            -----------------

            1.     Borrower shall pay interest to Agent, for the benefit of each
Lender:

                   a. with respect to the Advances bearing interest at the Stated Prime Rate, (A) monthly in arrears commencing on December 1, 1994, and on the first Business Day of each subsequent calendar month, (B) on the Commitment Termination Date, and (C) if any interest accrues or remains payable after the Commitment Termination Date, or during the continuance of an Event of Default, upon demand by Agent or Requisite Lenders; and

                   b. with respect to the Advances bearing interest at the Stated LIBOR Rate, (A) on the last day of the applicable Interest Period in the case of an Advance with an Interest Period of 30, 60 or 90 days,
      (B) on the 90th day and the last day of the applicable Interest Period in the case of an Advance with an Interest Period of 180 days, (C) on the Commitment Termination Date, and (D) if any interest accrues or remains payable after the Commitment Termination Date, or during the continuance of an Event of Default, upon demand by Agent or Requisite Lenders.

            2. If any interest or other payment on the Loans becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            3. Borrower shall be obligated to pay interest to Agent, for the benefit of each Lender, on the Advances at a floating rate equal to the Prime Rate plus the Applicable Margin for Prime Rate Loans (the "Stated Prime Rate"); provided, that if Borrower so elects pursuant to SECTION 2.8(E), then the
- - - --------
interest on any Advance shall be calculated at all times during the Interest Period selected by Borrower at a rate equal to the Adjusted LIBOR Rate on the Interest Determination Date plus the Applicable Margin for LIBOR Rate Loans (the "Stated LIBOR Rate"), subject to the provisions of SECTION 2.8(E). Any election by Borrower pursuant to SECTION 2.8(E) shall be irrevocable by Borrower during the Interest Period selected by Borrower, and all Advances subject to such election during such Interest Period shall bear interest during such Interest Period at the Stated LIBOR Rate.

            4. All computations of interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Prime Rate shall be determined on a daily basis for use in calculating the interest that is payable for such day, and any change in the Prime Rate shall become effective on the day such change occurs. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

            5. (i) The Advances automatically will bear interest at the Stated Prime Rate, unless Borrower elects to convert the interest rate to the Stated LIBOR Rate for the Interest Period selected by Borrower in accordance with the provisions of this SECTION 2.8(E).

                   a. Borrower may on any Business Day, upon written notice given by Borrower to Agent, in the form of EXHIBIT G hereto (the "Notice
                                                 ---------
      of LIBOR Advance"), not later than 12:00 Noon (New York time) on the third Business Day prior to the date of the proposed Conversion (the "Interest Election Date"), convert the interest rate on any or all of the Advances from the Stated Prime Rate to the Stated LIBOR Rate; provided, that (A)
                                                           --------
      Advances bearing interest based on the Stated LIBOR Rate shall be in minimum amounts of $5,000,000 and integral multiples of $1,000,000 in excess of $5,000,000, and (B) at any time, not more than six (6) tranches of the Loan shall bear interest based on the Stated LIBOR Rate. Agent shall deliver a copy of the Notice of LIBOR Advance to the other Lenders at or before 5:00 P.M. (New York time) on the Interest Election Date, and the Stated LIBOR Rate for the new Interest Period shall be determined as of the second Business Day prior to the date of the proposed Conversion (the "Interest Determination Date"). Unless a new Conversion to a Stated LIBOR Rate for a new Interest Period has been timely elected and selected by Borrower pursuant to this SECTION 2.8(E), the interest rate for any Advance will automatically, commencing on the day after the last day of the then existing Interest Period therefor, convert to the Stated Prime Rate.

                   b. No Interest Period shall end on a date which is later than January 3, 2000.

            6. So long as any Event of Default shall have occurred and be continuing, Agent may, subject to SECTION 10.5, increase the interest rates applicable to the Loans by two percent (2%) per annum above the rates otherwise applicable (the "Default Rate").

            7.     Notwithstanding anything to the contrary set forth in this
SECTION 2.8, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder
- - - --------
is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders from the making of advances hereunder is equal to the total interest which Lenders would have received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Original Closing Date. Thereafter, the interest rate payable hereunder shall be the rate of interest charged by Lenders, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lenders pursuant to the terms hereof exceed the amount which Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this SECTION 2.8(G), such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this
SECTION 2.8(G), shall make a final determination that

Lenders have received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Lenders shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under the Loans, then to the outstanding principal of the Loan (without premium or penalty), then to Fees and any other unpaid Obligations, and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

      2.9   Special Provisions Governing LIBOR Rate Loans.  Notwithstanding any
            ---------------------------------------------
other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

            1. As soon as practicable after 10:00 A.M. (New York time) on any Interest Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and to each Lender.

            2. In the event that on any Interest Determination Date any Lender (including Agent) shall have determined (which determination shall be final, conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(b), shall be made only after consultation with Borrower and Agent) that:

                   a. by reason of any changes arising after the date of this Agreement affecting the LIBOR market, or affecting the position of that Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the LIBOR Rate with respect to the LIBOR Rate Loans as to which an interest rate determination is then being made; or

                   b. by reason of (a) any change (including any change proposed prior to the date hereof) after the date hereof in any applicable law or any governmental rule, regulation or order (or any interpretation or administration thereof and including the introduction of any new law or government rule, regulation or order (including any thereof proposed prior to the date hereof)) or (b) other circumstances affecting that Lender or the LIBOR market, or the position of that Lender in such market, the LIBOR Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, such Lender shall be an Affected Lender and it shall promptly (and in any event as soon as possible after being notified of an Advance) give notice (by telephone confirmed in writing) to Borrower and Agent (which notice Agent shall promptly transmit to each other Lender) of such determination. Thereafter, Borrower shall pay to the Affected Lender with respect to Borrower's LIBOR Rate Loans, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall in good faith determine) as shall be required to cause the Affected Lender to receive interest with respect to such Affected Lender's LIBOR Rate Loans for the Interest Period following that Interest Determination Date (such Interest Period being an "Affected Interest Period") at a per annum rate equal to the Applicable Margin with respect to the LIBOR Rate Loans plus
                                                                    ----
the effective pricing to the Affected Lender for Dollar deposits to make or maintain its LIBOR Rate Loans. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Borrower and Agent by the Affected Lender shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto. Notwithstanding the foregoing, in no circumstances under this SECTION 2.9 shall Agent or any Lender treat Borrower any differently than Agent or such Lender generally treats its other similarly situated borrowers.

            3. In the event that on any date any Lender shall have reasonably determined (which determination shall be final, conclusive and binding upon all parties) that the making or continuation of any of its LIBOR Rate Loans (i) has become unlawful or would be inconsistent with compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or (ii) has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the LIBOR market, then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent (which notice Agent shall promptly transmit to each Lender) of that determination. The obligation of the Affected Lender to make such LIBOR Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and, subject to the prior withdrawal of a Notice of Advance or Notice of LIBOR Advance, as the case may be, as contemplated by SECTION 2.9(D), Borrower shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this SECTION 2.9(C) is made (unless otherwise required by law), repay such LIBOR Rate Loans of the Affected Lender, together with all interest accrued thereon. Notwithstanding the foregoing, in no circumstances under this SECTION 2.9 shall Agent or any Lender treat Borrower any differently than Agent or such Lender generally treats its other similarly situated borrowers.


            4. In lieu of paying an Affected Lender such additional amounts as are required by SECTION 2.9(B) or the prepayment of an Affected Lender required by SECTION 2.9(C), Borrower may exercise any one of the following options:

                   (i) if the determination by an Affected Lender relates to LIBOR Rate Loans then being requested pursuant to a Notice of LIBOR Advance, Borrower may by giving notice (by telephone confirmed in writing) to Agent (who shall promptly give similar notice to each Lender) no later than the date immediately prior to the date on which such LIBOR Rate Loans are to be made, withdraw as to the Affected Lender such Notice of LIBOR Advance; or

                   (ii) upon written notice to the Affected Lender and Agent (who will in turn promptly notify each other Lender), Borrower may terminate the obligations of the Affected Lender to make Loans as LIBOR Rate Loans and to convert Prime Rate Loans to LIBOR Rate Loans and in such event, Borrower shall, prior to the time any payment pursuant to SECTION 2.9(C) is required to be made, convert all of the LIBOR Rate Loans of the Affected Lender into Prime Rate Loans.

            5. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss sustained by such Lender in connection with the reemployment of such funds) which such Lender may sustain with respect to Borrower's LIBOR Rate Loans: (i) if for any reason (other than a default or error by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of LIBOR Advance or a telephonic request for borrowing in accordance with this Agreement; (ii) if any prepayment or conversion of any of such Lender's LIBOR Rate Loans occurs on a date which is not the last day of the Interest Period applicable to that LIBOR Rate Loan; (iii) if any prepayment of any such Lender's LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower to repay such Lender's LIBOR Rate Loans when required by the terms of this Agreement; provided, that, with
                                                         --------
respect to this SECTION 2.9(E), Agent and Lenders shall treat Borrower as Agent and Lenders generally treat all of their other similarly situated borrowers. Any Lender's calculation of losses, expenses and liabilities hereunder shall be calculated on a basis similar to that afforded to such Lender's other similarly situated borrowers.

            6. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under SECTION 2.9(B) or SECTION 2.9(C), it will, to the extent not inconsistent with such Lender's internal policies, use its best efforts to make, fund or maintain the affected Loans of such Lender through another lending office of such Lender if as a result thereof the additional amounts which would otherwise be required to be paid in respect of such Loans pursuant to SECTION 2.9(B) would be materially reduced or the illegality or other adverse circumstances that would otherwise require prepayment of such Loans pursuant to SECTION 2.9(C) would cease to exist and if such Lender determines, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender.

            7. Except as provided in SECTION 2.9(B) with respect to certain determinations on Interest Determination Dates, if, by reason of (I) after the date hereof, the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (II) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                   (A) any Lender (or its applicable lending office) shall be subject to any tax, duty or other charge with respect to its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans or shall change the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans (except for changes in the rate of tax on the overall net income of such Lender or its applicable lending office imposed by the jurisdiction in which such Lender is incorporated or organized or in which such Lender's principal executive office or applicable lending office is located); or

                   (B) any reserve (including any imposed by the Federal Reserve Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any

      Lender's applicable lending office shall be imposed or deemed applicable or any other condition affecting its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans shall be imposed on any Lender or its applicable lending office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Rate Loans (except to the extent already included in the determination of the applicable LIBOR
Rate) or there shall be a reduction in the amount received or receivable by such Lender or its applicable lending office, then Borrower shall from time to time, upon written notice from and demand by such Lender (which shall be promptly furnished to Borrower upon such Lender being made subject thereto, with notice to Agent setting forth the amount and period for which such amount is being billed), pay to Agent for the account of such Lender within ten (10) Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate in reasonable detail as to such increased cost, submitted to Borrower and Agent by such Lender, shall, except for manifest error, be final, conclusive and binding upon all parties for all purposes.

            8. Unless the Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of (i) a Default resulting from the failure to timely make any payments due hereunder, or (ii) an Event of Default, Borrower may not elect to have a LIBOR Rate Loan made or have any LIBOR Rate Loan continued or have any Prime Rate Loan converted into a LIBOR Rate Loan in accordance with SECTION 2.8(E)(II).

      2.10  Eligible Inventory.  Eligible Inventory shall mean the gross amount
            ------------------
of Borrower's Inventory, as reflected on the most recent Schedule of Inventory delivered by Borrower to Agent and Lenders and on other information available to Agent, that conform to the warranties listed herein and conform to the criteria listed below, less the aggregate amount of all reserves, limits and deductions
              ----
provided in the definition of "Borrowing Base" in SECTION 1.1. No Inventory of Borrower shall be deemed to be Eligible Inventory unless:

            1.     Such Inventory is owned by Borrower;

            2. Such Inventory consists of legal pharmaceutical, health care products or sundry items;

            3. Such Inventory is merchantable, meets all standards imposed by any Person having regulatory authority over such goods, their use or sale, is not obsolete, and is currently saleable in the normal course of Borrower's business ;

            4. Borrower has made the representations and warranties set forth in SECTION 4.28, which representations and warranties have been reaffirmed with respect thereto at the time the most recent Schedule of Inventory was provided to Agent and Lenders;

            5. Such Inventory is located on the premises listed on Schedule III of the Security Agreement;

            6.     Such Inventory has not been consigned to any Person;

            7. If such Inventory has been returned from customers or account debtors, then such Inventory shall have been returned to regular stock at one of the locations listed on Schedule III of the Security Agreement;

            8. Such Inventory (including all of Borrower's Accounts and other Proceeds derived from such Inventory except to the extent actually sold to Receivables Corporation pursuant to the Receivables Purchase Agreement and in compliance with the terms and provisions of the Intercreditor Agreement) is subject to Agent's duly perfected, first priority Lien and no other Lien other than the Permitted Encumbrances;

            9. Such Inventory does not constitute "morgue," "slow-moving," "discontinued," or "close out" Inventory; and

            10. Such Inventory is determined by Agent, in its reasonable business judgment, after using diligent efforts to attempt to consult with the Managing Agents (but without any liability whatsoever for a failure or inability to do so), to constitute adequate collateral to support the Advance requested by Borrower.

      2.11  Fees.
            ----

            1. As compensation for Lenders' costs and risks in making the Loan available to Borrower, Borrower agrees to pay to Agent, for the benefit of each Lender, a fee for Borrower's non-use of the full amount of the Maximum Loan (the "Unused Line Fee") in an amount equal to (i) the Applicable Unused Line Fee Rate, multiplied by (ii) the difference between the respective daily averages of
      ---------- --
(A) the Maximum Loan, and (B) the Loan during the period for which the Unused Line Fee is due, calculated on the basis of a 360-day year. The Unused Line Fee shall be paid (I) monthly in arrears commencing on December 1, 1994, and on the first day of each subsequent calendar month, (II) on the Commitment Termination Date, and (III) if any Unused Line Fee remains payable after the Commitment Termination Date, upon demand by Agent or any Lender. The Unused Line Fee shall be allocated among Lenders in accordance with each Lender's respective Proportionate Share.

            2. Borrower shall pay a Letter of Credit Fee to Agent, for the benefit of each Lender, in accordance with the terms of SECTION 2.3(J). In addition, Borrower shall pay, as and when incurred by Agent or any Lender, the Issuing Lender Fees in accordance with the terms of SECTION 2.3(J).

      2.12  Cash Management System.
            ----------------------

            1. Commencing on the Restatement Closing Date and for so long as any Obligations are outstanding, Borrower shall deposit on the date of receipt or, if requested by Agent, cause to be deposited directly all remittances received by Borrower on account of any Collateral (including chargebacks received by Borrower in the form of cash), excluding any remittances on account of Borrower's Accounts and related assets theretofore sold to Receivables Corporation pursuant to the Receivables Facility Documents, but including (i) the proceeds of any sale of Borrower's Accounts and related assets sold by Borrower to Receivables Corporation pursuant to the Receivables Facility Documents and all other amounts payable by Receivables Corporation to Borrower, and (ii) amounts payable to Borrower pursuant to the Intercreditor Agreement, into one or more lock box accounts in Borrower's name, including, subject to
SECTION 2.12(C), any additional or replacement account (the "Lock Box Account"), which is maintained at the bank indicated on SCHEDULE 4.27 (the "Lock Box
                                             -------------
Bank").

            2. On or before the Restatement Closing Date, the Lock Box Bank shall have entered into a tri-party blocked account agreement with Agent and Borrower, in form and substance acceptable to Agent, which shall immediately become operative at the Lock Box Bank. Such blocked account agreement shall provide, among other things, that the Lock Box Bank has no rights of setoff or recoupment or any other claim against the Lock Box Account, other than for payment of its service fees and other charges directly related to the administration of such account, and the Lock Box Bank agrees to forward immediately all amounts in the Lock Box Account to the Collection Account through sweeps from the Lock Box Account into the Collection Account on each Business Day. If and for so long as there are no outstanding Advances or unreimbursed draws under outstanding Letters of Credit and no Event of Default has occurred and is continuing, Agent may, in its discretion, instruct the Lock Box Bank to forward all amounts in the Lock Box Account to the Disbursement Account through daily sweeps until otherwise notified by Agent.

            3.     So long as no Default has occurred, Borrower may amend
SCHEDULE 4.27 to replace the Lock Box Account or add a Lock Box Account;
- - - -------------
provided, that (i) Agent shall have consented to the opening of such account
- - - --------
with the relevant bank, and (ii) at the time of the opening of such account, Borrower and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. The Lock Box Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such accounts securing payment of the Obligations, and in which Borrower shall have granted a Lien to Agent, for the benefit of Lenders.

            4. All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with SECTION 2.13 and shall be applied (and allocated) by Agent in accordance with SECTION 2.14. In no event shall any amount be so applied by Agent unless and until such amount shall have been credited in immediately available funds to the Collection Account. If and for so long as there are no outstanding Advances or unreimbursed draws under outstanding Letters of Credit and no Event of Default has occurred and is continuing, Agent may, in its discretion, give instructions that allow any funds deposited in the Collection Account in excess of the Obligations then outstanding to be transferred from the Collection Account to the Disbursement Account.

            5. Borrower may maintain, in its name, an account (the "Disbursement Account") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Advances made available to Agent pursuant to SECTION 2.1 and other amounts deposited pursuant to SECTION 2.12(D) for use solely in accordance with the provisions of SECTION 2.6. The Disbursement Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which Borrower shall have granted a Lien to Agent, for the benefit of Lenders.

      2.13  Receipt of Payments.  Borrower shall make each payment under this
            -------------------
Agreement not later than 2:00 P.M. (New York time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and fees and determining the amount of funds available for borrowing by Borrower pursuant to SECTION 2.1(A), (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Agent upon deposit in the Collection Account, and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received by Agent upon the deposit, in immediately available funds, of such payment in the Collection Account.

      2.14  Application and Allocation of Payments.
            --------------------------------------

            1. In the absence of an Event of Default, any payment at any time or times hereafter received by Agent, whether through deposit in the Collection Account or otherwise, from or on behalf of Borrower, shall be applied in the following order: (i) to settle any outstanding amounts pursuant to
SECTION 2.1(B)(II); (ii) then due and payable Fees (other than the Unused Line Fee and the Letter of Credit Fee) and reimbursable expenses; (iii) then due and payable interest payments on the Loans together with the Unused Line Fee and Letter of Credit Fee; (iv) Obligations other than Fees, expenses and interest and principal payments; and (v) then due and payable principal payments on the Loan. Agent, for the benefit of each Lender, is authorized to, and at its option may, make advances on behalf of Borrower for payment of all Fees, expenses, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due. At Agent's option and to the extent permitted by law, any advances so made may be deemed Advances constituting part of the Loan hereunder.

            2. If (i) an Event of Default has occurred and is continuing, and (ii) either (A) the Obligations have been accelerated, as provided under
SECTION 9.2(B), or (B) Agent has given notice to the other Lenders of the termination of the obligation of Lenders to make further Advances, as provided under SECTION 9.2(B)(II), then all proceeds of Collateral received by Lenders shall be applied first to fund the Cash Collateral Account in an amount equal to all outstanding Letter of Credit Obligations and, if the Cash Collateral Account has been fully funded, then such proceeds shall be applied in the following order: (v) any outstanding amounts under SECTION 2.1(B)(II); (w) then due and payable Fees (other than the Unused Line Fee and the Letter of Credit Fee) and reimbursable expenses; (x) then due and payable interest payments on the Loans, together with the Unused Line Fee and the Letter of Credit Fee; (y) Obligations other than Fees, expenses and interest and principal payments; and (z) then due and payable principal payments on the Loans.

            3. Agent shall allocate among Lenders payments received pursuant to SECTION 2.14(A) or SECTION 2.14(B), as applicable, in the following manner:

                   a. payments of Fees, expenses, and Obligations (other than Fees, expenses and interest and principal payments) shall be allocated to the respective Lender or Lenders to whom such amounts are due and owing; provided, that if such payments are insufficient to cover the full amount
      --------
      of such Obligations, then the payments shall be allocated among Lenders in accordance with their Proportionate Shares;

                   b. payments of interest on account of the Loan shall be allocated among Lenders in accordance with each Lender's respective Proportionate Share; and

                   c. payments of principal on account of the Loan shall be allocated among Lenders in accordance with each Lender's respective Proportionate Share; provided, that if any Lender's unpaid balance of the
                           --------
      aggregate outstanding principal amount under the Loan is greater than such Lender's Proportionate Share, then principal payments shall be allocated to such Lender until its unpaid balance of the Loan is equal to such Lender's Proportionate Share of the Loan.

      2.15  Accounting.  After the end of each Fiscal Month, Agent will
            ----------
provide a monthly accounting of transactions under the Loan to Borrower. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within 30 days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

      2.16  Indemnity.
            ---------

            1. Borrower shall indemnify and hold Agent, Managing Agents, Issuing Lender, Co-Agents and Lenders and all of their respective Affiliates, officers, directors, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses (including attorneys' fees and disbursements (including allocated costs of internal counsel) and other reasonable costs of investigations or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the financing transactions contemplated hereunder and thereunder, including any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or reasonable expense (including attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses), that directly or indirectly results from, arises out of, or is based upon (i) the presence, Release, threatened Release, use, manufacture, installation, generation, discharge, storage or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, any real property owned, leased or operated by Borrower or any Affiliate of Borrower (the "Subject Property"), (ii) the violation or alleged violation by Borrower or any Affiliate of Borrower of any law, statute, ordinance, order, rule, regulation, permit, judgment or license relating to the use, generation, manufacture, installation, Release, threatened Release, discharge, storage or disposal of Hazardous Materials to or from the Subject Property; which indemnity shall include (A) any damage, liability, fine, penalty, punitive damage, reasonable cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease, death, pain or suffering), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, Release, threatened Release, or other adverse effect on the environment, and (B) the cost of any required or necessary repair, cleanup, investigation, treatment, remediation or detoxification of the Subject Property and the preparation and implementation of any closure, disposal, remedial or other required actions in connection with the Subject Property, and (iii) any other Environmental Liability and Costs with respect to any other matter affecting the Subject Property within the jurisdiction of any federal, state, or municipal official administering the Environmental Laws; provided, that, as to
                                                         --------
clauses (i), (ii), and (iii) of this Section, Borrower shall not be liable for any indemnification to such Indemnified Person to the extent that any such claim, damage, loss, liability or expense is determined by a court of competent jurisdiction in a final decision to have resulted from such Indemnified Person's gross negligence or willful misconduct. Notwithstanding any contrary provision of this Agreement, the obligation of Borrower under this SECTION 2.16(A) shall survive the payment in full of the Obligations and the termination of this Agreement. NEITHER AGENT, ANY MANAGING AGENT, ISSUING LENDER, CO-AGENTS, ANY LENDER, NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS.

            2. Borrower hereby acknowledges and agrees that neither Agent, any Managing Agent, Issuing Lender, Co-Agents, nor any Lender, either acting individually or collectively with any other Lenders, (i) is now, or has ever been, in control of the Subject Property or Borrower's affairs, or (ii) has the capacity through the provisions of the Loan Documents to influence Borrower's conduct with respect to the ownership, operation or management of the Subject Property.

      2.17  Access.  Borrower shall provide access to Agent and any of its
            ------
officers, employees and agents, or cause to be provided access to Agent and any of its officers, employees or agents, exercisable as frequently as Agent determines to be appropriate, upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times), during normal business hours (or at such other times as may reasonably be requested by Agent), to inspect the properties and facilities of Borrower and to inspect, audit and make extracts from all of Borrower's records, files and books of account. Borrower shall make available to Agent and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with Federal, state and local regulatory agencies, and other instruments and documents which Agent may request. Borrower shall deliver any document or instrument reasonably necessary for Agent, as it may from time to time request, to obtain records from any service bureau maintaining records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall instruct its banking and other financial institutions to make available to Agent such information and records as Agent may reasonably request.

      2.18  Taxes.
            -----

            1. Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this SECTION 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto ("Taxes"), excluding (i) Taxes imposed on or measured by the net income of any Lender or franchise taxes imposed on any Lender by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof, or by the jurisdiction of such Lender's applicable lending office or any political subdivision thereof, (ii) any other Taxes, including United States of America withholding taxes or payments to a Lender that is a foreign Person, that are in effect and to the extent that they would apply to a payment to a Lender as of the Restatement Closing Date, and (iii) if any Person acquires any interest in this Agreement or any Note, or a Foreign Lender changes the office in which its Advances are made, accounted for or booked (any such Person or such Foreign Lender, in that event, being referred to as a "Tax Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be (all such non-excluded taxes, levies, imposts, deductions, Charges, withholdings and liabilities being hereinafter referred to as "Covered Taxes"). If Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable to any Lender under this Agreement or any Note, after any Lender for which a deduction is required notifies Agent and Borrower in writing of the amount of the required deductions, then (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.18) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) Borrower shall make such deductions, and (z) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

            2. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise, mortgage recording or property taxes, Charges or similar levies that arise from any payment made under this Agreement or the Notes, or from the execution, delivery or registration of this Agreement, the Notes, the Loan Documents or any other agreements and instruments contemplated hereby or thereby (hereinafter referred to as "Other Taxes").

            3. Borrower shall indemnify each Lender for the full amount of Covered Taxes or Other Taxes (including any Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.18) paid by such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto attributable to Borrower's failure to pay such Taxes in a timely manner. This indemnification shall be paid within 30 days from the date such Lender makes written demand therefor.

            4. Within 30 days after having received a receipt of Covered Taxes or Other Taxes, Borrower shall furnish to Agent and the applicable Lender, at its address referred to in SECTION 12.10, the original or a certified copy of a receipt evidencing payment thereof.

            5. If a Lender is able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any deduction for or withholding of a Covered Tax in respect of a payment made to Lender, then such Lender will use reasonable efforts to obtain such credit, deduction or benefit and upon receipt thereof will pay to Borrower such amount (if any) not exceeding the increased amount paid by Borrower as equals the net after-tax value to such Lender of such part of such credit, deduction or benefit as Lender considers is allocable to such withholding or deduction having regard to all its dealings giving rise to similar credits, deductions and benefits in relation to the same tax period and to the cost of obtaining the same. Notwithstanding anything to the contrary in this SECTION 2.18(E), each Lender shall have the sole right to determine whether or not to pursue any such credits, deductions or benefits and if any are received, the portion allocable to the Loans shall be determined solely by such Lender.

            6. On or before the Restatement Closing Date, each Foreign Lender shall deliver to Agent and Borrower (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Agreement or the Notes payable to it without deduction or withholding of any United States of America federal income taxes or with such withholding imposed at a reduced rate (the "Reduced Rate"), and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States of America backup withholding tax. Each such Foreign Lender shall also deliver to Agent and Borrower two further copies of said Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States of America federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower and Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower and Agent, certifying (x) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Agreement or the Notes payable to it without deduction or withholding of any United States of America federal income taxes, unless in any such case any change in a tax treaty to which the United States of America is a party, or any change in law or regulation of the United States of America or official interpretation thereof has occurred after the Restatement Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (y) in the case of a Form W-8 or W-9, establishing an exemption from United States of America backup withholding tax.

            7. If a Tax Transferee that is organized under the laws of a jurisdiction outside of the United States of America acquires an interest in this Agreement or any Note, or a Foreign Lender changes the office through which its Advances are made, accounted for or booked, the transferor, or the applicable Foreign Lender, in the case of a change of office, shall cause such Tax Transferee to agree that, on or prior to the effective date of such acquisition or change, as the case may be, it will deliver to Borrower and Agent
(i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of United States of America federal income tax or with such withholding imposed at a Reduced Rate; and (iii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States of America backup withholding tax. Each Tax Transferee that delivers to Borrower and Agent a Form 1001 or 4224, and Form W-8 or W-9 and any other required form, pursuant to the next preceding sentence, further undertakes to deliver two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States of America federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower and Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower and Agent, certifying (i) in the case of a Form 1001 or 4224 that such Tax Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States of America federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises Borrower and Agent that it is not capable of receiving payments (a) without any deduction or withholding of United States of America federal income tax or (b) with such withholding at the Reduced Rate, as the case may be, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States of America backup withholding tax.

            8. If any Taxes for which Borrower would be required to make payment under this SECTION 2.18 are imposed, the Lender involved or Agent shall use its best efforts to avoid or reduce such Taxes by taking any appropriate action (including assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Lender or Agent be otherwise disadvantageous to such Lender or Agent, as the case may be.

            9. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
SECTION 2.18 shall survive the Termination Date and payment in full of principal and interest under this Agreement and the Notes; provided, that all agreements
                                                 --------
and obligations shall cease as of the date four years following payment in full of the Obligations with respect to amounts for which Borrower has not received notice as of that date.

            10. A copy of all notices and demands to be delivered to Borrower under this SECTION 2.18 shall be delivered to the attention of Borrower's Tax Manager at the address specified in SECTION 12.10.

            11. Notwithstanding anything to the contrary in this SECTION 2.18, if the IRS determines that a Lender is a conduit entity participating in a Conduit Financing Arrangement then (i) any additional Taxes that Borrower is required to withhold from payments to such Lender by virtue of such Conduit Financing Arrangement shall be excluded from the definition of "Covered Taxes," and (ii) such Lender shall indemnify Borrower in full for any and all additional Taxes for which Borrower is held directly liable under Section 1461 of the IRC by virtue of such Conduit Financing Arrangement. In addition to other rights and remedies that Borrower may have, Borrower may, to the fullest extent permitted by law, set off and apply any and all amounts that a Lender is required to indemnify Borrower under this SECTION 2.18(K) against amounts otherwise payable to such Lender under the Loans. Each Lender represents and warrants that it is not participating in a Conduit Financing Arrangement.

      2.19  Indemnification in Certain Events.  If, after the Restatement
            ---------------------------------
Closing Date, either (a) any change in or in the interpretation of any law or regulation (other than changes in the rate of tax on the overall income of any Lender or its applicable Lending Office) is introduced, including with respect to reserve requirements applicable to any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank") or any Lender, (b) a Funding Bank or any Lender (which, for purposes of this SECTION 2.19, shall include Issuing Lender) complies with any future guideline or request from any central bank or other governmental authority whose guidelines or requests are customarily honored by such Funding Bank or Lender, or (c) a Funding Bank or any Lender determines that the adoption of any applicable law, treaty, rule, guideline, regulation or order regarding capital adequacy or capital maintenance, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (c), such adoption, change or compliance has or would have the direct or indirect effect of increasing the amount of capital required to be maintained by such Lender or reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy and capital maintenance) by an amount deemed by such Lender to be material, and the effect of any of the foregoing events described in clauses (a), (b) or (c) is or results in an increase in the cost to Agent, Issuing Lender, or any Lender of (i) funding or maintaining the Loans,
(ii) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or is or results in a reduction of the amount receivable in respect thereof by Agent or any Lender, then Borrower shall from time to time upon demand by Agent, pay to Agent, for the account of each applicable Lender, additional amounts sufficient to indemnify such Lender against such increased cost or reduced receipt; provided, that with respect to
                                                --------
this SECTION 2.19, Agent and Lenders shall be required to treat Borrower as they treat all of their other similarly situated borrowers. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to Borrower by Agent, or the applicable Lender, and shall be conclusive absent manifest error.

      2.20  Replacement of Commitments.  On the Restatement Closing Date, each
            --------------------------
Existing Lender's Revolving Credit Commitment and Term Loan Commitment shall automatically be canceled and replaced by the Commitments as set forth on SCHEDULE A, and Agent shall cancel each Revolving Credit Note or Term Note
- - - ----------
issued to such Existing Lender with respect to such Existing Lender's Revolving Credit Commitment or Term Loan Commitment, as the case may be, upon Agent's receipt or delivery, as the case may be, of each of the following amounts:

            (a) Receipt by Agent from each Lender who is not an Existing Lender of payment, in immediately available funds received no later than 2:00 P.M. on the Restatement Closing Date, in the amount equal to such Lender's Proportionate Share of the Advances outstanding on the Restatement Closing Date after giving effect to any Advances made or to be made on the Restatement Closing Date to pay any amounts required to be paid by Borrower pursuant to SECTION 3.1(J) (the total amount of the Advances outstanding as of the Restatement Closing Date, after giving effect to such payments to be made on the Restatement Closing Date, is referred to herein as the "Restatement Closing Date Advance Balance");

            (b) Receipt by Agent from each Lender who is an Existing Lender of payment, in immediately available funds received no later than 2:00 P.M. on the Restatement Closing Date, in the amount, if any, by which (i) such Lender's Proportionate Share of the Restatement Closing Date Advance Balance, exceeds
(ii) its actual outstanding Advances under the Original Credit Agreement as of the Restatement Closing Date;

            (c) Delivery by Agent to each Lender who is an Existing Lender of payment, in immediately available funds received no later than 3:00 P.M. on the Restatement Closing Date, in the amount, if any, by which (i) such Lender's actual outstanding Advances under the Original Credit Agreement as of the Restatement Closing Date, exceeds (ii) its Proportionate Share of the Restatement Closing Date Advance Balance;

            (d) Delivery by Agent to each Existing Lender who is not a Lender of payment, in immediately available funds received no later than 3:00 P.M. on the Restatement Closing Date, of the amount of such Existing Lender's actual outstanding Advances under the Original Credit Agreement as of the Restatement Closing Date; and

            (e) Delivery by Agent to each Existing Lender of payment, in immediately available funds received no later than 3:00 P.M. on the Restatement Closing Date, of such Existing Lender's respective portion of the amounts payable on the Restatement Closing Date pursuant to SECTION 3.1(J)(II) and
SECTION 3.1(J)(III).


3.   CONDITIONS PRECEDENT
     --------------------

     3.1  Conditions to Effectiveness of this Agreement.  Notwithstanding any
          ---------------------------------------------
other provision of this Agreement and without affecting in any manner the rights of Lenders hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and this Agreement and the other Loan Documents shall not become effective, until the following conditions have been satisfied or otherwise provided for in a manner acceptable to each Lender and Agent:

            1. This Agreement or counterparts thereof shall have been duly executed by, and delivered to, Borrower, Agent, Issuing Lender and each Lender;

            2. Lenders shall have given their Total Commitments in an aggregate amount of $380,000,000;

            3. Agent shall have received such documents, instruments and agreements as any Lender shall request in connection with the financing transaction contemplated by this Agreement, including all documents, instruments, agreements, and schedules listed in the Schedule of Documents, each in form and substance satisfactory to Agent;

            4. Evidence satisfactory to Agent that Borrower has obtained consents, acknowledgments, registrations, licenses and approvals of all Persons from whom consents, acknowledgments, registrations, licenses and approvals may be required, including all requisite Governmental Authorities to the terms and execution of this Agreement, the Loan Documents and the consummation of the financing transaction contemplated hereby and thereby;

            5.   Evidence that the insurance policies provided for in SECTION
4.26 are in full force and effect, certified by the insurer thereof, together with appropriate evidence showing a loss payable clause in favor of Agent, for the benefit of each Lender;

            6. Agent shall have received a fully executed lock box account agreement, in form and substance satisfactory to Agent, from the Lock Box Bank;

            7. The Liens on the Collateral in favor of Agent, for the benefit of Lenders, shall continue to be duly perfected and shall constitute first priority Liens, subject only to the Permitted Encumbrances;

            8. The absence of any pending or, to the best knowledge of Borrower, threatened litigation, proceeding, inquiry or other action seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Agreement (including the making of any Advance and the issuance of any Letter of Credit) and the Receivables Facility Documents;

            9. Consummation of the Receivables Facility and receipt by Borrower from the initial funding thereunder of not less than $185,000,000 in cash pursuant to the terms of the Receivables Facility Documents and on other terms and conditions acceptable to Managing Agents and Lenders;

            10. Payment by Borrower of (i) the Fees that are due and payable on the Closing Date, (ii) all interest, letter of credit fees and unused line fees under the Original Credit Agreement accrued through, but not including, the Restatement Closing Date, plus any and all reimbursable expenses or other charges payable by Borrower under the Original Credit Agreement accrued through the Restatement Closing Date, whether or not then due and payable, (iii) any LIBOR breakage fees or related costs incurred by any of the Existing Lenders, and (iv) all fees and expenses that are reimbursable pursuant to SECTION 12.2, including those of (A) GE Capital's outside counsel, Murphy, Weir & Butler, (B) BTCo's outside counsel, Dorsey & Whitney, and (C) all special loan counsel retained by Managing Agents in connection with any of the Loan Documents and the financing transaction contemplated thereby;

            11. Each Person who holds either a Revolving Credit Commitment or a Term Loan Commitment immediately prior to the Restatement Closing Date (individually, an "Existing Lender" and collectively, "Existing Lenders") shall have (i) delivered to Agent each Revolving Credit Note or Term Note issued to such Existing Lender with respect to such Existing Lender's Revolving Credit Commitment or Term Loan Commitment, as the case may be, and (ii) either (A) executed this Agreement to become a Lender hereunder, or (B) executed and delivered to Agent an agreement, in form and substance satisfactory to Agent, under which such Existing Lender agrees that its Revolving Credit Commitment or Term Loan Commitment, as the case may be, shall automatically be canceled upon receipt by such Existing Lender of the applicable amounts specified in SECTION 2.20(D) and SECTION 2.20(E); and

            12. Evidence that Borrower has irrevocably instructed the applicable trustee to mail irrevocable notice to the holders of the Subordinated Borrower Notes in accordance with the terms thereof that it will be redeeming all of the Subordinated Borrower Notes on and as of January 12, 1995 in accordance with the terms thereof.

            13. Each issued and undrawn letter of credit under the Original Credit Agreement shall have been delivered to Agent and replaced by a Letter of Credit issued under this Agreement by BTCo, as Issuing Lender.

            14.  Each of the conditions set forth in SECTION 3.2(A) through
SECTION 3.2(C) shall have been satisfied by Borrower as of such date.

          The execution of this Agreement by each Lender shall be an acknowledgement by such Lender that the conditions set forth in this SECTION

3.1 have been satisfied or provided for in a manner satisfactory to such Lender.

      3.2   Further Conditions. It shall be a further condition to the making of
            ------------------
each Advance funded on or after the Restatement Closing Date and the issuance of any Letter of Credit on or after the Restatement Closing Date that the following statements shall be true on the date of each such funding of any Advance or the issuance of any Letter of Credit:

            1. All of Borrower's representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Restatement Closing Date and the date of each such Advance or the date of the incurrence of such Letter of Credit Obligation as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and for changes therein permitted or contemplated by this Agreement.

            2. No event shall have occurred and be continuing, or would result from the funding of such Advance or incurrence of such Letter of Credit Obligation, which constitutes or would constitute a Default or Event of Default, unless the Requisite Lenders shall vote to continue making Advances or incurring Letter of Credit Obligations, as the case may be.

            3. After giving effect to such Advance or such Letter of Credit Obligation, the aggregate principal amount of the Loan shall not exceed the lesser of (i) the Maximum Loan and (ii) the Borrowing Base.

            4.   Each of the conditions set forth in SECTION 3.1(A) through
SECTION 3.1(H) shall continue to be satisfied by Borrower as of such date.

The acceptance by Borrower of any Letter of Credit or the proceeds of any Advance shall be deemed to constitute, as of the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in this SECTION 3.2 have been satisfied, and (ii) a confirmation by Borrower of the granting and continuance of the Liens granted to Agent, for the benefit of each Lender, pursuant to the Collateral Documents.


4.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

            To induce Lenders to amend and restate the Original Credit Agreement and continue to make the Loans, as herein provided for, Borrower makes the following representations and warranties to Lenders, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this Agreement:

      4.1   Corporate Existence; Compliance with Law.  Borrower (i) is a
            ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has or, by the Restatement Closing Date and at all times thereafter, will have all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate of incorporation and by-laws; (vi) is in compliance with all applicable provisions of Federal, state and local laws and regulations, including those relating to environmental, licensing, FDA, DEA, ERISA and labor matters, except where the failure to comply would not have a Material Adverse Effect; and (vii) since the Original Closing Date, except as disclosed to Agent in writing, has not been assessed any fines or other penalties for controlled substances-related violations, has not received any letters of admonition or entered into any memorandum of understanding with the DEA, and has not been contacted by the United States Attorney's Office or any other Governmental Authority on any matter related to Borrower's compliance with the Controlled Substances Act (21 U.S.C. (S) (S) 801 et seq.).
                                      -- ----

      4.2   Executive Offices.  The current location of Borrower's executive
            -----------------
offices and principal place of business is set forth in SCHEDULE 4.2.
                                                        ------------

      4.3   Subsidiaries.  SCHEDULE 4.3 sets forth all Subsidiaries of Borrower,
            ------------   ------------
together with their respective jurisdictions of organization, the authorized and outstanding capital Stock of each such Subsidiary, by class and number and percentage of each class legally owned by Borrower or a Subsidiary of Borrower or any other Person, or to be so owned by the Restatement Closing Date. There are no options, warrants, rights to purchase or similar rights covering capital Stock for any such Subsidiary.

      4.4   Corporate Power; Authorization; Enforceable Obligations.  The
            -------------------------------------------------------
execution, delivery and performance by Borrower of the Loan Documents, Ancillary Agreements and all instruments and documents to be delivered by Borrower, to the extent that it is a party thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within Borrower's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of Borrower's certificate of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, the violation of which would result in a Material Adverse Effect; (v) will not contravene or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, the contravention or result of which would result in a Material Adverse Effect; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than (A) Liens in favor of Agent, for the benefit of Lenders, all pursuant to the Loan Documents, and (B) Liens granted pursuant to the Receivables Facility Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 3.1(D), all of which will have been duly obtained, made or complied with prior to the Restatement Closing Date. At or prior to the Restatement Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower and each shall then constitute a legal, valid and binding obligation of Borrower, to the extent it is a party thereto (assuming due authorization, execution and delivery by all other parties thereto), enforceable against it in accordance with its terms.

      4.5   Solvency. Borrower is Solvent as of the Restatement Closing Date and
            --------
will be Solvent as of the date of and after giving effect to the redemption of the Subordinated Borrower Notes and the payment of all estimated legal, accounting and other fees related hereto and thereto. As of the date of any acquisition permitted under SECTION 7.1, each of Borrower and its Subsidiaries (including any newly created or acquired Subsidiary) will be Solvent.

      4.6   Financial Statements.
            --------------------

            1. The pro forma balance sheet of Borrower as of the Restatement Closing Date, a copy of which has been furnished to Lenders prior to the date of this Agreement, has been prepared in accordance with GAAP and based on the unaudited balance sheet of Borrower as of September 30, 1994, adjusted as if the redemption of the Subordinated Borrower Notes and the financing and servicing transactions contemplated by this Agreement and the Receivables Facility Documents had occurred as of the date of such balance sheet and presents fairly in all material respects on a pro forma basis the financial position of Borrower at such date assuming the financing and servicing transactions had actually occurred on such date.

            2. All of the following balance sheets and statements of income, retained earnings and cash flows of Borrower, copies of which have been furnished to Lenders prior to the date of this Agreement, have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly in all material respects the financial position of Borrower as at the date thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to inclusion of footnotes and normal year-end audit adjustments):

                   a. the unaudited balance sheet of Borrower as at September 30, 1994, and the related statements of income and cash flows for the portion of the Fiscal Year then elapsed, certified by Borrower's chief financial officer as having been prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly in all material respects the financial position of Borrower as at the date thereof; and

                   b. the audited balance sheet of Borrower as of September 30, 1993, and the related statements of income, retained earnings and cash flows for the year then ended, with the opinion thereon of the Auditors.

            3. As of the Restatement Closing Date, since September 30, 1993: (i) Borrower has not incurred any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of Borrower and which would, alone or in the aggregate, have a Material Adverse Effect; provided, that (x) adverse changes in the value of Collateral, and (y) adverse
- - - --------
changes in the financial condition of Borrower that affect or will affect the calculations made under the Financial Covenants, but do not create and would not reasonably be expected to create a breach or default under any of the Financial Covenants, shall not be deemed to have had a Material Adverse Effect;
(ii) there has been no change in the business, assets, operations, prospects or financial or other condition of Borrower taken as a whole which would have a Material Adverse Effect; and (iii) no dividends, advances or other such distributions have been declared, paid or made upon any shares of capital Stock of Borrower, and no shares of capital Stock of Borrower have been redeemed, retired, purchased or otherwise acquired for value by Borrower; except as set forth on SCHEDULE 4.6.
         ------------

      4.7   Projections. The projections of Borrower's annual operating budgets,
            -----------
balance sheets and cash flow statements, which include projected tax payments and reconciliations of tax payments for the preceding calendar year, (a) for the Fiscal Year ending September 30, 1995 on a monthly basis and (b) for the Fiscal Years ending September 30, 1996, September 30, 1997, September 30, 1998, September 30, 1999 and September 30, 2000 on an annual basis (the "Projections"), copies of which have been delivered to Lenders, disclose all material assumptions, other than general economic conditions. As of the Restatement Closing Date, no material facts exist which would result in any material adverse change in any of such Projections, other than general economic conditions. The Projections are based upon reasonable estimates and assumptions, all of which are fair in light of conditions as of the Restatement Closing Date, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of Borrower of the results of operations and other information projected therein.

      4.8   Ownership of Property; Liens.
            ----------------------------

            1. Borrower owns good and marketable fee simple title to all of its real estate, valid and marketable leasehold interests in all of its Leases, and good and marketable title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of Borrower are subject to any Liens, except (i) Permitted Encumbrances and (ii) the Liens in favor of Agent, for the benefit of Lenders, pursuant to the Collateral Documents; and Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's right, title and interest in and to all such property except where the failure to have received such documents or effected such actions will not, in the aggregate, have a Material Adverse Effect.

            2.     All real property owned or leased by Borrower is set forth on

SCHEDULE 4.8.  Borrower does not own any other real property, and Borrower is
- - - ------------
not the lessee or lessor under any Leases, other than as set forth on SCHEDULE
                                                                      --------
4.8.  Neither Borrower nor any other party to any such Lease (i) is in default
- - - ---
of its obligations thereunder or (ii) has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease, except, in each case, for any default which would not have a Material Adverse Effect.

            3. As of the Restatement Closing Date, Borrower does not own or hold, and is not obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Borrower except as set forth in
SCHEDULE 4.8.
- - - ------------

          4. All material permits required to have been issued or appropriate to enable the real property owned or leased by Borrower, other than the Unoccupied Property, to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the Restatement Closing Date, in full force and effect.

          5. Except as disclosed in writing to Agent, Borrower has not received any notice, and does not have any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by Borrower or any part thereof, other than the Unoccupied Property, or of any sale or other disposition of any real property owned or leased by Borrower or any part thereof, other than the Unoccupied Property, in lieu of condemnation.

          6. No portion of any real property owned or leased by Borrower, other than the Unoccupied Property, has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition or is being remedied, except as set forth in SCHEDULE
                                                                    --------
4.8.  No portion of any real property owned or leased by Borrower is located in
- - - ---
a special flood hazard area as designated by any Federal or other Governmental Authority.

     4.9  No Default.  To Borrower's knowledge, Parent is not in default (not
          ----------
otherwise cured or waived) under the Subordinated Parent Notes. To Borrower's knowledge, no Liquidation Event has occurred under the Receivables Facility Documents. Borrower is not in default in any material respect, and to Borrower's knowledge no third party is in default in any material respect, under or with respect to any material contract, agreement, lease, or other instrument to which Borrower is a party. No Event of Default has occurred and is continuing.

     4.10 Burdensome Restrictions.  No contract, lease, agreement or other
          -----------------------
instrument to which Borrower is a party or is bound and no provision of applicable law or governmental regulation has a Material Adverse Effect, or insofar as Borrower can reasonably foresee may have a Material Adverse Effect.

     4.11 Labor Matters.  There are no strikes or other labor disputes against
          -------------
Borrower that are pending or, to Borrower's knowledge, threatened, which would have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect. All payments due from Borrower on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Borrower. As of the Restatement Closing Date, there is no organizing activity involving Borrower pending or threatened by any labor union or group of employees. As of the Restatement Closing Date, there are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower has made a pending demand for recognition. As of the Restatement Closing Date, there are no complaints or charges against Borrower pending or, to Borrower's knowledge, threatened to be filed with any Federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual, which would have a Material Adverse Effect. Borrower is in compliance in all material respects with all applicable affirmative action laws and similar requirements.

     4.12 Other Ventures.  Except as disclosed on SCHEDULE 4.12, Borrower is not
          --------------                          -------------
engaged in any joint venture (other than joint ventures permitted by SECTION 7.1 that are disclosed to Agent and Lenders in writing) or partnership with any other Person.

     4.13 Investment Company Act.  Borrower is not an "investment company" or an
          ----------------------
"affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by Lenders, the application of the proceeds and repayment thereof by Borrower and the consummation of the financing and servicing transactions contemplated by this Agreement, the other Loan Documents and the Ancillary Agreements will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     4.14 Margin Regulations.  Borrower does not own any "margin security", as
          ------------------
that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loans will be used only for the purposes contemplated hereunder. The Loans will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which might cause any Loan to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

     4.15 Taxes.  All Federal, state, local and foreign tax returns, reports and
          -----
statements required to be filed by Borrower, its Subsidiaries and Parent have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each of Borrower, its Subsidiaries and Parent has paid when due and payable all Charges required to be paid by it, except for amounts that are being contested in good faith and for which an adequate Reserve has been established. Proper and accurate amounts have been withheld by Borrower, its Subsidiaries and Parent from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies, except for such amounts as would not have a Material Adverse Effect. SCHEDULE 4.15 sets forth
                                                     -------------
those taxable years for which Borrower's or Parent's tax returns are currently being audited by the IRS or any other applicable Governmental Authority. Except as disclosed on SCHEDULE 4.15, Borrower has not executed or filed with the IR
                -------------
or any other Governmental Authority any agreement or other document that has a continuing effect on Borrower, extending, or having the effect of extending, the period for assessment or collection of any Charges or any taxes owed by Borrower with respect to its corporate income. Borrower has not filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Borrower is property which Borrower is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). Except as disclosed on SCHEDULE 4.15, Borrower has not agreed or been requested to make
             -------------
any adjustment under IRC Section 481(a) that has a continuing effect on Borrower, by reason of a change in accounting method or otherwise. Borrower does not have any obligation under any tax sharing agreement.

     4.16 ERISA.
          -----

          1. SCHEDULE 4.16 lists all Plans of Borrower and all Title IV Plans,
              -------------
Qualified Plans, and Multiemployer Plans of Borrower's ERISA Affiliates, and separately identifies the Title IV Plans, Qualified Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans, and Retiree Welfare Plans.

          2. With respect to each Qualified Plan of Borrower that was adopted before January 1, 1988, either (i) the IRS has issued a favorable determination letter indicating the IRS's opinion that such Qualified Plan qualifies under
Section 401(a) of the IRC, or (b) a determination letter application has been properly and timely submitted to the IRS and such submission is being processed by the IRS, and Borrower has no reason to believe that an adverse determination may be made by the IRS in connection with such submission. In the case of any Qualified Plan adopted by Borrower on or after January 1, 1988, either (i) a favorable determination letter has been received from the

IRS with respect to the qualification of such Qualified Plan under Section 401(a) of the IRC, or (ii) such a determination letter has been properly and timely applied for and Borrower has no reason to believe that an adverse determination will be issued by the IRS in connection with such submission, or
(iii) the deadline for timely submitting such Qualified Plan to the IRS for a favorable determination letter on its initial qualification has not yet passed and Borrower has no reason to believe that such Qualified Plan will not be timely submitted for such a determination.

          3. Each Plan of Borrower is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct in all material respects as of the date filed, and with respect to each Plan of Borrower, other than a Qualified Plan of Borrower, all required contributions and benefits have been paid in material compliance with the provisions of each such Plan of Borrower.

          4. Neither Borrower nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or Section 302 of ERISA or the terms of any such plan, which failure was not corrected within 30 days.

          5. As of the Restatement Closing Date, the Potential Withdrawal Liability of Borrower and its ERISA Affiliates, in the aggregate, would not have a Material Adverse Effect if incurred on such date.

          6. Borrower's annual contribution obligation associated with each Retiree Welfare Plan does not have, and would not reasonably be expected to have during the term of this Agreement, a Material Adverse Effect.

          7. Except as set forth on SCHEDULE 4.16, no ERISA Event or event
                                     -------------
described in Section 4062(e) of ERISA with respect to any Title IV Plan of Borrower or any ERISA Affiliate has occurred that could reasonably be expected to have a Material Adverse Effect.

          8. There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan of Borrower or any ERISA Affiliate or its assets, (ii) any fiduciary with respect to any Plan of Borrower or any ERISA Affiliate, or (iii) Borrower or any ERISA Affiliate with respect to any Plan of Borrower or any ERISA Affiliate, which, in any such case, if decided adversely to Borrower or any ERISA Affiliate, would have a Material Adverse Effect.

          9. Except as set forth on SCHEDULE 4.16, neither Borrower nor any
                                     -------------
ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability in an amount that would have a Material Adverse Effect (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan.

         10. Except as set forth in SCHEDULE 4.16, within the last five years
                                     -------------
neither Borrower nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity, except where the amount of such Unfunded Pension Liabilities would not result in a Material Adverse Effect if Borrower or any ERISA Affiliate were required to fund such liabilities.

         11. Except as set forth on SCHEDULE 4.16, no Retiree Welfare Plan of
                                     -------------
Borrower or any ERISA Affiliate provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment which would result in a liability in an amount which would have a Material Adverse Effect. Borrower has complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply would not result in any Material Adverse Effect.

         12. Borrower has not engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any of its Plans, which would subject Borrower (after giving effect to any exemption) to a tax on prohibited transactions imposed by Section 4975 of the IRC or any other liability that would have a Material Adverse Effect.

         13. The aggregate amount of all existing liabilities under all pension plans within the meaning of Section 3(2) of ERISA that are or were intended to be qualified under Section 401(a) of the IRC that are currently or were formerly sponsored by Borrower or any ERISA Affiliate and that are funded or were satisfied with general account obligations of insurance companies whose general account obligations are rated lower than AA by Standard & Poor's Corporation does not exceed $30,000,000, and of that amount, the portion rated lower than BBB by Standard & Poor's Corporation does not exceed $10,000,000.

     4.17 No Litigation.  Except as set forth on SCHEDULE 4.17, no action, claim
          -------------                          -------------
or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which is likely to have a Material Adverse Effect if adversely determined. None of the matters set forth in SCHEDULE 4.17 questions the validity of any of the Loan
                         -------------
Documents or other Ancillary Agreements or any action taken or to be taken pursuant thereto, or would have either individually or in the aggregate a Material Adverse Effect.

     4.18 Brokers.  No broker or finder acting on behalf of Borrower brought
          -------
about the obtaining, making or closing of the loans made pursuant to this Agreement or the financing transaction contemplated by the Loan Documents and the Ancillary Agreements and Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     4.19 Ancillary Agreements.  A true and complete copy of each of the
          --------------------
Ancillary Agreements (including all exhibits, schedules and amendments thereto) will be delivered to Agent on the Restatement Closing Date. Borrower is not in default under the Ancillary Agreements or under any instrument or document to be delivered in connection therewith. The representations and warranties made in the Ancillary Agreements by Borrower or its Affiliates which are parties thereto will be true and correct in all material respects (except for changes expressly provided for therein or herein) on and as of the Restatement Closing Date as though made on and as of such date.

     4.20 Outstanding Stock; Options; Warrants, Etc.  The Stock of Borrower
          ------------------------------------------
owned by Parent at the Restatement Closing Date constitutes all of the issued and outstanding Stock of Borrower. As of the Restatement Closing Date, the Stockholders of Parent named in SCHEDULE 4.20 own all of the issued and
                                -------------
outstanding Stock of Parent.  Except as set forth in SCHEDULE 4.20 and except as
                                                     -------------
permitted under this Agreement, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower or Parent may be required to issue or sell any such Stock or other equity security.

     4.21 Employment and Labor Agreements.  As of the Restatement Closing Date,
          -------------------------------
except as set forth on SCHEDULE 4.21, there are no (i) employment, consulting or
                       -------------
management agreements covering management of Borrower, (ii) management agreements between Borrower and VPI, and (iii) collective bargaining agreements or other labor agreements covering any employees of Borrower. A true and complete copy of each agreement listed on SCHEDULE 4.21 has been furnished to
                                          -------------
Agent.

     4.22 Patents, Trademarks, Copyrights and Licenses.  Borrower owns all
          --------------------------------------------
material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on
SCHEDULE 4.22. Borrower conducts its business without infringement or claim of
- - - -------------
infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement would not have a Material Adverse Effect. There is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower, except where such infringement or claim of infringement would not have a Material Adverse Effect.

     4.23 Full Disclosure.  No information contained in this Agreement and the
          ---------------
other Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made. The written statements delivered by Borrower to Agent and Managing Agents in connection with Agent's and Managing Agents' due diligence and audit investigations do not contain any untrue statement of material fact.

     4.24 Liens. The Liens granted to Agent, for the benefit of Lenders,
          -----
pursuant to the Collateral Documents will, at the Restatement Closing Date, be fully perfected first priority Liens in and to the Collateral described therein, except for Permitted Encumbrances and as provided in the Collateral Documents.

     4.25 Hazardous Materials.  Except as set forth on SCHEDULE 4.25, to
          -------------------                          -------------
Borrower's knowledge without independent investigation, all Subject Property is free of contamination from any Hazardous Material which has in the past caused or constituted, or reasonably could be expected at any time in the future to cause or constitute, a health, safety, or environmental hazard to any Person or property or which could subject Borrower to any Environmental Liabilities and Costs in excess of $2,000,000 in any one instance or $6,000,000 in the aggregate. In addition, SCHEDULE 4.25 discloses potential environmental
                         -------------
liabilities of Borrower of which Borrower has knowledge (i) not related to noncompliance with the Environmental Laws or (ii) associated with properties not owned, leased, subleased or operated by Borrower, which liabilities would have a Material Adverse Effect. Except as disclosed on SCHEDULE 4.25, Borrower has not
                                                 -------------
caused or, to Borrower's knowledge, suffered to occur any Release or threatened Release of Hazardous Materials in violation of, or which could form the basis of liabilities under, the Environmental Laws at, under, or within any Subject Property, where such violation or liabilities would have a Material Adverse Effect. Except as disclosed on SCHEDULE 4.25, Borrower has remedied those items
                               -------------
of noncompliance with the Environmental Laws identified in the Preliminary Site Evaluation reports prepared by Haley & Aldrich Inc. for Borrower and dated December 1992. Borrower is not involved in operations which could lead to the imposition of any liability or Lien on it, or any owner of any premises which it occupies, under the Environmental Laws, which liability or Lien would have a Material Adverse Effect, and Borrower has not permitted any tenant or occupant of such premises to engage in any such activity. As of the Restatement Closing Date, except as disclosed on SCHEDULE 4.25, and after the Restatement Closing
                             -------------
Date, except as disclosed in writing to Agent, Borrower has not received any written notice, complaint or order from any Governmental Authority or any written complaint from any third party relating to Hazardous
Materials or environmental problems, impairments or liabilities with respect to the operation or management of the Subject Property.

     4.26 Insurance Policies.  SCHEDULE 4.26 lists all insurance of any nature
          ------------------   -------------
maintained for current occurrences by Borrower, as well as a summary of the terms of such insurance. The insurance policies maintained by Borrower provide for, among other things, the following insurance coverage:

          1. "All Risk" physical damage insurance on Borrower's tangible real and personal property and assets, including Borrower's Inventory, fixtures and equipment, wherever located, covering fire and extended coverage, flood, earthquake, environmental, theft, burglary, explosion, collapse, and all other hazards and risks ordinarily insured against by companies engaged in the pharmaceutical distribution business. Each policy of insurance on such real and personal property contains an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent, for the benefit of Lenders (Form 438 BFU), and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Agent, provides that the insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered, canceled or not renewed and that no act or default of Borrower or any other Person shall affect the right of Lenders to recover under such policy or policies of insurance in case of loss or damage;

          2. comprehensive general liability insurance on an "occurrence basis" against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $2,000,000 in the aggregate. Such coverage includes premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability;

          3. statutory limits of worker's compensation insurance which includes employee's occupational disease and employer's liability in the amount of $500,000 for each accident or occurrence;

          4. automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence; and

          5. umbrella insurance of $20,000,000 per occurrence and $20,000,000 in the aggregate.

All of such policies are in full force and effect and with insurers that satisfy the provisions of SECTION 6.6. Each insurance policy contains a clause which provides that the interest of Agent, for the benefit of Lenders, under such policy shall not be invalidated by any act or omission to act of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in such policy. Each policy of liability insurance described above contains an endorsement, in form and substance acceptable to Agent, naming Agent as additional insured with respect to the properties and operations of Borrower. Borrower has delivered to Agent a certificate of insurance that evidences the existence of each policy of insurance, along with evidence of payment of all premiums therefor.

     4.27 Bank Accounts.  SCHEDULE 4.27 lists all banks and other financial
          -------------   -------------
institutions at which Borrower, any of its Subsidiaries (including Receivables Corporation) or Receivables Trust maintains deposits or other accounts, including the Lock Box Account, and such Schedule correctly identifies the name, address and telephone number of the bank or other financial institution at which each such account is held, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     4.28 Inventory.  Except as specifically disclosed on any Schedule of
          ---------
Inventory provided to Agent and Lenders by Borrower under this Agreement or otherwise disclosed to and acknowledged by Agent and Lenders in writing with respect to Inventory of Borrower:

          1. Agent and Lenders may rely upon all statements, warranties, or representations made in any Schedule of Inventory in determining which items of Inventory listed on such Schedule of Inventory are to be deemed Eligible Inventory;

          2. All Inventory is located on the premises listed on Schedule III of the Security Agreement;

          3. No Inventory is subject to any lien or security interest whatsoever, except for Liens in favor of Agent, for the benefit of each Lender, granted under the Collateral Documents, and Permitted Encumbrances;

          4. Except as specified on Schedule III of the Security Agreement or as notified in writing to Agent, no Inventory is stored with a bailee, warehouseman, or similar party; and

          5.  No Inventory has been consigned to any Person.

     4.29 Indebtedness. Borrower has no Indebtedness, except for Permitted
          ------------
Indebtedness and as permitted by SECTION 7.3.

          To the extent that Borrower acquires or forms any New Subsidiary in accordance with the provisions of this Agreement, Borrower shall make, from and after the date of such acquisition or formation, each of the representations and warranties set forth in this SECTION 4 with respect to such New Subsidiary.


5.   FINANCIAL STATEMENTS AND INFORMATION
     ------------------------------------

     5.1  Reports and Notices.  Borrower covenants and agrees that from and
          -------------------
after the Restatement Closing Date and until the Commitment Termination Date, it shall deliver to each Lender and Agent:

          1. Within 30 days after the end of each Fiscal Month, a Borrowing Base Certificate together with a copy of a Schedule of Inventory as of the end of such Fiscal Month; provided, that if at any time the amount by which the
                      --------
Borrowing Base exceeds the sum of the outstanding Advances and Letter of Credit Obligations is less than $40,000,000, Agent may require that

Borrower provide a current Borrowing Base Certificate as frequently as Agent may request.

          2. Within 30 days after the end of each Fiscal Month (i) a copy of the unaudited balance sheets of Borrower, on a Consolidated and consolidating basis, and the Consolidated Borrower Group as of the end of such Fiscal Month and the related unaudited statements of income and cash flow for that portion of the Fiscal Year ending as of the end of such Fiscal Month, and (ii) a copy of the unaudited statements of income and cash flow of Borrower, on a Consolidated and consolidating basis, and the Consolidated Borrower Group for such Fiscal Month, each prepared in accordance with Borrower's past practices for internal reporting and consistent with the form used for the Projections, setting forth in comparative form in each case (A) the previously projected figures for such period and (B) the figures from the same period for the immediately prior Fiscal Year, and accompanied by the certification of the chief executive officer, chief accounting officer, or chief financial officer of Borrower that all such financial statements are, to his or her knowledge, after due inquiry, complete and correct and present fairly in accordance with Borrower's past practices for internal reporting and consistent with the form used for the Projections, the financial position and the results of operations of Borrower, on a Consolidated and consolidating basis, and the Consolidated Borrower Group as at the end of such Fiscal Month and for the period then ended.

          3. Within 45 days after the end of each Fiscal Quarter (other than, at any time after there has been a public offering of Borrower's Stock, for any Fiscal Quarter ending September 30), (i) a copy of the unaudited balance sheets of Borrower, on a Consolidated and consolidating basis, the Consolidated Borrower Group, and Parent and its Subsidiaries, on a consolidated basis, as of the end of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the end of such Fiscal Quarter, (ii) a copy of the unaudited statements of income and cash flow of Borrower, on a Consolidated and consolidating basis, the Consolidated Borrower Group, and Parent and its Subsidiaries, on a consolidated basis, for such Fiscal Quarter, and a management letter, each prepared in accordance with GAAP (subject to normal year end adjustments and the inclusion of footnotes), setting forth in comparative form in each case (A) the previously projected figures for such period and (B) the figures from the same period for the immediately prior Fiscal Year, accompanied by (I) a statement in reasonable detail showing (x) the calculations used in determining Borrower's compliance with the Financial Covenants and calculations of the Interest Coverage Ratio and Total Debt to EBITDA Ratio, and (y) the calculations used in determining the amounts added to the Dividend/Acquisition Basket, together with a summary of each transaction (including the Acquisition Purchase Price for such transaction), in which amounts from the Dividend/Acquisition Basket were utilized, and (II) the certification of the chief executive officer, chief accounting officer, or chief financial officer of Borrower that all such financial statements are, to his or her knowledge, after due inquiry, complete and correct and present fairly in accordance with GAAP (subject to normal year end adjustments and the inclusion of footnotes), the financial position and the results of operations of Borrower, on a Consolidated and consolidating basis, and the Consolidated Borrower Group as at the end of such Fiscal Quarter and for the period then ended, and specifying whether, to his or her knowledge, after due inquiry, there was any Default or Event of Default in existence as of such time, (iii) if the generally accepted accounting principles in the United States of America as adopted by Borrower at any time differ from the generally accepted accounting principles in the United States of America as adopted by Borrower on September 30, 1994, then a written statement from the chief executive officer, chief accounting officer, or chief financial officer of Borrower setting forth the changes, if any, that would have resulted to the calculations described in clause (ii)(B)(I) of this
SECTION 5.1(C) if the financial statements described in this SECTION 5.1(C) had been prepared without giving effect to such accounting change, and (iv) a statement reconciling Borrower's internally-prepared monthly financial statements with the quarterly reports filed by Borrower with the Securities and Exchange Commission.

          (d) Within 90 days after the close of each Fiscal Year, a copy of the annual audited financial statements of each of Borrower, on a Consolidated and consolidating basis, the Consolidated Borrower Group, and Parent and its Subsidiaries, on a consolidated basis, respectively, consisting of balance sheet and statements of income, retained earnings and cash flow, setting forth in comparative form in each case the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification by the Auditors and accompanied by (i) a statement in reasonable detail showing the calculations used in determining Borrower's compliance with the Financial Covenants and calculations of the Interest Coverage Ratio and Total Debt to EBITDA Ratio, (ii) a report from the Auditors to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default had occurred, (iii) a certification of the chief executive officer, chief accounting officer, or chief financial officer of Borrower that, to his or her knowledge, after due inquiry, all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the changes in financial position of Borrower, on a Consolidated and consolidating basis, and the Consolidated Borrower Group as at the end of such Fiscal Year and for the period then ended and specifying whether, to his or her knowledge, after due inquiry, there was any Default or Event of Default in existence as of such time, and (iv) if the generally accepted accounting principles in the United States of America as adopted by Borrower at any time differ from the generally accepted accounting principles in the United States of America as adopted by Borrower on September 30, 1994, then a written statement from the chief executive officer, chief accounting officer, or chief financial officer of Borrower setting forth the changes, if any, that would have resulted to the calculations described in clause (i) of this SECTION 5.1(D) if the financial statements described in this
SECTION 5.1(D) had been prepared without giving effect to such accounting change.

          5. Within 45 days after the end of any Fiscal Quarter ending September 30 (at any time after there has been a public offering of Borrower's Stock), a statement in reasonable detail showing the calculations used in determining the amounts added to the Dividend/Acquisition Basket, together with a summary of each transaction (including the Acquisition Purchase Price for such transaction), in which amounts from the Dividend Acquisition were utilized and, if the generally accepted accounting principles in the United States of America as adopted by Borrower at any time differ from the generally accepted accounting principles in the United States of America as adopted by Borrower on September 30, 1994, a written statement from the chief executive officer, chief accounting officer, or chief financial officer of Borrower setting forth the changes, if any, that would have resulted to the calculations described in this SECTION 5.1(E) if the financial statement described in this SECTION 5.1(E) had been prepared without giving effect to such accounting change.

          6. Not later than 45 days after the beginning of each Fiscal Year, an operating plan for Borrower for such Fiscal Year, reviewed by Borrower's board of directors which includes the following:

               (a) projected balance sheet of Borrower for such Fiscal Year, on a monthly basis;

               (b) projected cash flow statements of Borrower, including summary details of cash disbursements, including for Capital Expenditures for such Fiscal Year, on a monthly basis; and

               (c) projected income statements of Borrower for such Fiscal Year, on a monthly basis;

together with a description of major assumptions used in generating such balance sheet, cash flow and income statements, and operating plan, and other appropriate supporting details as requested by Agent.

          7. As soon as practicable, but in any event within five (5) Business Days after Borrower becomes aware of (i) the existence of any Default or Event of Default, or (ii) any development or other information which is likely to have a Material Adverse Effect, written notice specifying the nature of such Default, Event of Default, development, or information and describing the anticipated effect thereof.

          8. Promptly after the filing thereof, copies of any regular, periodic and special material reports and any initial and final registration statements which are filed by Borrower or Parent with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange.

          9. Such other information respecting the Collateral and Borrower's business, financial condition or prospects as Agent may, from time to time, reasonably request.

     5.2  Additional Reports and Notices.  In addition to the reports and
          ------------------------------
notices described in SECTION 5.1(A) to be sent to each Lender and Agent, Borrower covenants and agrees that from and after the Restatement Closing Date and until the Commitment Termination Date:

          1. If Agent so requests, Borrower shall make available for review or inspection by an agent, designee or other representative of Agent, at Borrower's expense, copies of any Federal, state, local or foreign tax return or report in respect of income or other taxes on or measured by income (excluding sales, use or like taxes) filed by Borrower;

          2. Upon becoming aware of any material adverse change, in the aggregate, in the payment or credit terms provided to Borrower by any of the 15 largest suppliers of Inventory to Borrower (measured by the Dollar amount of Borrower's purchases during the immediately preceding Fiscal Quarter), Borrower shall deliver to Agent notice of such change; and

          3. Borrower shall deliver to Agent such other information respecting the Collateral, and Borrower's business, financial condition, or prospects as Agent may, from time to time, reasonably request.

     5.3  Communication with Accountants.  Borrower authorizes Agent to
          ------------------------------
communicate directly with its Auditors and Tax Advisors and authorizes the Auditors and Tax Advisors to disclose to Agent any and all financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the business, financial condition and other affairs of Borrower. At or before the Restatement Closing Date, Borrower and Parent shall deliver a letter addressed to the Auditors and Tax Advisors in the form of EXHIBIT H, which letter shall provide that (a) the Auditors are
        ---------
authorized and directed to disclose to Agent, Lenders and their respective representatives any and all financial statements and other supporting documents and schedules, and (b) Agent and Lenders will be relying on the financial statements of Borrower and Parent certified by the Auditors for the Fiscal Year ending September 30, 1995. On or before the end of each Fiscal Year after the Fiscal Year ending September 30, 1995, Borrower shall deliver a letter addressed to the Auditors in the form of EXHIBIT H, which letter shall provide, among
                               ---------
other items, that the Auditors authorize Agent and Lenders to rely on the financial statements of Borrower and Parent certified by the Auditors for such Fiscal Year, and promptly upon the engagement of new Auditors, Borrower shall deliver a letter addressed to such new Auditors satisfying the requirements of clauses (a) and (b) above. Borrower shall (x) at or before the time of its engagement of the Auditors for its Fiscal Year ending September 30, 1995, and at or before the time of its engagement of the Auditors for each subsequent Fiscal Year, obtain and deliver to Agent a letter from such Auditors authorizing Agent and Lenders to rely on the financial statements of Borrower and Parent certified by such Auditors for such Fiscal Year, and (y) cooperate with Agent and comply with Agent's requests to cause such Auditors to meet with Agent to discuss such financial statements and matters relating thereto.

6.   AFFIRMATIVE COVENANTS
     ---------------------

          Borrower covenants and agrees that, unless the Requisite Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

     6.1  Maintenance of Existence and Conduct of Business.  Borrower shall, and
          ------------------------------------------------
shall cause each of its Subsidiaries and Parent to: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its trademarks and trade names, and preserve all the remainder of its property, to the extent useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear), and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (d) with respect to Borrower, transact business only in such names set forth on SCHEDULE 6.1, or such other
                                                  ------------
names as Borrower shall specify to Agent in writing not less than 30 days prior to the first date such name is used by Borrower.

     6.2  Payment of Obligations.
          ----------------------

          1. Borrower shall: (i) pay and discharge or cause to be paid and discharged all its Indebtedness in accordance with the terms thereof, including all the Obligations; and (ii) subject to SECTION 6.2(B), pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become in default.

          2. Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under
SECTION 6.2(A)(II); provided, that at the time of commencement of any such
                    --------
action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred and be continuing, (ii) adequate Reserves with respect thereto are maintained on the books of Borrower, in accordance with GAAP, (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iv) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower, and (v) if such action or proceeding involves an amount in excess of $1,000,000, Borrower has provided notice to Agent of such action or proceeding, and Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof would have a Material Adverse Effect.

          3. Notwithstanding anything to the contrary contained in SECTION 6.2(B) above, Borrower shall have the right to pay the Charges or claims arising under SECTION 6.2(A)(II) and in good faith contest, by proper legal actions or proceedings, the validity or amount of such Charges or claims.

     6.3  Agent's and Lenders' Fees.  Other than as provided for in SECTION
          -------------------------
3.1(H), Borrower shall pay to Agent, Managing Agents, Issuing Lender or any Lender, as the case may be, within 10 Business Days after receipt of an invoice therefor, which shall be conclusive absent manifest error, any and all fees, costs or expenses reimbursable to Agent, Managing Agents, Issuing Lender or such Lender under this Agreement or the other Loan Documents.

     6.4  Books and Records.  Borrower shall keep, and shall cause each of its
          -----------------
Subsidiaries and Parent to keep, adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials referred to in SECTION 4.6(B), except as may be required by changes in GAAP after the date of such Financials.

     6.5  Litigation.  Borrower shall notify Agent in writing, promptly upon
          ----------
learning thereof, of any litigation commenced or threatened against Borrower, its Subsidiaries or Parent, and of the institution against it of any suit or administrative proceeding that (a) involves an amount claimed in excess of $1,000,000, or (b) is likely to have a Material Adverse Effect if adversely determined.

     6.6  Insurance.
          ---------

          1. Borrower shall, at its sole cost and expense, maintain the policies of insurance described in SECTION 4.26 with insurers with an A.M. Best rating of "A-" or better, and all such policies shall be in such amounts and in form as may be reasonably satisfactory to Agent. In addition, Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance, upon the occurrence and during the continuance of an Event of Default, to pay all proceeds payable thereunder directly to Agent, subject to the rights, if any, of any holders of Permitted Encumbrances with respect to such proceeds. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such "All Risk" policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may upon prior written notice to Borrower, at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

          2. Borrower shall, if so requested by Agent, deliver to Agent, as often as Agent may request, (i) a standard report of a reputable insurance broker, satisfactory to Agent with respect to Borrower's insurance policies, and
(ii) copies of Borrower's then-current insurance policies.

     6.7  Compliance with Laws.  Borrower shall comply, and shall cause each of
          --------------------
its Subsidiaries and Parent to comply, with all Federal, state and local laws and regulations applicable to it, including those relating to the registration, licensing and regulation of the pharmaceutical and health care supply industry, those relating to the collection, payment and deposit of sales, employees' income, unemployment and Social Security taxes, and those relating to environmental, consumer credit, truth-in-lending, ERISA and labor matters, except where such noncompliance would not have a Material Adverse Effect.

     6.8  Agreements.  Borrower shall perform, and shall cause each of its
          ----------
Subsidiaries to perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including (i) the Subordinated Borrower Notes, until such time as they are redeemed in accordance with their terms, and (ii) any leases and customer contracts to which it is a party where the failure to so perform and enforce would have a Material Adverse Effect. Borrower shall not terminate or modify any provision of any agreement to which it is a party which termination or modification could have a Material Adverse Effect.

     6.9  Supplemental Disclosure.  From time to time as may be necessary (in
          -----------------------
the event that such information is not otherwise delivered by Borrower to any Lender pursuant to this Agreement), so long as there are Obligations outstanding hereunder, Borrower will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring as of the Restatement Closing Date, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; provided, that such supplement to such
                                      --------
schedule or representation shall not be deemed an amendment thereto unless Agent has consented thereto or (a) with respect to amendments to SCHEDULE 4.2,
                                                           ------------
Borrower has provided Agent with not less than 30 days prior written notice and Borrower has executed and delivered to Agent all documents requested by Agent to maintain the perfection and priority of Agent's Liens on the Collateral, (b) with respect to amendments to SCHEDULE 4.26 or SCHEDULE 4.27, Borrower has
                              -------------    -------------
provided Agent with not less than 30 days prior written notice (except that with respect to additions, deletions or other modifications to the "Trust Accounts" designated on SCHEDULE 4.27, such modifications to SCHEDULE 4.27 shall be made
              -------------                        -------------
within five (5) Business Days of

Borrower's receipt of notice of any such additions, deletions or modifications by the Trustee under the Receivables Pooling Agreement), and (c) with respect to amendments to SCHEDULE 4.3 or SCHEDULE 4.12, consistent with actions by Borrower
              ------------    -------------
 permitted under SECTION 6.13 or SECTION 7.1.

     6.10 Employee Plans.
          --------------

          1. Borrower shall notify Agent of any and all claims (other than claims for benefits in the normal course), actions, or lawsuits instituted, and of any known threatened litigation or claims, against Borrower, or any ERISA Affiliate, in connection with any Plan of such entities or against any such Plan itself, or against any fiduciary of or service provider to any such Plan which, if adversely determined, would have a Material Adverse Effect.

          2. Borrower shall notify Agent of the occurrence of any Reportable Event with respect to any Pension Plan of Borrower or any ERISA Affiliate that could reasonably be expected to have a Material Adverse Effect.

     6.11 Environmental Matters.  Borrower shall, and shall cause each of its
          ---------------------
Subsidiaries and Parent to (i) comply in all material respects with the Environmental Laws applicable to it, (ii) notify Agent promptly after knowledge in the event of any Release or threatened Release, which Borrower, its Subsidiaries or Parent is required to report under any applicable Environmental Laws, (iii) promptly forward to Agent a copy of any order, notice, permit, application, or any other written communication or report received by Borrower from any Governmental Authority or any other Person or sent by or for Borrower to any Governmental Authority in connection with any such Release or threatened Release or any other matter relating to the Environmental Laws that may affect such premises; provided, that after the initial report of any such matter,
               --------
Borrower will forward only such communications that reflect substantive developments or changes in such matter, (iv) on or before March 1, 1995, initiate a response to those items of noncompliance identified in SCHEDULE 6.11,
                                                                  -------------
(v) on or before September 1, 1995, remedy those items of noncompliance identified in SCHEDULE 6.11, other than those items of noncompliance which are
              -------------
not remedied as a result of the failure of Governmental Authorities to respond to or approve of Borrower's proposed course of action, and (vi) provide Agent, upon Agent's request and at Borrower's expense, such environmental assessment reports, certificates, engineering studies or other written material or data as Agent may require so as to satisfy Agent that Subject Property is free from any material Environmental Liabilities and Costs; provided, that so long as no Event
                                              --------
of Default has occurred, Borrower shall only be required to provide to Agent such written material or data (a) once during the term of this Agreement for each parcel of Subject Property that is owned, leased or operated by Borrower or any Affiliate of Borrower as of the Restatement Closing Date, and (b) twice during the term of this Agreement for each parcel of Subject Property that is acquired (through purchase or lease) by Borrower or any Affiliate of Borrower subsequent to the Restatement Closing Date. The provisions of this SECTION 6.11 shall apply whether or not the Environmental Protection Agency, any other Federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Releases or threatened Releases of Hazardous Materials.

     6.12 Landlord's Agreements.  Borrower shall, unless Agent shall have
          ---------------------
otherwise consented in writing,
obtain a Landlord's Agreement from the lessor of each leased premises currently being used by Borrower and the lessor of any new leased premises.

     6.13 Subsidiary.  Except as permitted by SECTION 7.1, prior to forming any
          ----------
Subsidiary, Borrower shall (a) provide not less than 30 days prior written notice to Agent, and (b) receive the prior written consent of Agent and Requisite Lenders.

     6.14 Interest Rate Contracts.  Unless certificates with fixed interest
          -----------------------
rates in the amount of $150,000,000 or more are issued by the Receivables Trust, within 60 days after the Restatement Closing Date, Borrower shall enter into Interest Rate Contracts in form and substance satisfactory to Agent, for an aggregate amount of not less than $150,000,000 of variable rate Indebtedness, and such Interest Rate Contracts shall (a) be for a term of not less than one year, and (b) remain in effect until a date not earlier than the second anniversary of the Restatement Closing Date; provided, that such $150,000,000
                                             --------
amount shall be reduced by the amount of the net cash proceeds received by Borrower from one or more public offerings of the Stock of Borrower or Parent.

     6.15 Minimum Tangible Net Worth.  The Consolidated Borrower Group shall
          --------------------------
maintain, as of the end of each Fiscal Quarter, Tangible Net Worth of not less than <$210,000,000> as of the Restatement Closing Date, increased by (a) seventy-five percent (75%) of the cumulative increases in retained earnings for the Fiscal Quarters subsequent to September 30, 1994, and (b) seventy-five percent (75%) of the net proceeds of any capital or equity infusion received by Borrower in the form of (i) an equity infusion from Parent to Borrower, (ii) a Qualified Borrower Public Offering, or (iii) a Qualified Borrower Equity Sale.

     6.16 Interest Coverage Ratio.  The Consolidated Borrower Group shall
          -----------------------
maintain, for each Rolling Period, an Interest Coverage Ratio of not less than the following, as of the end of the Rolling Period corresponding thereto:

                                                Minimum Interest
               Rolling Period Ended At          Coverage Ratio
               -----------------------          ------------------
                9/30/94                         1.65 to 1.00
               12/31/94                         1.65 to 1.00
                3/31/95                         1.75 to 1.00
                6/30/95                         1.85 to 1.00
                9/30/95                         2.05 to 1.00
               12/31/95                         2.05 to 1.00
                3/31/96                         2.05 to 1.00
                6/30/96                         2.05 to 1.00
                9/30/96                         2.30 to 1.00

               Each Fiscal           Quarter    2.30 to 1.00
               ending
               thereafter

     6.17 Current Ratio.  The Consolidated Borrower Group shall maintain (a) as
          -------------
of the end of each Fiscal Quarter ending from September 30, 1994 through June 30, 1996, a ratio of Current Assets to Current Liabilities of not less than 0.70 to 1.00, and (b) as of the end of the Fiscal Quarter ending September 30, 1996 and for each

Fiscal Quarter ending thereafter, a ratio of Current Assets to Current Liabilities of not less than 0.65 to 1.00.

     6.18 Stock Changes.  If, after the Restatement Closing Date, Borrower
          -------------
becomes aware that (a) any Person or "group" (as defined under Section 13d-3 and Regulation 13D of the Exchange Act) has become the beneficial owner, directly or indirectly, of five percent (5%) or more of the shares of any class of Stock of Parent or Borrower, or (b) any Person or "group" (as defined under Section 13d-3 and Regulation 13D of the Exchange Act) that is the beneficial owner, directly or indirectly, of five percent (5%) or more of the shares of any class of Stock of Parent or Borrower has acquired or disposed of its beneficial ownership of Stock in an amount equal to one percent (1%) or more of such class of Stock, then Borrower shall immediately notify Agent of such occurrence.

     6.19 Private Label Programs.  If the aggregate amount of existing Inventory
          ----------------------
of Borrower packaged under third party private labels for the benefit of Borrower's customers exceeds $3,000,000 at any time, then Borrower shall promptly notify Agent of such occurrence.

     6.20 Receivables Securitization Facility.
          -----------------------------------

          1. So long as there are any outstanding Obligations, Borrower, as the sole shareholder of Receivables Corporation, shall cause Receivables Corporation, subject to customary corporate procedures, to instruct the trustee under the Receivables Pooling Agreement to pay all amounts payable to Receivables Corporation under the Receivables Facility Documents directly into a bank account in Receivables Corporation's name (the "Receivables Corporation Bank Account") at a bank acceptable to Agent, and all amounts received in such account shall be disbursed only directly to the Lock Box Account to the extent such amounts are payable to Borrower by Receivables Corporation in respect of the purchase price for "Receivables" (as defined in Appendix A to the Receivables Purchase Agreement and Receivables Pooling Agreement), as payments under the "ARC Note" (as defined in section 3.2 of the Receivables Purchase Agreement), or as dividends or advances from Receivables Corporation to Borrower. The instructions from Receivables Corporation to the trustee under the Receivables Pooling Agreement referenced in the preceding sentence shall not be modified without the prior written consent of Agent.

          2. So long as there are any outstanding Obligations, Borrower, as the sole shareholder of Receivables Corporation, shall cause Receivables Corporation, subject to customary corporate procedures, (i) to pay (including through the purchase of receivables) or distribute to Borrower on each Business Day, by payment directly from the Receivables Corporation Bank Account to the Lock Box Account, all amounts on deposit therein, and (ii) to the maximum extent permitted by the Receivables Facility Documents, to distribute its net income to Borrower in the form of dividends not less than once during each Fiscal Quarter.

          3. Borrower shall deliver to Agent, or shall cause any other Person who is acting as the "Servicer," under and as defined in the Receivables Facility Documents, to deliver to Agent each of the following reports or notices required to be delivered under the Receivables Facility Documents:

               a. on the date that it is required to be delivered under the Receivables Purchase Agreement, the notice referenced in section 6.2(c) of the Receivables Purchase Agreement;

               b. on the date that each is required to be delivered under the Intercreditor Agreement, originals or copies, as the case may be, of each report or notice required or permitted to be delivered by Borrower or the

"Servicer" (as defined in Appendix A to the Receivables Pooling Agreement and the Receivables Purchase Agreement) to the Seller Agent under the Receivables Facility Documents and the Intercreditor Agreement; and

               (iii) within three (3) Business Days after the date that such notice is required to be delivered under the Receivables Facility Documents, a copy of each "Daily Report," as defined in the Receivables Pooling Agreement, and each notice referenced under sections 3.05(d), 3.05(e) and 3.06 of the Receivables Pooling Agreement and each notice referenced under section 6.2(d) of the Receivables Purchase Agreement.

          4. Borrower shall deliver to Agent copies of any amendments, supplements or other modifications to any of the provisions of the Receivables Facility Documents promptly after execution thereof.

7.   NEGATIVE COVENANTS
     ------------------

          Borrower covenants and agrees that, without the prior written consent of the Requisite Lenders (except as otherwise provided in this SECTION 7), from and after the date hereof and until the Termination Date:

     7.1  Mergers and Acquisitions.
          ------------------------

          1. Borrower shall not, and shall cause each of its Subsidiaries and Parent not to, directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with, any Person or form any New Subsidiary; provided, that subject to subparagraph (b) hereof, Borrower shall be
            --------
permitted to make acquisitions of the assets or Stock of any Person or Persons, so long as, after giving effect to any such acquisition, the aggregate Acquisition Purchase Price for all acquisitions made during the term of this Agreement pursuant to this SECTION 7.1(A) does not exceed the sum of (i) $20,000,000 and (ii) the available amount under the Dividend/Acquisition Basket.

          2. Borrower shall not make any such acquisition unless:

               (i) immediately before and after giving effect thereto, (A) any New Subsidiaries acquired or created in connection with such acquisition shall be in compliance with all warranties and representations and affirmative and negative covenants under this Agreement, and (B) there shall exist no Default or Event of Default and no Default or Event of Default would be created;

               (ii) in the event of an asset acquisition, any acquired asset, that is of the type that would be required to be pledged as "Collateral" if it were owned by Borrower on the Closing Date, is pledged to Agent, for the benefit of Lenders;

               (iii) in the event of a stock acquisition, (A) Borrower shall pledge to Agent, for the benefit of Lenders, the Stock of any newly created or acquired Subsidiary or any equity interest acquired by Borrower in an entity that is not a Subsidiary, and (B) the newly created or acquired Subsidiary and each of its Subsidiaries, if any, shall each execute a Guaranty that will be secured by all of its respective assets;

               (iv) any such acquisition shall be in health care-related entities, businesses or assets;

               (v) in the case of any acquisition for which the Acquisition Purchase Price is in excess of $10,000,000, (A) Borrower shall have given to Managing Agents 30 days advance written notice of such acquisition, including a brief description of the property being acquired, the Acquisition Purchase Price (or range) thereof, and the Person from whom such property is being acquired, and (B) on the date of such acquisition, a certification, in a form acceptable to Agent, from the chief executive officer, chief accounting officer or treasurer of Borrower stating that Borrower has complied with clause (b)(i) of this SECTION 7.1; and

               (vi) any such acquisition shall not be in the form of a partnership or other similar structure in which Borrower or any of its Subsidiaries, including the newly created or acquired Subsidiary is a general partner or has liability similar to that of a general partner;

provided, that any liabilities that are assumed by any newly created or acquired
- - - --------
Subsidiary (including accounts payable) shall not be assumed by Borrower unless any such liability is in a quantifiable amount (or, if not in a quantifiable amount, a maximum amount that can be definitely ascertained by Borrower) and the liability assumed is not greater than the unused amount of the Dividend/Acquisition Basket.

     7.2  Investments; Loans and Advances.  Except as otherwise permitted by
          -------------------------------
SECTION 7.1 or SECTION 7.4, Borrower shall not make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect holding of securities or otherwise; provided, that Borrower may make
                                             --------
and own investments in the following: (a) Permitted Investments; (b) advances or loans, other than loans and advances made to employees of Borrower and its Subsidiaries, made by Borrower in the ordinary course of its business not to exceed $2,500,000 outstanding at any one time to any one Person and $2,500,000 in the aggregate outstanding at any one time; (c) the loans, investments, and advances between Borrower and its Subsidiaries in existence as of the date hereof and described on SCHEDULE 7.2 (the "Existing Advances"); (d) loans,
                        ------------
investments, and advances from Borrower to any of its Subsidiaries (other than Receivables Corporation), in an aggregate amount of not more than $50,000, for the purpose of liquidating or winding up such Subsidiaries; and (e) loans, advances and investments from Borrower to Receivables Corporation that are contemplated under the Receivables Facility Documents. Upon the occurrence and continuance of a Default or Event of Default, Borrower shall liquidate that portion of the Permitted Investments described in clause (a) hereof that constitutes Cash Equivalents within two Business Days after the written request of Agent, and the proceeds of such liquidated investments shall be immediately remitted to Agent, for the benefit of each Lender, to reduce the Obligations.

     7.3  Indebtedness.
          ------------

          1. Except as otherwise expressly permitted by this SECTION 7.3 or by any other section of this Agreement (including SECTION 6.14 to the extent that Interest Rate Contracts constitute Indebtedness), Borrower shall not create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens permitted under SECTION 7.9, (ii) the Loans, and (iii) Permitted Indebtedness.

          2. Borrower shall not enter into any arrangement, directly or indirectly, with any Person whereby Borrower, Parent or any Subsidiary of Borrower shall sell or transfer, either with or without recourse, any real or personal property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which Borrower, Parent or such Subsidiary of Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred without the prior written consent of Agent.

     7.4  Employee Loans.  Except to the extent otherwise permitted in this
          --------------
Agreement (including SECTION 7.1, SECTION 7.2 and SECTION 7.7), Borrower shall not enter into, and shall cause its Subsidiaries and Parent not to enter into, any commercial or borrowing transaction with any of its employees, directors,

Subsidiaries, Affiliates or related parties, including upstreaming and downstreaming of cash and intercompany advances, without the prior written consent of Agent.

     7.5  Capital Structure.
          -----------------

          1. Except as otherwise permitted in this Agreement with respect to dividends of Stock, Borrower shall not, and shall cause its Subsidiaries not to, issue or agree to issue any of its respective authorized but not outstanding shares of Stock (including treasury shares); provided, that Borrower may issue
                                             --------
shares of Stock in connection with a Qualified Borrower Public Offering or a Qualified Borrower Equity Sale, so long as a Change of Control Date does not occur as a result of such issuance.

          2. Except as specifically permitted in SECTION 7.1, SECTION 7.14 and
SECTION 7.15, Borrower shall not, and shall cause its Subsidiaries not to, make any material changes in its capital structure (including the issuance of any shares of Stock, warrants, or other securities convertible into Stock or any revision of the terms of its outstanding Stock), amend its certificate of incorporation or by-laws, or make any changes in any of its business objectives, purposes, or operations; provided, that (i) Borrower may issue shares of Stock
                         --------
in connection with a Qualified Borrower Public Offering or a Qualified Borrower Equity Sale, so long as a Change of Control Date does not occur as a result of such issuance, (ii) Borrower may amend its certificate of incorporation in connection with the transaction described in clause (i) to change the number of authorized shares of Borrower's Stock to permit a stock split, reverse stock split or stock dividend or, with the consent of Agent, for any other purpose, which consent shall not be withheld unless Agent has determined that the change would be adverse to the interests of Lenders, and (iii) Borrower may amend its certificate of incorporation to provide for indemnification of directors in accordance with state law.

          3. Except as specifically permitted in SECTION 7.15(A), Borrower shall cause Parent not to make any material changes in its capital structure (including the issuance of any shares of Stock, warrants, or other securities convertible into Stock or any revision of the terms of its outstanding Stock), amend its certificate of incorporation or by-laws, or make any changes in any of its business objectives, purposes, or operations; provided, that (i) Parent may issue shares of Stock in connection with a
- - - --------
Qualified Parent Public Offering or a Qualified Parent Equity Sale, so long as a Change of Control Date does not occur as a result of such issuance, (ii) Parent may issue shares of Stock in connection with (A) the Management Incentive Programs, and (B) debt refinancing, (iii) Parent may amend its certificate of incorporation in connection with the transaction described in clause (i) to change the number of authorized shares of Borrower's Stock to permit a stock split, reverse stock split or stock dividend, or with the consent of Agent, for any other purpose, which consent shall not be withheld unless Agent has determined that the change would be adverse to the interests of Lenders, and
(iv) Parent may amend its certificate of incorporation to provide for indemnification of directors in accordance with state law.

     7.6  Maintenance of Business.  Borrower shall not engage, and shall cause
          -----------------------
its Subsidiaries (except Receivables Corporation) and Parent not to engage, in any business other than health care-related businesses. Receivables Corporation shall not engage in any business other than the business contemplated by the Receivables Facility Documents.

     7.7  Transactions with Affiliates.
          ----------------------------

          1. Except for the financing and servicing transactions contemplated by the Receivables Facility Documents and the transactions permitted under
SECTION 7.2(A) through SECTION 7.2(E) or SECTION 7.14 or listed on SCHEDULE 7.7,
                                                                   ------------
Borrower shall not enter into or be a party to any transaction with any Affiliate of Borrower unless such transaction is conducted in the ordinary course of and pursuant to the reasonable requirements of Borrower's business, and upon fair and reasonable terms that are fully disclosed to Agent as soon as Borrower becomes aware of the Affiliate relationship and are no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower; provided, that Borrower shall not, in any
                                       --------
transaction subject to this SECTION 7.7(A), acquire any New Subsidiary for which the Acquisition Purchase Price exceeds $5,000,000 in each case and $10,000,000 in the aggregate, without having given to Agent 30 days advance written notice of the proposed acquisition, including a brief description thereof.

          2. Except for (i) employee bonus and compensation programs entered into in the ordinary course of Borrower's business and (ii) any management agreement hereafter entered into between VPI and Borrower (so long as the only compensation thereunder is customary indemnification and such indemnification is subordinated to the Obligations), and except to the extent permitted under
SECTION 7.7(A), Borrower shall not enter into any agreement or transaction (x) to pay to any Person any management, consulting, advisory or similar fee based on or related to Borrower's operating performance or income or any percentage thereof, or (y) to pay to any Affiliate any management, consulting, advisory, or similar fee.

     7.8  Guaranteed Indebtedness.  Borrower shall not incur any Guaranteed
          -----------------------
Indebtedness, except (a) by endorsement of instruments or items of payment for deposit to the general account of Borrower, (b) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement to be a direct obligation of Borrower, and (c) indemnification obligations undertaken in connection with sales of assets of Borrower, to the extent that Borrower has primary liability for the obligation for which such indemnification is provided.

     7.9  Liens.  Borrower shall not create or permit any Lien on any of its
          -----
properties or assets, or the properties or assets of its Subsidiaries, except:

            1. presently existing or hereafter created Liens in favor of Agent, for the benefit of Lenders;

            2. Liens created pursuant to the Receivables Facility Documents; and

            3. Permitted Encumbrances, including the Liens set forth on SCHEDULE
                                                                        --------
7.9.
- - - ---

     7.10 Sales of Assets.  Borrower shall not, and shall cause its Subsidiaries
          ---------------
and Parent not to, sell, transfer, convey, assign or otherwise dispose of any of its assets or properties; provided, that the foregoing shall not prohibit the
                          --------
following:

            1. the sale or other disposition of Borrower's Inventory in the ordinary course of business;

            2. so long as no Event of Default has occurred and is continuing,
(i) the sale, lease or transfer by any Existing Subsidiary of any of its assets or properties (other than Stock of a Subsidiary of Borrower) to Borrower or any other Existing Subsidiary, (ii) the sale, lease or transfer by any New Subsidiary of its receivables to Receivables Corporation in accordance with the terms and provisions of the Receivables Facility Documents, (iii) the sale, lease or transfer by Borrower or any Existing Subsidiary of any of its assets or properties (other than Stock of a Subsidiary of Borrower or a Subsidiary of an Existing Subsidiary) to any New Subsidiary so long as such sale, lease or transfer actually complies with the provisions of SECTION 7.1, SECTION 7.2 and
SECTION 7.7, or (iv) the sale, lease or transfer by any New Subsidiary of any of its assets or properties to Borrower so long as such sale, lease or transfer actually complies with the provisions of SECTION 7.1 and SECTION 7.7;

            3. the sale of any Unoccupied Property and the improvements and fixtures located thereon;

            4. the sale of any of the assets listed on SCHEDULE 7.10;
                                                      -------------

            5. so long as no Event of Default has occurred and is continuing, sales, leases, assignments or transfers of obsolete equipment, the proceeds received or receivable by Borrower or any Subsidiary of Borrower in respect of which do not in the aggregate exceed $2,000,000 in any Fiscal Year;

            6. if at the time of such transaction and immediately after giving effect thereto no Default or Event of Default has occurred and is continuing,
(i) any Existing Subsidiary may merge into Borrower in a transaction in which the surviving corporation is Borrower, (ii) any Existing Subsidiary may merge into any other Existing Subsidiary in a transaction in which the surviving entity is an Existing Subsidiary and no Person other than Borrower or an Existing Subsidiary receives any consideration, and (iii) any New Subsidiary may merge into any other New Subsidiary in a transaction in which the surviving entity is a New Subsidiary and no person other than Borrower or a wholly owned Subsidiary of Borrower receives any consideration;

            7. transfers resulting from any casualty or condemnation of assets or properties; and

            8. sales of Borrower's Accounts and related assets pursuant to, and in accordance with the terms of, the Receivables Facility Documents.

     7.11 Cancellation of Indebtedness.  Borrower shall not cancel, and shall
          ----------------------------
cause its Subsidiaries and Parent not to cancel, any claim or debt owing to it, except for reasonable consideration and in the ordinary course of business.

     7.12 Events of Default.  Borrower shall not omit to take any action, and
          -----------------
shall cause its Subsidiaries and Parent not to omit to take any action, which act or omission would constitute: (a) a default or an event of default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents; or (b) a default or an event of default pursuant to, or noncompliance with, any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, the occurrence or existence of which would constitute a Material Adverse Effect.

     7.13 Speculative Transactions.  Except as permitted by SECTION 6.14 and
          ------------------------
SECTION 7.2, Borrower shall not engage in any speculative commodities purchase or any speculative monetary transaction.

     7.14 Restricted Payments; Dividends.  Borrower shall not make any
          ------------------------------
Restricted Payment, other than, if no Default or Event of Default has occurred and is continuing and no Default or Event of Default would occur as a result of such payments, the following: (a) to pay dividends or make advances to Parent
(i) to enable Parent to pay current cash interest to the holders of the Subordinated Parent Notes, (ii) to allow Parent to redeem Subordinated Parent Notes or repurchase Subordinated Parent Notes on the open market, and (iii) to enable Parent to make distributions to its Stockholders; provided, that (x) for
                                                         --------
any Testing Period the Interest Coverage Ratio (adjusted to include payment of the proposed dividend as if that dividend were an interest expense), exceeds 2.5 to 1.0, and (y) the amount of such dividends that is permitted shall be limited to the then available Dividend/Acquisition Basket; and provided further, that
                                                   --- -------- -------
notwithstanding the foregoing, (I) Borrower shall not, in any event, permit Parent to use such dividends to make distributions to Parent's Stockholders unless a Qualified Borrower Public Offering or Qualified Parent Public Offering has been completed, and (II) the aggregate amount of the dividends to Parent's Stockholders shall not, in any event, exceed 20% of the available amount under the Dividend/Acquisition Basket; (b) to pay dividends or make advances to Parent on or after January 14, 1999 in an amount equal to the regularly scheduled interest payments on the Subordinated Parent Notes; (c) to pay dividends or make advances to Parent of the Subordinated Parent Notes Redemption Amount solely for the purpose of Parent's redemption of the Subordinated Parent Notes; (d) to pay dividends or make advances from any of Borrower's Subsidiaries to Borrower; (e) to pay dividends on Borrower's common

Stock or make advances equal to amounts required to be paid by Parent to repurchase or redeem Stock pursuant to the Management Incentive Programs with respect to current or former officers or employees of Borrower or any of its Subsidiaries, to the extent actually paid, so long as (1) the aggregate amount of all such dividends paid and advances made after the Restatement Closing Date to any current employee, director or officer of Borrower shall not exceed $500,000, and (2) the aggregate amount of all such dividends paid and advances made after the Restatement Closing Date to current or former officers or employees of Borrower shall not exceed the sum of $5,000,000, plus the proceeds of any resale of Stock by Parent to other or new employees, directors or officers of Borrower or any of its Subsidiaries made prior to or within 180 days after such repurchases or redemptions; (f) to pay reasonable legal, accounting and operational expenses of Parent incurred in the ordinary course; provided,
                                                                    --------
that, during any Fiscal Year, the sum of the payments described in this clause
(e) and any net increase in the amount of the loans and advances described in clause (vii) of the definition of "Permitted Investments" shall not exceed $350,000 in any Fiscal Year (excluding payments related to franchise taxes payable by Parent to the State of Delaware); (g) dividends payable solely in additional shares of Borrower's common Stock and stock splits with respect to Borrower's common Stock; and (h) to repay short-term cash advances made after the Restatement Closing Date by Parent to Borrower.

     7.15 Payment or Modification of Obligations.  Borrower shall cause Parent
          --------------------------------------
not to amend, supplement or otherwise modify any of the provisions of the Subordinated Parent Notes except on terms no less favorable in the aggregate to Parent and no less favorable in the aggregate to Parent, Borrower and Borrower's Subsidiaries; provided, that Parent would be permitted to amend the Subordinated
              --------
Parent Notes to (i) repurchase the Subordinated Parent Notes, or (ii) refinance the Subordinated Parent Notes, so long as (A) the terms of such refinancing are
(I) no less favorable in the aggregate to Parent and (II) no less favorable in the aggregate to Parent, Borrower and Borrower's Subsidiaries than those in effect prior to the refinancing, (B) the aggregate interest payments under all of the Subordinated Parent Notes, after giving effect to the refinancing, in any Fiscal Year does not exceed the interest payments required to be paid in such Fiscal Year under the Subordinated Parent Notes, as in effect on the Restatement Closing Date, (C) the Indebtedness after such refinancing is subordinated to the Indebtedness under the Parent Guaranty to at least the same extent as the Subordinated Parent Notes being refinanced, and (D) the aggregate cash payments under all of the Subordinated Parent Notes, after giving effect to the refinancing, in any Fiscal Year does not exceed the cash payments required to be paid in such Fiscal Year under the Subordinated Parent Notes, as in effect on the Restatement Closing Date.

     7.16 Compensation.  Without prior written notice to Agent, Borrower shall
          ------------
not materially amend, supplement or modify the terms of Borrower's Management Incentive Programs (the "Management Incentive Programs"), a description of each of which is set forth in SCHEDULE 7.16.
                         -------------

     7.17 Real Property Leases.  Borrower shall not, and shall cause its
          --------------------
Subsidiaries and Parent not to, enter into or renew any lease of real property or similar agreements (and all amendments thereto) if the aggregate amount of rentals payable during any Fiscal Year under all real property leases and agreements would be in excess of $15,000,000.

     7.18 ERISA.  Neither Borrower nor any ERISA Affiliate shall, without
          -----
Agent's prior written consent, acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan, if such "accumulated funding deficiency" or "unfunded vested benefits," or any contribution obligations associated therewith, would, in the aggregate, have a Material Adverse Effect. Additionally, neither Borrower nor any ERISA Affiliate shall, without Agent's prior written consent:

            1. terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in any liability that would have a Material Adverse Effect;

            2. permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan which would result in a Material Adverse Effect;

            3. fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent if the consequence of such delinquencies could, in the aggregate, reasonably be expected to have a Material Adverse Effect;

            4. make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan that could reasonably be anticipated to result in the imposition of any withdrawal liability under
Section 4201 of ERISA that would have a Material Adverse Effect;

            5. at any time fail to provide Agent with copies of any documents or governmental reports or filings relating to any Plan within 30 days of a reasonable request therefor by Agent;

            6. amend any Title IV Plan, establish any new Title IV Plan, or enter into any labor agreement the effect of which is to increase Unfunded Pension Liability in an amount that would, in the aggregate, have, or that would give rise to contribution obligations that would have, a Material Adverse Effect; or

            7. enter into any agreement under which it assumes any liability under Section 4204 of ERISA that would have a Material Adverse Effect.

     7.19 Hazardous Materials.  Except as set forth in SCHEDULE 4.25 (which
          -------------------                          -------------
matters shall be dealt with in accordance with the provisions of SECTION 6.11), Borrower shall not, and shall not permit any other Person within the control of Borrower to, cause or permit the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in or about any of the Subject Property or the transportation of any Hazardous Materials to or from any Subject Property where such presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate or form the basis of liability under any Environmental Laws, which violation or liability would have a Material Adverse Effect. Borrower shall not, and shall not permit any other Person within the control of Borrower to, use the Subject Property as a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the
                                                               -- ----
regulations thereunder or any similar state statute or regulation.

     7.20 Capital Expenditures.  The Consolidated Borrower Group shall not make
          --------------------
aggregate Capital Expenditures in excess of the amounts set forth below for the Fiscal Year corresponding thereto:

                    Fiscal Year            Amount
                    -----------            ------
                    1995                          $11,500,000
                    1996                          $13,000,000
                    1997                          $14,000,000
                    1998                          $16,000,000
                    1999                          $18,000,000

provided, as a carry-forward, Capital Expenditures for any Fiscal Year may be
- - - --------
increased by the lesser of (a) one-half of the amount listed above for the immediately preceding Fiscal Year, and (b) the amount not expended for such preceding Fiscal Year and without giving effect to any increase to the amount permitted during such preceding Fiscal Year pursuant to this Section; and
                                                                      ---
provided further, that for purposes of this proviso, Capital Expenditures shall
- - - -------- -------
not include the cost of repair or replacement of any fixed assets or improvements as a result of a casualty loss, to the extent paid or reimbursed from insurance or from any other Person. The parties to this Agreement acknowledge that, during the Fiscal Year ending September 30, 1995, Borrower is entitled to a carry-forward of $3,300,000 relating to the Fiscal Year ending September 30, 1994 and that such amount is otherwise subject to the terms of this SECTION 7.20.

     7.21 Operating Leases.  Borrower shall not, and shall not permit its
          ----------------
Subsidiaries or Parent to, become a lessee under any operating lease (other than a lease under which such Person is lessor) of personal property if the aggregate amount of rentals payable during any Fiscal Year would be in excess of $15,000,000.

     7.22 Fiscal Year.  Borrower shall not, and shall cause its Subsidiaries and
          -----------
Parent not to, change its Fiscal Quarters or Fiscal Year, and Borrower shall not permit any of its Subsidiaries to have a fiscal year calendar different from that of Borrower.

     7.23 Tax Sharing.  Borrower shall not advance amounts to Parent, or make
          -----------
amounts available to Parent with respect to the tax liability of Parent on a Consolidated basis, in excess of the amount actually paid by Parent with respect to that liability.

     7.24 Amendments to Other Documents.  (a) Unless the Agent shall otherwise
          -----------------------------
agree in writing:


               (i) The scheduled maturities of Investor Certificates and Purchased Interests issued pursuant to the Take Out Facility shall not be sooner than the Commitment Termination Date (without giving effect to any extension of the Scheduled Termination Date in respect thereof); provided, that if the Maximum Take Out Funding exceeds the
                    --------
          Maximum Bridge Funding, then Investor Certificates and Purchased Interests (in an aggregate principal amount or Stated

          Amount, as applicable, of up to such excess) may have shorter maturities.

            (ii) Sections 1.2, 2.1, 2.2, 5.1(o) and 8.2 of the Receivables Purchase Agreement shall not be amended, waived or otherwise modified.

            (iii)  Sections 4.03(f), 4.03(g), 4.03(h), 5.02(a) and 5.02(b) of
          the Receivables Pooling Agreement and the definition of ARC Revolving Amount shall not be waived, amended or otherwise modified in a way that changes the priority, amount or timing of payments made in respect of the ARC Revolving Amount. Section 4.03(e) of the Pooling Agreement shall not be amended or modified in a way that increases the percentage of Charged-Off Amounts, or reduces the percentage of Net Recoveries, allocable to the ARC Revolving Amount.

            (iv) Sections 4.03(d), 4.03(c)(ii) and 6.11(b) of the Receivables Pooling Agreement, and the defined terms used in the Receivables Pooling Agreement, shall not be amended or modified at any time in a way that causes a reduction (as calculated as a ratio (expressed as a percentage) where the numerator is the amount of such reduction and the denominator is the Base Amount, each as determined on the date on which the amendment or modification causing such reduction shall have become effective) in the then outstanding ARC Revolving Amount or the portion of Collections then allocable to the ARC Revolving Certificate, in each case without a corresponding cash payment to ARC in the amount of such reduction unless, at the time such amendment or modification becomes effective, (A) the Seller Outstandings are less than the Borrowing Base and (B) such reduction when added to all other reductions occurring during (x) the two year period immediately preceding such reduction, does not exceed five percent (5%) in the aggregate or (y) the period since the Restatement Closing Date, does not exceed ten percent (10%) in the aggregate.

               (v) Exhibits O-I, O-II and Exhibit G to the Receivables Pooling Agreement shall not be waived, amended, or otherwise modified.

            (vi) The definitions in Appendix A to the Receivables Purchase Agreement and Receivables Pooling Agreement that are listed in Schedule E hereto (the "Restricted Terms") shall not be waived,
          -------- -
          amended or otherwise modified; provided, that if any other term
                                         --------
          defined in such Appendix A to the Receivables Pooling Agreement is used in the definition of a Restricted Term, this SECTION 7.24 will not prohibit (or require consent of Agent for) any waiver, amendment or modification to such other term; and provided further, that if any
                                              --- -------- -------
          Restricted Term is defined by reference to a Section of a Receivables Facility Document, such Section may not be waived, amended or modified to the extent that such waiver, amendment or modification would change the substance of such Restricted Term.

          (b) Except as otherwise set forth herein, any other provisions of the Receivables Facility Documents may be waived, amended or otherwise modified without the consent of the Agent or any Lender.

          (c) Except as otherwise defined in this Agreement, capitalized terms used in this Section shall have the meanings set forth in Annex I to the Intercreditor Agreement.


8.   TERM
     ----

     8.1  Termination.  Subject to the provisions of SECTION 2, the financing
          -----------
arrangement contemplated hereby in respect of the Loans shall be in effect until the Commitment Termination Date.

     8.2  Survival of Obligations Upon Termination of Financing Arrangement.
          -----------------------------------------------------------------
Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities (including any indemnification obligations) of Borrower or the rights of any Lender relating to any contingent or unliquidated Obligation, any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate.

     8.3  Events Prior to Restatement Closing Date.  Borrower hereby covenants
          ----------------------------------------
and agrees with Lenders that Borrower will:

               (a) use its best efforts to satisfy, and to cause to be satisfied, fully and promptly each of the conditions set forth in SECTION
     3.1 and SECTION 3.2 and to consummate the financing transactions contemplated by this Agreement; and

               (b) refrain from taking, or permitting to be taken, any action, of any nature whatsoever, which shall impede, preclude or otherwise interfere with the satisfaction of any such condition.


9.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES
     --------------------------------------

     9.1  Events of Default.  The occurrence of any one or more of the following
          -----------------
events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            1. Borrower shall fail to make any payment of (i) principal of or interest on the Loans, or (ii) the Letter of Credit Fee or the Unused Line Fee, when due and payable or declared due and payable.

            2. Borrower shall fail to make any payment of any of the Obligations, other than payments referred to in clause (a) above, payable to Agent, Managing Agents, Issuing Lender or Lenders under any Loan Document, and such failure shall have remained unremedied for a period of five (5) days after Borrower has received notice of such failure from Agent.

            3. Borrower, its Subsidiaries or Parent shall fail or neglect to perform, keep or observe any of the provisions of the Financial Covenants or
SECTION 2.6, SECTION 2.12(A), SECTION 6.20, SECTION 7.14 or SECTION 7.24 of this Agreement.

            4. Borrower, its Subsidiaries or Parent shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents, and the same shall remain unremedied for a period ending on the first to occur of 30 days after Borrower shall receive written notice of any such failure from Agent or 30 days after Borrower shall become aware thereof.

            5. A Liquidation Event shall occur or a default shall occur under any other agreement, document or instrument to which Borrower, its Subsidiaries or Parent is a party or by which Borrower, its Subsidiaries or Parent or the property of Borrower, its Subsidiaries or Parent is bound, including the Subordinated Parent Notes (so long as a default under the Subordinated Parent Notes, if any, has not been cured or waived), and such default causes, or permits any holder of such Indebtedness or a trustee to cause, such Indebtedness, or a portion thereof in an aggregate amount exceeding $5,000,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

            6. Any representation or warranty set forth in SECTIONS 4.1, 4.4, 4.5, 4.6, 4.14, and 4.28(A), (C), (D), OR (E) shall be untrue or incorrect, as of the date when made or deemed made (including those made or deemed made pursuant to SECTION 3.2).

            7. Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to any Lender by Borrower, its Subsidiaries or Parent shall be untrue or incorrect, as of the date when made or deemed made (including those made or deemed made pursuant to SECTION 3.2) and, other than the representations and warranties set forth in SECTIONS 4.1, 4.4, 4.5, 4.6, 4.14, and 4.28(A), (C), (D), or (e), the same shall remain untrue or incorrect for a period ending on the first to occur of 30 days after Borrower shall receive notice of any such fact from Agent or 30 days after Borrower shall become aware thereof.

            8. Any of the assets of Borrower, its Subsidiaries or Parent shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person and shall remain unstayed or undismissed for 30 consecutive days; or any Person other than Borrower, its Subsidiaries or Parent shall apply for the appointment of a receiver, trustee or custodian for any of the assets of Borrower, its Subsidiaries or Parent and such proceeding is not timely controverted or dismissed within 30 days; or Borrower, its Subsidiaries or Parent shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which would be considered fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

            9. A case or proceeding shall have been commenced against Borrower, its Subsidiaries or Parent in a court having competent jurisdiction seeking a decree or order (i) under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower, its Subsidiaries or Parent or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of Borrower, its Subsidiaries or Parent, and such case or proceeding shall remain undismissed or unstayed for 30 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; provided, that any Lender may require that
                                   --------
Borrower obtain an order of the court having jurisdiction over the proceeding (in form and substance satisfactory to such Lender) prior to making any further Advances within such 30 day period.

            10. Borrower, its Subsidiaries or Parent shall (i) file a petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower, its Subsidiaries or Parent or of any substantial part of its properties, or (iii) fail generally to pay its debts as such debts become due.

            11. Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Borrower and the same shall not be (i) fully covered by insurance (subject to applicable deductibles) in accordance with
SECTION 6.6, or (ii) vacated, stayed, bonded, paid or discharged for a period of 30 consecutive days.

            12. Any other event shall have occurred which would have a Material Adverse Effect; provided, that (i) adverse changes in the value of Collateral
                --------
and (ii) adverse changes in the financial condition of Borrower that affect or will affect the calculations made under the Financial Covenants, but do not create or would not reasonably be expected to create a breach or default under any of the Financial Covenants, shall not be deemed to have had a Material Adverse Effect.

            13. Parent shall grant or cause or allow to exist any Lien against any shares of the Stock of Borrower, other than the Lien in favor of Agent, for the benefit of Lenders.

            14. (i) With respect to any Plan of Borrower, a prohibited transaction within the meaning of Section 4975 of the IRC or Section 406 of ERISA occurs which in the reasonable determination of Agent could result in direct or indirect liability to Borrower, (ii) with respect to any Title IV Plan of Borrower or any ERISA Affiliate, a notice to voluntarily terminate any such Plan in a distress termination is filed, (iii) with respect to any Multiemployer Plan, Borrower or any ERISA Affiliate shall incur any withdrawal liability under
Section 4201 of ERISA, (iv) with respect to any Qualified Plan, Borrower or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) with respect to any Title IV Plan of Borrower or any ERISA Affiliate or Multiemployer Plan of Borrower or any ERISA Affiliate which has an ERISA Event not described in clauses (ii) through (iv) hereof, in the reasonable determination of Agent there is a reasonable likelihood for termination of any such Plan by the PBGC; provided, that the events listed in clauses (i) through (v) hereof shall
- - - --------
constitute Events of Default only if the liability, deficiency or waiver request of Borrower or any ERISA Affiliate, whether or not assessed, would have a Material Adverse Effect.

            15. Any provision of any Collateral Document, after delivery thereof pursuant to SECTION 3.1, shall for any reason cease to be valid, binding and enforceable in accordance with its terms, and as a result the remedies available to Agent and Lenders are inadequate for the practical realization of the benefits of Agent's and Lenders' rights and remedies under this Agreement and the Collateral Documents, or any security interest created under any Collateral Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise stated herein or therein) in any of the Collateral purported to be covered thereby.

            16. Any miscalculation by Borrower or the "Servicer" (as defined in the Receivables Facility Documents) with respect to the calculation of the "Shortfall" or the "End-of-the-Day Seller Excess Borrowing Base" (each as defined in the Intercreditor Agreement), which miscalculation is materially adverse to the interests of Agent, Lenders, Managing Agents or Issuing Lender; or any representation or warranty made or deemed made by Borrower or the Servicer under the Intercreditor Agreement or any report or notice delivered pursuant thereto shall be untrue or incorrect in any material respect as of the date made or deemed made; or the Servicer shall record any sale, contribution, transfer, conveyance or assignment of any "Transferred Assets" (as defined in the Receivables Purchase Agreement) to Receivables Corporation after the Restatement Closing Date either (i) at any time prior to the effectiveness thereof under section 1.2 of the Receivables Purchase Agreement, or (ii) in any other material respect, other than in accordance with section 1.2 of the Receivables Purchase Agreement.

            17. A Change of Control Date shall have occurred.

     9.2  Remedies.
          --------

            1. If any Default or Event of Default shall have occurred and be continuing, Agent may, subject to SECTION 10.5, without notice take any one or more of the following actions: (i) take and require Borrower to take such actions as Agent may deem necessary or advisable to perfect or protect its Liens in any Collateral consisting of certificated vehicles or Unoccupied Property, including, at Agent's request, the delivery to Agent of original certificates of title and the execution by Borrower of documentation to cause Agent's Lien to be noted thereon, and the execution by Borrower of documentation to grant Agent's Lien in the Unoccupied Property; or (ii) exercise the following rights and remedies: (y) the right to demand a current Borrowing Base Certificate as frequently as Agent may request; and (z) the right to refuse to incur new Letter of Credit Obligations.

            2. If any Event of Default shall have occurred and be continuing, Agent may, subject to SECTION 10.5, without notice (except as otherwise provided by clause (v) of this SECTION 9.2(B)) take any one or more of the following actions: (i) increase the rate of interest applicable to the Loans to the Default Rate, as provided in SECTION 2.8(F), or increase the rate applicable to the Letter of Credit Obligations, as provided in SECTION 2.3(J); (ii) terminate this facility with respect to further Advances, whereupon no Advances may be made hereunder; (iii) contact any of the Governmental

Authorities with any jurisdiction over Borrower or any of its Subsidiaries, including the DEA or any state board of pharmacy, with respect to the possibility that Lenders may take over the business of Borrower or any of its Subsidiaries, or the possibility that Lenders may take possession of or liquidate any or all of the Collateral; (iv) exercise any of the rights and remedies provided under the Loan Documents; or (v) subject to the terms of the Intercreditor Agreement, cause Borrower, upon written notice from Agent, to terminate transfers of receivables under the Receivables Facility Documents (and Agent's lien on such receivables shall not be released) during any period that such Event of Default is continuing. If any Event of Default shall have occurred and be continuing, Agent may, without notice, declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, that upon the occurrence
                                           --------
of an Event of Default specified in SECTIONS 9.1(H), (I) or (J), the Obligations shall become due and payable without declaration, notice or demand by Agent.

     9.3  Waivers by Borrower.  Except as otherwise provided for in this
          -------------------
Agreement and applicable law, Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Agent or any Lender may do in this regard, (ii) all rights to notice and a hearing prior to Agent's or any Lender's taking possession or control of, or to Agent's or any Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent or such Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by its counsel with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

     9.4  Right of Setoff.  Upon the occurrence and during the continuance of
          ---------------
any Event of Default, other than an Event of Default described in SECTIONS 9.1(H), (I) or (J), any Lender may, to the fullest extent permitted by law, set off and apply any and all deposits (general or special) or indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the Obligations, regardless of whether such Lender shall have made any demand under this Agreement or its Note and whether such Obligations may be unmatured. The rights of each Lender under this SECTION 9.4 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have and are subject to the provisions of SECTION 10.11.

10.  AGENCY
     ------

     10.1 Appointment.
          -----------

            1. Each Lender, each Managing Agent and Issuing Lender hereby (i) irrevocably appoints GE Capital as the administrative agent of such Lender under this Agreement and the other Loan Documents, and (ii) irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding anything to the contrary herein, Agent shall have no duties, responsibilities or fiduciary relationships with any Lender, except those expressly set forth in this Agreement and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against Agent.

            2. Each Lender, each Managing Agent and Issuing Lender hereby irrevocably authorizes Agent, and hereby irrevocably appoints Agent as its attorney-in-fact, (i) to execute the Intercreditor Agreement on its behalf, and
(ii) to take such action on its behalf under the provisions of the Intercreditor Agreement and to exercise such rights, powers and remedies and perform such duties as are expressly delegated to Agent by the terms of the Intercreditor Agreement, together with such other powers as are reasonably incidental thereto. Each Lender, each Managing Agent and Issuing Lender hereby acknowledges and agrees that it is bound by the terms of the Intercreditor Agreement and Agent's actions with respect thereto (including the giving of any "Confirmation Notice" or "Stop Date Notice," each as defined in Appendix A to the Receivables Pooling Agreement, as provided in the Intercreditor Agreement), as if it were a party to the Intercreditor Agreement; provided, that (i) Agent shall not enter into any
                             --------
material amendment to the Intercreditor Agreement without the written consent of Requisite Lenders, and (ii) Agent shall act in accordance with the last sentence of SECTION 10.5. Notwithstanding anything to the contrary herein, (x) the provisions of this SECTION 10.1(B) shall not be amended or modified without the consent of the trustee for Receivables Trust, and (y) each Lender acknowledges and agrees that each of Receivables Corporation, the "Investors" and the "Purchasers," each as defined in Appendix A to the Receivables Pooling Agreement, and the trustee for Receivables Trust, is relying on this SECTION 10.1(B) and is a third party beneficiary of this SECTION 10.1(B).

     10.2 Delegation of Duties.  Agent may exercise any of its powers and
          --------------------
discretion, including imposition of the Default Rate, or execute any of its duties under this Agreement and the other Loan Documents by or through one or more agents or attorneys-in-fact, and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. Agent may utilize the services of such agents and attorneys-in-fact (including a paying agent responsible for disbursements of Advances, and a paying agent or agents responsible for disbursing payments to particular Lenders reasonably requesting the appointment of such agent or agents) as Agent in its sole discretion reasonably determines, and all reasonable fees and expenses of such agents and attorneys-in-fact shall be paid by Borrower on demand. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by Agent with reasonable care.

     10.3 Limitation of Liability.  Neither Agent nor its officers, directors,
          -----------------------
employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any waiver, consent or approval given or any action taken or omitted to be given or taken by them or by such Person under or in connection with this Agreement or the other Loan Documents, or (b) responsible for the consequences of any oversight or error in judgment by them or such Person whatsoever, except, in the case of either clause (a) or (b) above, for their or such Person's own gross negligence or willful misconduct. Agent shall not be responsible for (v) the execution, validity, enforceability, effectiveness or genuineness of this Agreement or the other Loan Documents, (w) the collectibility of any amounts owing under this Agreement or the other Loan Documents, (x) the value, sufficiency, enforceability or collectibility of any collateral security therefor, (y) the failure by Borrower to perform its obligations hereunder, or
(z) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by Borrower or any officer or agent thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent in connection with, this Agreement or the other Loan Documents.

     10.4 Reliance by Agent.  Agent shall not have any obligation (a) to
          -----------------
ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, collateral security therefor, (b) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to them shall have been duly authorized or is genuine, accurate or complete, or (c) to inspect the properties, books or records of Borrower; provided, if any Lender
                                                      --------
reasonably requests that Agent ascertain any fact or make any inquiry or inspection, Agent shall take such action with respect to such request as Agent reasonably deems to be appropriate under the circumstances, but Agent shall have no ongoing obligation to take any action with respect to such request. Agent shall be entitled to rely, and shall be fully protected in relying, (x) upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, or (y) upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent may deem and treat Lenders party hereto or to any Assignment and Acceptance as a Lender for all purposes unless a written notice of the assignment, negotiation or transfer of any such Lender's Proportionate Share of the Loans and its Commitment, in accordance with the provisions of this Agreement, shall have been delivered to Agent identifying the name of any successor or assignee Lender. Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action under this Agreement or the other Loan Documents unless (a) it first shall receive such advice or concurrence of Lenders as it deems appropriate, or (b) it first shall be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases Agent shall be fully protected in acting, or in refraining from acting, under this Agreement or the other Loan Documents in accordance with a request of all Lenders, or the Requisite Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future Lenders .

     10.5 Notice of Default.  Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default unless Agent has received notice from another Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default." If Agent receives such a notice or if the officers of Agent administering the Loans have actual knowledge of the occurrence of a Default or an Event of Default, Agent promptly shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Requisite Lenders; provided, that unless and
                                                       --------
until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as Agent, in its discretion, deems advisable in the best interests of Lenders.

     10.6 Non-Reliance on Agent and the Other Lenders.  Each Lender expressly
          -------------------------------------------
acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it. Agent shall have no obligation or liability to any of the Lenders regarding the credit worthiness or financial condition of Borrower. No act by Agent hereinafter taken, including any review of Borrower, shall be deemed to constitute any representation or warranty by Agent to any Lender.
Each Lender represents to Agent and each other Lender that, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit worthiness of Borrower and has made its own decision to make its Loans hereunder and to enter into this Agreement. Each Lender also represents that, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and credit worthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or credit worthiness of Borrower which may come into the possession of either of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates; provided, that, if requested by any Lender, Agent shall
                       --------
provide such Lender with copies of its most recent periodic field audit reports.

     10.7 Indemnification.  Each of the Lenders shall indemnify, defend and hold
          ---------------
harmless Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective Proportionate Shares, from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including interest, penalties and reasonable attorneys' fees and costs, whether direct, indirect, consequential or incidental, which at any time (including at any time following the payment of the Obligations) may be imposed on, incurred by or asserted against Agent in any way relating to, resulting from or arising out of this Agreement or the other Loan Documents, the financing transaction contemplated hereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided, that no Lender
                                                        --------
shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses or disbursements to the extent such result from Agent's gross negligence or willful misconduct. The agreements in this SECTION 10.7 shall survive the payment of the Obligations and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Loan Documents.

     10.8 Payments.  If, in the opinion of Agent, the distribution of any amount
          --------
received by Agent in such capacity under this Agreement or the other Loan Documents might result in liability for Agent, Agent may refrain from making the distribution thereof until Agent's right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If Agent so refrains from making any distribution, the amount thereof shall be held in an interest bearing account for the benefit of the Person or Persons ultimately determined to be entitled to such distribution. If a court of competent jurisdiction shall adjudge that any amount received from and distributed by Agent in such capacity as Agent is to be repaid, each Person to whom any such distribution shall have been made either (a) shall repay to Agent its proportionate share of the amount so adjudged to be repaid, or (b) shall repay the same in such manner and to such Persons as shall be determined by such court.

     10.9 Agent in Its Individual Capacity.  Agent in its individual capacity,
          --------------------------------
and its Affiliates, may make loans and other financial accommodations to, accept deposits from and generally engage in any kind of business with Borrower as though Agent was not Agent hereunder. With respect to the portion of the Loans made by it and its Note, Agent, in its individual capacity, shall have the same benefits, rights, powers and privileges under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall include Agent, in its individual capacity.

     10.10 Successor Agent.  Agent may resign as such upon 15 Business Days
           ---------------
prior written notice to Lenders. If Agent shall resign as such under this Agreement, then the Requisite Lenders shall appoint from among Lenders a successor agent for Lenders. Upon acceptance of its appointment as successor agent, (a) such successor agent shall succeed to the rights, powers, privileges and duties of Agent, (b) the retiring Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement and the other Loan Documents, (c) the term "Agent" shall mean such successor agent effective upon its appointment, and (d) the retiring Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     10.11 Adjustment.  If any Lender (a "benefitted Lender") shall obtain any
           ----------
payment, whether voluntarily or involuntarily, by setoff or otherwise, on account of the Loans made by it, or receive any collateral therefor, in an amount that exceeds that portion of all payments or collateral obtained by all Lenders on account of the Loans to which such Lender would be entitled if all such payments and collateral were allocated among Lenders in accordance with the provisions of this Agreement, then such benefitted Lender shall purchase for cash from the other Lenders such portion of the Loans made by them, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders in accordance with the Proportionate Shares; provided, that if
                                                            --------
all or any portion of such excess payment or benefits thereafter is recovered from such benefitted Lender, such purchase shall be rescinded and the purchase price and benefit returned to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     10.12 Applicability of Section to Borrower.  Notwithstanding any other
           ------------------------------------
provision contained in this SECTION 10, the rights and obligations of Borrower under this Agreement shall not be affected by any provision otherwise included in this SECTION 10. Borrower shall be permitted to rely on communications from Agent which it reasonably believes are made on behalf of Agent and, if specified therein, Lenders or the Requisite Lenders, and except as otherwise set forth specifically herein, all notices and payments to be made by Borrower hereunder shall be made to Agent. Further, if any Lender shall be in default hereunder, such default shall not affect the right and obligations of Borrower hereunder.


11.  ASSIGNMENTS AND PARTICIPATIONS
     ------------------------------

     11.1 Successors and Assigns.  This Agreement and the other Loan Documents
          ----------------------
shall be binding on and shall inure to the benefit of Borrower, Agent, Managing Agents, Issuing Lender, Lenders and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or thereunder without the prior express written consent of all Lenders. Any purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of all Lenders shall be void. Neither Agent, Managing Agents, Issuing Lender nor any of the Lenders may sell, assign, transfer, grant a participation in, or otherwise dispose of all or any portion of its interest in this Agreement, any Note in favor of it, or the other Loan Documents, except as expressly provided herein.

     11.2 Assignments.
          -----------

          (a) Each Lender may assign all or a portion of its Proportionate Share of the Loans and its Commitment and its right, title and interest under this Agreement and the other Loan Documents (including all or a portion of the Loans at the time owing to it) to one or more banks or other financial institutions, provided that each of the following conditions is satisfied: (i) the assignee shall be a bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $100,000,000 or other financial institution reasonably acceptable to Agent and Borrower; (ii) the assignee has executed and delivered to Agent an Assignment and Acceptance, together with any Notes subject to such assignment and a processing and recordation fee of $2,500; (iii) the proposed assignment is for a Commitment in an integral multiple of $1,000,000, unless such Lender is transferring its remaining Commitment amount and the remaining amount of such Lender's Commitment is not in an integral multiple of $1,000,000; (iv) if the proposed assignee is not already a Lender hereunder, then Agent and Borrower have given their prior approval of such assignment, which approval shall not be unreasonably withheld; and (v) after giving effect to such assignment, the assignee will hold a Commitment of not less than $10,000,000 and the assignor Lender, if it continues to be a Lender hereunder, will continue to hold a Commitment of not less than $10,000,000. Each Assignment and Acceptance shall include the proposed assignee's agreement, for the benefit of the trustee of Receivables Trust, Receivables Corporation, the "Investors" and the "Purchasers," each as defined in Appendix A to the Receivables Pooling Agreement, to be bound by the terms of the Intercreditor Agreement as if the proposed assignee were a party thereto.

          (b) Upon the sale, assignment, transfer or other disposition (other than the sale of a participation) of any of a Lender's right, title and interest under this Agreement and the other Loan Documents to any assignee in accordance with this SECTION 11.2, then upon the execution, delivery and acceptance of the Assignment and Acceptance, from and after the effective date specified therein,
(i) the transferor Lender no longer shall be a party to this Agreement and the other Loan Documents, or have the rights, benefits and obligations under this Agreement or the other Loan Documents to the extent of the interest transferred (except for such rights, benefits and obligations that such Lender would retain under this Agreement or the other Loan Documents upon payment in full of the Obligations), and (ii) the assignee shall become a Lender, shall succeed to the rights and benefits and assume the obligations of such transferor Lender hereunder and thereunder to the extent of the interest transferred.

          (c) Borrower shall (i) execute and deliver, at the request of Agent, any amendment to any Loan Document to effectuate the provisions of SECTION 11.2(B), and (ii) use its best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participations in or assignments of any of the Loan Documents or of any portion thereof or interest therein, including assistance in the preparation of appropriate disclosure documents or placement memoranda and provision of complete and correct information describing Borrower and its affairs to potential participants and assignees; provided, that Borrower shall have no
                                      --------
liability or responsibility for the accuracy or completeness of such documents, memoranda or information except to the extent the information contained therein is either (y) contained in this Agreement or any Exhibit or Schedule hereto, or
(z) otherwise required to be provided pursuant to this Agreement or any of the Loan Documents.

          (d) Upon the request of Agent, Borrower will make its senior management available to participate in meetings with Agent and Lenders from time to time at a location and at such time as may be agreed to by Borrower and Agent.

     11.3 Participations.  Any Lender may grant one or more participations in
          --------------
its interests in the Loan; provided, that (a) such Lender shall remain a
                           --------
"Lender" for all purposes under this Agreement and such participant, to the extent of such participation, shall not be a "Lender" for any purpose under this Agreement, (b) if the proposed participant is not already a Lender hereunder, then such participant shall be a bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $100,000,000 or other financial institution reasonably acceptable to Agent and Borrower, (c) any such grant of a participation shall be made in compliance with all applicable state or Federal laws, rules, and regulations, (d) any such participation shall be divided pro rata between such Lender's share of the Advances and Letter of Credit Obligations, (e) if the proposed assignee is not already a Lender hereunder, then the proposed participation shall be for a Commitment of not less than $10,000,000, and (f) no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or the Loan Documents, except to the extent such amendment or waiver would: (i) extend the final maturity date for payment of the Loans in which such participant is participating; (ii) reduce the interest rate or the amount of principal or fees applicable to the Loans in which such participant is participating; (iii) release any Guarantor or terminate any Guaranty or the Parent Guaranty except as expressly provided herein or in any Guaranty or the Parent Guaranty; or (iv) release all or substantially all of the Collateral, except as expressly provided herein. In those cases in which a Lender grants rights to its participants to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in clauses (i) through (iv) of this SECTION 11.3, the relevant participation agreements shall provide for a voting mechanism whereby a majority of the amount of such Lender's portion of the Loans (irrespective of whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Loans. In the case of any participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents entered into in connection herewith (the participant's right against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the participant relating thereto) and all amounts payable to any Lender hereunder shall be determined as if such Lender had not sold such participation. In no event shall any participant grant a participation in its participation interest in the Loans without the prior written consent of Borrower and Agent, which approval shall not be unreasonably withheld.

     11.4 Disclosure.  In connection with any assignments, participations or
          ----------
offers therefor pursuant to this SECTION 11, each Lender shall be entitled to provide to any assignee or participant or prospective assignee or participant such information pertaining to Borrower as such Lender may deem appropriate or such assignee or participant or prospective assignee or participant may request; provided, that each such assignee or participant or prospective assignee or
- - - --------
participant shall execute a confidentiality agreement, substantially in the form of EXHIBIT F.
   ---------

     11.5 Assignments and Participations as Units.  Notwithstanding anything to
          ---------------------------------------
the contrary contained in this Agreement or the other Loan Documents, no Lender or participant shall assign or sell any participation in its Proportionate Share of the Loans, except in the form of units consisting of a pro rata interest in the Advances and Letter of Credit Obligations.


12.  MISCELLANEOUS
     -------------

     12.1 Complete Agreement; Modification of Agreement.
          ----------------------------------------------

          (a) This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by Borrower and the Requisite Lenders, except as provided below.

          (b) Except to the extent otherwise provided below, this Agreement amends, restates, and supersedes the Original Credit Agreement but does not constitute an accord and satisfaction or a novation of the obligations of Borrower under the Original Credit Agreement. Without limiting the generality of the foregoing, upon the satisfaction or written waiver by Agent and each Lender of each of the conditions set forth in SECTION 3.1, all rights and obligations of Borrower and Lenders under the Original Credit Agreement shall be automatically replaced with the rights and obligations set forth herein. If for any reason, each of the conditions set forth in SECTION 3.1 are not either satisfied or waived on or before December 31, 1994, then (i) this Agreement shall terminate and be of no force and effect, (ii) all of the rights and obligations of Borrower, Agent and Existing Lenders shall be as provided under the Original Credit Agreement and the Original Loan Documents, and (iii) Lenders that were not Existing Lenders shall have no further obligations.

          (c) Except as specifically set forth in this Agreement, no amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders; provided, that (i) to the extent such amendment or waiver would: (A)
         --------
extend the maturity date or required payment date for any payment of the Loan;
(B) reduce the interest rate or the amount of principal or fees applicable to the Loan; (C) except in connection with a Qualified Borrower Public Offering, release any Guarantor or terminate any Guaranty or the Parent Guaranty, except as expressly provided herein or in any Guaranty or the Parent Guaranty; (D) change the definition of the Maximum Loan; (E) increase the borrowing percentage for Eligible Inventory set forth in the definition of Borrowing Base; (F) release all or substantially all of the Collateral; or (G) modify any provision of this SECTION 12.1 or any other provision which expressly requires the consent of all Lenders, it shall not be effective unless signed by all Lenders, (ii) the consent of Agent, the respective Managing Agent, or Issuing Lender, as the case may be, shall be required to modify any of their respective rights or duties, and (iii) no amendment that would increase or decrease the Commitment or Proportionate Share of any Lender shall be effective against such Lender without its consent, except (x) for any amendment that decreases the Commitments or

Proportionate Shares on a pro rata basis, or (y) as contemplated by SECTION 2.5(B).

     12.2 Fees and Expenses.  Borrower shall reimburse (x) Agent and each
          -----------------
Managing Agent for all reasonable out-of-pocket expenses incurred by such Person in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its counsel and advisors retained in connection with this Agreement and the other Loan Documents and the financing transaction contemplated hereby and thereby and advice in connection herewith and therewith), and (y) Agent for all reasonable out-of-pocket expenses incurred by Agent in connection with any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents. If, at any time or times, regardless of the existence of a Default or Event of Default, Agent shall employ counsel or other professional advisors, including environmental and management consultants, for advice or other representation or shall incur reasonable legal, appraisal, accounting, consulting or other costs and expenses in connection with:

          (a) any notice, amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder; or

          (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Managing Agent, Issuing Lender, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent, any Managing Agent, Issuing Lender or any Lender by virtue of the Loan Documents, including any litigation, contest, dispute, suit, case, proceeding or action (and any appeal or review) in connection with a case under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar insolvency law; provided, that
                                                             --------
Borrower shall not be liable under this SECTION 12.2(B) for any costs or expenses which are determined by a court of competent jurisdiction in a final non-appealable decision to have resulted from such Person's own gross negligence or willful misconduct; or

          (c) any attempt to enforce any rights of Agent, any Managing Agent, Issuing Lender or any Lender against Borrower or any other Person that may be obligated to Agent, any Managing Agent, Issuing Lender or any Lender by virtue of any of the Loan Documents; or

          (d) any attempt to (i) monitor the Loan, (ii) evaluate, observe, assess Borrower or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral;

then, in such event, the reasonable attorneys' and other professional and service providers' fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
SECTION 12.2, shall be payable, in accordance with SECTION 6.3, by Borrower to the respective Person or Persons entitled to reimbursement hereunder, and shall be additional Obligations secured under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants', environmental advisors', appraisers' and investment bankers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     12.3 No Waiver.  The failure of Agent, Managing Agents, Issuing Lender, or
          ---------
Requisite Lenders, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent, Managing Agents, Issuing Lender, or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Requisite Lenders of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower under this Agreement and no defaults by Borrower under any of the other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing signed by an officer of Agent, at the direction of Requisite Lenders, or, if required by SECTION 12.1(C)(I), at the direction of all Lenders, and directed to Borrower specifying such suspension or waiver.

     12.4 Remedies.  The rights and remedies of Agent or Lenders under this
          --------
Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     12.5 Severability.  Wherever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.6 Parties.  This Agreement and the other Loan Documents  shall be
          -------
binding upon, and inure to the benefit of, the successors of Borrower, Agent, Managing Agents, Issuing Lender, each Lender and the assigns, transferees and endorsees of Agent, Managing Agents, Issuing Lender and each Lender.

     12.7 Conflict of Terms.  Except as otherwise provided in this  Agreement or
          -----------------
any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     12.8 Authorized Signature.  Unless Agent has previously been notified in
          --------------------
writing by Borrower to the contrary, the signature of an officer of Borrower listed in SCHEDULE 12.8 upon any document or instrument delivered pursuant to
          -------------
this Agreement or the other Loan Documents shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

     12.9 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS
          -------------
AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE STATE OF NEW YORK, SITUATED IN THE COUNTY OF NEW YORK, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY
                                            ----- --- ----------
CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN
SECTION 12.10 OF THIS AGREEMENT, TOGETHER WITH A FACSIMILE TRANSMISSION OF SUCH SUMMONS, COMPLAINT OR OTHER PROCESS TO THE FACSIMILE NUMBERS FOR BORROWER AND ITS COUNSEL SET FORTH IN SECTION 12.10, SENT AT THE TIME SUCH SERVICE IS COMMENCED, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT, MANAGING AGENTS, ISSUING LENDER, ANY LENDER OR BORROWER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

     12.10 Notices.  Except as otherwise provided herein, whenever it is
           -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile transmission, with receipt confirmed, addressed as follows:

          (a)       If to GE Capital, in its capacity as Agent or Managing
               Agent, at:

               General Electric Capital Corporation
               501 Merritt Seven, Third Floor
               Norwalk, Connecticut  06851
               Attention: Mr. Charles D. Chiodo
               Facsimile No.: (203) 840-4560

               With copies to:

               General Electric Capital Corporation
               501 Merritt Seven, Third Floor
               Norwalk, Connecticut  06851
               Attention: Legal Counsel
               Facsimile No.: (203) 840-4520

               and

               Murphy, Weir & Butler
               101 California Street, 39th Floor
               San Francisco, California  94111
               Attention:  Dick M. Okada, Esq.
               Facsimile No.: (415) 421-7879

          (b)       If to BTCo, in its capacity as Managing Agent or Issuing
               Lender, at:

               Bankers Trust Company
               14 Wall Street
               New York, New York  10005
               Attention:  Mr. Jeffcott Ogden
               Facsimile No.:  (212) 618-2630

               With copies to:

               Dorsey & Whitney
               350 Park Avenue
               New York, New York  10022
               Attention:  Joel M. Simon, Esq.
               Facsimile No.:  (212) 888-8814

          (c)  If to Borrower, at:

               AmeriSource Corporation
               300 Chesterfield Parkway
               Malvern, Pennsylvania  19355
               Attention:  Mr. Kurt J. Hilzinger
                        Vice President and Treasurer
               Facsimile No.:  (215) 647-0141

               With copies to:

               Dechert Price & Rhoads
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, Pennsylvania  19103-2793
               Attention:  Craig L. Godshall, Esq.
               Facsimile No.: (215) 994-2222

          (d)       If to any Lender, at the Lending Office of such Lender,

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered (with receipt acknowledged), sent by facsimile transmission (with receipt confirmed), or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     12.11 Survival.  The representations and warranties of Borrower in this
           --------
Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the financing transaction described herein or related hereto.

     12.12 Section Titles.  The Section titles and Table of Contents contained
           --------------
in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     12.13 Counterparts.  This Agreement may be executed in any number of
           ------------
separate counterparts, each of which shall, collectively constitute one agreement.

     12.14 BTCo.  Each of Agent, Lenders and Borrower acknowledge that BTCo will
           ----
be acting both as a Lender under this Agreement and as a lender under the first supplement to the Receivables Pooling Agreement. Borrower may request from time to time that Lenders (a) consent to certain actions, (b) waive or amend certain provisions of the Loan Documents, or (c) take or refrain from taking other similar actions to permit or facilitate certain events in connection with the Receivables Facility Documents, all of the foregoing being subject to the requisite approval of the Lenders or Requisite Lenders, as the case may be. In connection with any vote of Lenders in respect of matters addressed by the previous sentence, for so long as BTCo is a lender under the first supplement to the Receivables Pooling Agreement, (x) BTCo shall refrain from voting, and (y) the Commitment and Loans of BTCo shall be excluded from the Total Commitments and the amount of Obligations outstanding. BTCo shall not be liable to Agent, any Lender or Borrower as a result of the operation of this SECTION 12.14.

     12.15  Designation of Senior Debt.  The Loans are senior to the obligations
            --------------------------
of Borrower under or in
respect of the Subordinated Borrower Notes and constitute, and are entitled to the benefits of, "Senior Indebtedness," as such term is defined in the Subordinated Borrower Notes and instruments creating, evidencing or governing the Subordinated Borrower Notes.

     12.16 MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION
           ---------------------------
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                         AMERISOURCE CORPORATION,
                         a Delaware corporation

                         By ___________________________

                         Name _________________________

                         Title ________________________


                         LENDERS:
                         -------

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as Agent, a Managing Agent and a Lender


                         By ___________________________
                              Charles D. Chiodo
                              Duly Authorized Signatory

                         Lending Office:

                         501 Merritt Seven, Third Floor
                         Norwalk, Connecticut 06851
                         Attention: Mr. Charles D. Chiodo
                         Facsimile No.:  (203) 840-4560


                         BANKERS TRUST COMPANY, as a Managing Agent, an Issuing Lender and a Lender

                         By ___________________________
                              Fritz Thomas
                              Vice President

                         Lending Office:

                         14 Wall Street, Third Floor
                         New York, New York  10005
                         Attention:  Mr. Fritz Thomas
                         Facsimile No.:  (212) 618-2640


                         BANKAMERICA BUSINESS CREDIT, INC., formerly known as Security Pacific Business Credit Inc., as a Co-Agent and a Lender


                         By ___________________________
                              George C. Markowsky
                              Vice President

                         Lending Office:

                         40 East 52nd Street, 2nd Floor
                         New York, New York  10022
                         Attention: Robert Beninati,
                                  Account Administrator

                         Telecopy No.: (212) 836-5172


                         HELLER FINANCIAL, INC., as a Co-Agent
                         and as a Lender


                         By ___________________________
                              Frank X. Cahill
                              Assistant Vice President

                         Lending Office:

                         101 Park Avenue, 12th Floor
                         New York, New York  10178
                         Attention: Angelina Mendoza
                         Telecopy No.: (312) 441-7341


                         BANK OF MONTREAL, as a Lender

                         By ___________________________

                         Name _________________________

                         Title ________________________


                         Lending Office:

                         115 South LaSalle Street, 12W
                         Chicago, Illinois  60603
                         Attention:  Irene M. Geller
                         Facsimile No.:  (312) 750-4314


                         BANK OF NEW YORK COMMERCIAL CORPORATION, as a Lender


                         By ___________________________
                              Anthony Viola
                              Vice President


                         Lending Office:

                         530 Fifth Avenue, 3rd Floor
                         New York, New York  10036
                         Attention: Doo Jack Louie,
                                    Assistant Vice President
                         Telecopy No.: (212) 852-4517

                         BOT FINANCIAL CORPORATION, as a Lender


                         By ___________________________
                              William R. York, Jr.
                              Vice President


                         Lending Office:

                         125 Summer Street, 4th Floor
                         Boston, Massachusetts  02110
                         Attention:  Paul Anagnostos,
                                     Operations Manager
                         Telecopy No.:  (617) 345-5250

                         with a copy to:

                         3141 Fairview Park Drive, Suite 600
                         Falls Church, Virginia  22042
                         Attention:  Kenneth A. Slavitt
                         Telecopy No.:  (703) 204-0648


                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                         as a Lender


                         By ___________________________

                         Name _________________________

                         Title ________________________


                         Lending Office:

                         1211 Avenue of Americas, 22nd Floor
                         New York, New York  10036
                         Attention: Marvin Daniels,
                                    Assistant Secretary
                                    Joseph Primm,
                                    Assistant Secretary
                         Telecopy No.: (212) 536-1329


                         CORESTATES BANK, N.A., as a Lender


                         By ___________________________

                         Name _________________________

                         Title ________________________

                         Lending Office:

                         Broad and Chestnut Streets
                         Philadelphia, Pennsylvania  19104
                         Attention: James D. Nelsen
                         Telecopy No.:  (215) 973-7814

                         THE FIRST NATIONAL BANK OF BOSTON,
                         as a Lender


                         By ___________________________
                              William C. Purinton
                              Vice President

                         Lending Office:

                         400 Perimeter Center Terrace, Suite 745
                         Atlanta, Georgia  30346
                         Attention: Pamela Petrick
                         Telecopy No.: (404) 393-4166


                         GIROCREDIT BANK AKTIENGESELLSCHAFT
                         DER SPARKASSEN, GRAND CAYMAN ISLAND
                         BRANCH, as a Lender

                         By ___________________________

                         Name _________________________

                         Title ________________________



                         Lending Office:

                         65 East 55th Street, Park Avenue Tower
                         New York, New York  10021
                         Attention:  Orlando Diaz
                         Facsimile No.:  (212) 223-0283


                         HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC., as a Lender

                         By ___________________________

                         Name _________________________

                         Title ________________________


                         Lending Office:

                         2700 Sanders Road
                         Prospect Heights, Illinois  60070
                         Attention:  Maria C. Pacios
                         Facsimile No.:  (708) 564-6238

                         LASALLE BANK, as a Lender


                         By ___________________________
                              Christopher G. Clifford
                              First Vice President

                         Lending Office:

                         120 South LaSalle Street, Suite 509
                         Chicago, Illinois  60603
                         Attention: Lourdes Reyes
                         Telecopy No.: (312) 750-6450


                         MERIDIAN BANK, as a Lender


                         By ___________________________
                              Philip Newmuis, Jr.
                              Assistant Vice President


                         Lending Office:

                         One Liberty Place, Suite 3600
                         Philadelphia, Pennsylvania  19103
                         Attention: Marie Giannone
                         Telecopy No.: (215) 854-3774


                         NATIONSBANK OF GEORGIA, N.A.,
                         as a Lender

                         By ___________________________

                         Name _________________________

                         Title ________________________

                         Lending Office:

                         600 Peachtree Street, 13th Floor
                         Atlanta, Georgia  30308
                         Attention:  Betty Mills
                         Facsimile No.:  (404) 607-6439

                         SANWA BUSINESS CREDIT CORPORATION,
                         as a Lender


                         By ___________________________
                              Peter Skavla
                              Region Credit Manager

                         Lending Office:

                         500 Glen Pointe Centre West
                         Teaneck, New Jersey  07666-6802
                         Attention: Bob Nadler
                         Telecopy No.: (201) 836-4744


                         SHAWMUT BANK, N.A.,
                         as a Lender

                         By ___________________________

                         Name _________________________

                         Title ________________________


                         Lending Office:

                         One Federal Street, OF-3203
                         Boston, Massachusetts  02211
                         Attention:  Salvatore Salzillo
                         Facsimile No.:  (617) 292-4358